As filed with the Securities and Exchange Commission on February 22, 2024.

Registration No. 333-276879

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

Amendment No 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRIVARU Holding Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3711	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2nd Floor, Regatta Office Park, West Bay Road

P.O. Box 10655

Grand Cayman, KY1-1006

Cayman Islands

+1 (888) 227-8066

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Capitol Services, Inc.

108 Lakeland Ave.

Dover DE 19901

+1 (800) 316-6660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rajiv Khanna

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, NY 10019-6022

+1 (212) 318-3168

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS FOR UP TO 9,780,001 SHARES,

OF SRIVARU HOLDING LIMITED

SUBJECT TO COMPLETION, DATED [      ], 2023

SRIVARU Holding Limited

9,780,001 Ordinary Shares

This prospectus relates to the offer and sale by the selling securityholders or their permitted transferees (collectively, the “Selling Securityholders”) of up to 9,780,001 ordinary shares, par value $0.01 per share (“Shares”), of SRIVARU Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), consisting of 9,780,001 Shares issued to certain of the Selling Securityholders named in this prospectus in connection with the Business Combination (as defined below) and related private placement.

We are registering the offer and sale of the securities held by the Selling Securityholders to satisfy certain registration rights we have granted. Subject to existing lockup or other restrictions on transfer, the Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Shares offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”

The 9,780,001 ordinary shares being offered for resale pursuant to this prospectus by the Selling Securityholders exceeds the number of ordinary shares constituting our public float and represents approximately 30.25% of our ordinary shares outstanding as of January 30, 2024 and 14.16% of our outstanding ordinary shares assuming the issuance of all 36,749,627 ordinary shares issuable upon full exercise of exchange rights and full exercise of the Warrants. The sale of such shares by the Selling Securityholders, or the perception that these sales could occur, could depress the market price of our ordinary shares. A reduction in the market price of our ordinary shares could materially and adversely affect our ability to raise capital, which in turn could adversely affect our ability to make necessary investments and, therefore, could affect our results of operations. Even if our trading price continues to trade significantly below $10.00 per share, the offering price for the units sold in MOBV’s IPO, certain of the Selling Securityholders may still have an incentive to sell our ordinary shares because they may still experience a positive rate of return on their securities due to the differences in the purchase prices described herein and the public trading price of our ordinary shares. While these Selling Securityholders may, on average, experience a positive rate of return based on the current market price of their ordinary shares, other public securityholders may not experience a similar rate of return on the ordinary shares they purchased due to differences in the purchase prices and the current trading price of our ordinary shares. Despite the closing price being $0.23 per share as of January 30, 2024, the Selling Securityholders may still experience a positive rate of return on the shares purchased by them due to the lower implied price per share at which they received or purchased their ordinary shares. For example, based on the closing price of our ordinary shares of $0.23 as of January 30, 2024, the holders of the 9,780,001 ordinary shares issued to certain third-parties (which were issued for no cash consideration but in consideration for the Selling Securityholders entering into a Non-Redemption Agreement and Securities Purchase Agreement) would experience a potential profit of up to approximately $0.23 per share, or up to approximately $2,249,400 million in the aggregate, for selling all 9,780,001 ordinary shares held by them. See “Risk Factors-The ordinary shares being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline significantly.”

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest (that receive any of the shares as a gift, distribution or other non-sale related transfer).

We will not receive any proceeds from the sale of the securities by the Selling Securityholders.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

Our Shares are listed on the Nasdaq Global Market, or “Nasdaq,” under the symbol “SVMH”. On [     ], 2023, the last reported sale price of our Shares was $[   ] per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer” as defined under the Securities and Exchange Commission, or SEC, rules and are subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary-Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2024

You should rely only on the information contained in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the Securities and Exchange Commission, or the “SEC,” by SRIVARU Holding Limited, a Cayman Islands exempted company, the “Company” or “SVH,” constitutes a prospectus of SVH under Section 5 of the Securities Act with respect to the Shares.

The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the Shares and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities through agents or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to SRIVARU Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its subsidiaries.

Unless otherwise indicated, references to a particular “fiscal year” are to SVH’s fiscal year ended March 31 of that year. SVH’s fiscal year ends on March 31 each year and its fiscal quarters are on June 30, September 30, and December 31.

References to a year other than a “Fiscal”, “FY” or “fiscal year” are to the calendar year ended December 31. References to “U.S. Dollars” and “$” in this prospectus are to United States dollars, the legal currency of the United States. References to “Indian Rupee,” “INR” and “Rs.” in this prospectus are to the Indian Rupee, the legal currency of the Republic of India. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100%. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

The information on taxation contained in this prospectus is a summary of certain tax considerations but is not intended to be a complete discussion of all tax considerations. The contents of this prospectus are not to be construed as investment, legal, or tax advice. Investors should consult their own counsel, accountant or investment advisor as to legal, tax, and related matters concerning their investment.

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EXCHANGE RATE PRESENTATION

SVH reports its financial results in U.S. Dollars, but its functional currency is Indian Rupees. Solely for the convenience of the reader, this prospectus contains translations of certain Indian Rupee amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus, all translations from Indian Rupees to U.S. Dollars are based on the rates of Rs. 83.1975 per $1.00 being the closing exchange rate published by the Reserve Bank of India as of December 31, 2023. No representation is made that the Indian Rupee amounts referred to in this prospectus could have been or could be converted into U.S. Dollars at such rates or any other rates.

FINANCIAL STATEMENT PRESENTATION

This prospectus contains:

●	the audited consolidated financial statements of SVH as of and for the years ended March 31, 2023 and 2022; and

●	the audited consolidated financial statements of SVH as of and for the period ended December 31, 2023.

Unless indicated otherwise, financial data presented in this prospectus has been taken from the audited financial statements of SVH included in this prospectus. Where information is identified as “unaudited,” it has not been subject to an audit.

SVH is a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has prepared its financial statements in accordance with U.S. GAAP denominated in U.S. Dollars. Accordingly, the audited condensed combined financial information and the comparative per share information that will be presented in this prospectus will be prepared in accordance with Article 11 of Regulation S-X and denominated in U.S. Dollars.

SVH refers in various places in this prospectus to non-U.S. GAAP financial measures, including EBITDA and EBITDA margin, which are more fully explained in “Selected Historical Financial Information—Other Financial Data”. The presentation of the non-U.S. GAAP information is not meant to be considered in isolation or as a substitute for SVH’s audited financial results prepared in accordance with U.S. GAAP.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning SVH’s industry and the regions in which it operates, including SVH’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources. SVH has not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which SVH believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While SVH believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. Forecasts and other forward-looking information obtained from third parties are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. In addition, assumptions and estimates of SVH’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “SVH Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

SVH and its respective subsidiaries (including SVM) own or have rights to trademarks and trade names that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks. All other trademarks, trade names or service marks appearing in this prospectus are, to SVH’s knowledge, the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ™ or ® symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. SVH does not intend its use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of SVH by, any other entities.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination (as defined below), the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate, as well as any information concerning possible or assumed future results of our operations.

Many factors could cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements in this prospectus, including without limitation:

●	the effect of the public listing of our securities on our business relationships, performance, financial condition and business generally;

●	the ability to maintain the listing of our securities on the Nasdaq;

●	our ability to implement business plans, forecasts, and other expectations, and identify opportunities;

●	changes adversely affecting the renewable energy industry;

●	the impact of pandemics or other adverse public health developments on our business;

●	the outcome of any legal proceedings that may be instituted against us or our directors or officers related to or arising out of the Business Combination or otherwise;

●	changes in applicable laws or regulations;

●	our ability to build our brand and consumers’ recognition, acceptance and adoption of our brand;

●	risks relating to our dependence on and use of certain intellectual property and technology;

●	general economic conditions;

●	our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing; and

●	other factors discussed under the section titled “Risk Factors” in this prospectus, which section is incorporated herein by reference.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements, we will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The foregoing list of risk factors is not exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements herein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation, except as required by law, to revise publicly any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks described in the reports we will file from time to time with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

SVH’s mission is to revolutionize two-wheeled vehicles (“TWV”) by developing premium products powered by renewable energy, which are best-in-class for safety, performance, and comfort, thereby providing the best riding experience to our customers. SVH is the holding company for 94% of the outstanding ownership interests of SVM, our primary operating subsidiary.

SVM was founded in 2018 and is currently focusing on India, the largest market for TWV where the population growing; it is younger than the global median, urbanizing rapidly, and has growing personal incomes and consumption rates. India’s infrastructure has lagged its growth, leading to traffic congestion, bad road conditions, and environmental pollution, which have compelled the government to develop policies favorable to TWV, especially Electric Two-Wheeled (“E2W”) vehicles. Consequently, demand for E2W vehicles has grown, leading SVH to develop the next generation of E2W vehicles, named “Prana™”, which means “life energy”. Prana™ is designed to offer consumers a “Fast, Fun and Safe” vehicle that is safe and comfortable to ride, and contributes to improved health and a cleaner environment.

By combining SVH’s E2W vehicle skills with its proprietary know-how and intellectual property, SVH (i) designs, engineers, and builds premium E2W vehicles, (ii) offers a unique customer experience, and (iii) has a robust product development roadmap of e-mobility products and technologies. SVH has enlisted the support of purchase financing providers to allow customers to lease their vehicles and benefit from SVH’s compelling Total Cost of Ownership.

SVH’s first product line, the Prana™, is a premium E2W vehicle that is redefining the category. This achievement is enabled by its patent-pending technology, which also results in increased safety, stability, and comfort. Prana-Grand (“Prana-Grand”) is the first variant of the Prana line of products. SVH started delivering the Prana-Grand to customers in February 2021.

The Prana’s many innovations, include superior balance, ease in riding, single-gear and clutch-free automatic direct drive in-wheel motor, dual channel braking systems that once activated, applies automatically in an optimal braking sequence, battery management, drive mode selection, which customizes the power delivered by the motor, its built-in charging system that allows the use of makes every standard 16A plug as ready to use charger outlets, proprietary integrated IT platform and process, “OmniPresence” which is a single point of contact desk to cater to customers, and its planned integrated helmet. These are among the many breakthroughs that place the Prana as the elite combination of rider experience, performance, safety, stability, and lowered total cost of ownership in the world’s largest market for TWV.

Corporate Information

SVH is considered a foreign private issuer as defined in Rule 3b-4 under the Exchange Act. SVH was incorporated in the Cayman Islands on June 16, 2021, solely to serve as the holding company for 94% of the outstanding equity of SVM. SVH is a holding company with no current operations of its own.

SVH’s registered address is 2nd Floor, Regatta Office Park, West Bay Road, PO BOX 10655, Grand Cayman KY1-1006, Cayman Islands., and its telephone number is +1 (888) 227-8066.

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Our Organizational Structure

Upon consummation of the Business Combination, MOBV became a wholly owned subsidiary of SVH. The following diagram depicts the simplified organizational structure of SVH as of the date hereof. Percentages refer to voting power of the ordinary shares held by the respective shareholders or shareholder groups.

Tax Residence

As more fully described in the section titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Tax Residence of SVH for U.S. Federal Income Tax Purposes,” we believe that, pursuant to Section 7874 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), SVH is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of SVH as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 SVH’s status as a foreign corporation for U.S. federal income tax purposes, SVH and certain SVH shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on SVH and future withholding taxes on certain SVH shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of SVH Shares and/or SVH Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Tax Residence of SVH for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Code Section 7874. Investors in SVH should consult their own advisors regarding the application of Code Section 7874.

Recent Developments

Closing of the Business Combination

On December 8, 2023 (the “Closing Date” and such closing, the “Closing”), we consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of March 13, 2023 (the “Business Combination Agreement”), by and among us, Pegasus Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”) and MOBV. As of the Closing Date, pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into MOBV (the “Merger”), with MOBV surviving the Merger as a wholly owned subsidiary of the Company (the “Business Combination”).

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In connection with the execution of the Business Combination Agreement, the Company entered into, among other arrangements, (1) exchange agreements (the “Exchange Agreements”) with certain shareholders of SVM, pursuant to which, among other things such shareholders of SVM have a right to transfer one or more of the shares owned by them in SVM to us in exchange for the delivery of Shares or cash payment, subject to the terms and conditions set forth in the Exchange Agreements, and (2) a registration rights agreement (the “Registration Rights Agreement”) with certain of its shareholders and the Sponsor.

On December 11, 2023, the Shares commenced trading on the Nasdaq under the symbol “SVMH”.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of our initial public offering, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

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Risk Factor Summary

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and the results of our operations. Such risks include, but are not limited to:

●	Our limited operating history makes evaluating its business and future prospects difficult and may increase the risk of your investment.

●	We have incurred net losses every year since its inception and expects to incur increasing expenses and losses in the foreseeable future.

●	Our forecasted operating and financial results rely in large part upon assumptions and analyses we have developed and our actual results of operations may be materially different from our forecasted results.

●	Our sales will depend in part on our ability to establish and maintain confidence in its long-term business prospects among consumers, analysts, and others within our industry.

●	We have experienced, and may in the future experience, significant delays in the design, manufacture, launch and financing of its vehicles, which could harm its business and prospects.

●	If we fail to manage our growth effectively, we may not be able to develop, manufacture, distribute, market and sell our vehicles successfully.

●	Our vehicles may not perform in line with customer expectations due to design and durability factors, and our ability to develop, market and sell or lease our products could be harmed as a result.

●	We are subject to evolving laws, regulations, standards, policies, and contractual obligations related to data privacy and security, and any actual or perceived failure to comply with such obligations could harm our reputation and brand, subject us to significant fines and liability, or otherwise adversely affect our business.

●	The loss of key personnel or an inability to attract, retain and motivate qualified personnel, particularly in full-scale commercial manufacturing operations, as well as presence of labor and union activities, may impair our ability to expand its business.

●	We may not be able to obtain, maintain, enforce and protect our intellectual property and may not be able to prevent third parties from unauthorized use of our intellectual property and proprietary technology. If we are unsuccessful in any of the foregoing, our competitive position could be harmed and it could be required to incur significant expenses to enforce its rights.

●	We may not effectively prosecute actions against third-party infringement, which could result in misappropriation of our intellectual property and could adversely affect our financial condition and results of operations.

●	A change in our tax residency could have a negative effect on our future profitability, and may trigger taxes on dividends or exit charges.

●	We may encounter difficulties in obtaining lower rates of Indian withholding income tax for dividends distributed from India.

●	Our shareholders may be subject to Indian taxes on income arising through the sale of their Shares.

●	Changes in India’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

●	The Indian EV market is still in a nascent stage and faces infrastructure and other challenges.

●	Our management team has limited experience managing a public company.

●	As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

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THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Shares.

Securities being registered for resale by the Selling Securityholders named in the prospectus	9,780,001 Shares.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Use of proceeds	All of the Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Lock-up restrictions	Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Eligible for Future Sales-Lock-Up.”

Dividend policy	We have never declared or paid any cash dividends. Our board of directors (“Board”) will consider whether or not to institute a dividend policy. We presently intend to retain our earnings for use in business operations and, accordingly, it is not anticipated that our Board will declare dividends in the foreseeable future. We have not identified a paying agent. See “Dividend Policy.”

Risk factors	Prospective investors should carefully consider the section titled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the securities offered hereby.

Market for our Shares	Our Shares are listed on the Nasdaq Capital Market under the symbol “SVMH”.

Risk Factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

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RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. As stated elsewhere in this prospectus, unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to SRIVARU Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its subsidiaries.

Risks Related to Our Business and Industry

SVH’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of your investment.

SVH has a limited operating history, and operates in a rapidly evolving market. As a result, there is limited information that investors can use in evaluating SVH’s business, strategy, operating plan, results, and prospects. Furthermore, SVH does not have experience assembling or selling a commercial product at scale. SVH’s business is capital-intensive and SVH expects to continue to incur substantial operating losses for the foreseeable future.

SVH has encountered and expects to continue to encounter risks and uncertainties frequently experienced by companies in rapidly changing markets, including risks relating to its ability to, among other things:

●	successfully scale commercial production and sales on the schedule and with the specifications SVH had planned;

●	hire, integrate and retain professional and technical talent, including key members of management;

●	continue to make significant investments in research, development, assembly, manufacturing, marketing, and sales;

●	successfully obtain, maintain, protect and enforce its intellectual property and defend against claims of intellectual property infringement, misappropriation or other violations;

●	build a well-recognized and respected brand;

●	establish and refine its commercial manufacturing capabilities and distribution infrastructure;

●	establish and maintain satisfactory arrangements with third-party suppliers;

●	establish and expand a customer base;

●	navigate an evolving and complex regulatory environment;

●	anticipate and adapt to changing market conditions, including consumer demand for certain vehicle types, models or trim levels, technological developments, and changes in competitive landscape; and

●	successfully design, build, manufacture, and market new models of electric vehicles to follow the Prana–Grand launch.

If SVH does not address these risks successfully, or if the assumptions it uses to plan and operate its business are incorrect or market conditions change, its results of operations could differ materially from its expectations and SVH’s business, financial condition and results of operations could be materially adversely affected.

SVH has incurred net losses every year since its inception and SVH expects to incur increasing expenses and losses in the foreseeable future.

SVH has incurred consolidated net losses every year since its inception, including a net loss attributable to common shareholders of approximately $3.659 million, $0.674 million and $0.382 million for the nine-month period ended December 31, 2023 and the years ended March 31, 2023 and 2022, respectively. As of December 31, 2023 and March 31, 2023, SVH’s consolidated accumulated deficit was approximately $4.445 million and $0.971 million, respectively. SVH expects to continue to incur substantial losses and to increase expenses in the foreseeable future.

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If SVH’s product development or commercialization is delayed, SVH’s costs and expenses may be significantly higher than it currently expects. Because SVH will incur the costs and expenses from these efforts before it receives any incremental revenues with respect thereto, SVH expects to incur losses in future periods. SVH’s ability to generate product revenues will depend on its ability to scale commercial production of the Prana Grand, and start production of its products in volume, which it does not expect will occur until the first half of 2024. If SVH is delayed or unable to achieve production in scale or if production is less efficient than expected, SVH’s financial results may be materially adversely affected.

SVH may be unable to adequately control the costs associated with its operations.

SVH will require capital to develop and grow its business. SVH has incurred and expects to continue to incur expenses as its builds its brand and markets its vehicles; expenses relating to developing and assembling its vehicles, tooling and expanding its assembly facilities; research and development expenses; raw material procurement costs; and general and administrative expenses as it scales its operations and incurs the costs of being a public company. SVH expects to incur costs servicing and maintaining customers’ vehicles, including establishing its service operations and facilities. SVH does not have a record of forecasting and budgeting for any of these expenses, or monitoring actual versus forecast numbers, and these expenses could be higher than SVH currently anticipates. In addition, any delays in the production of Prana–Grand and the production of its other products, obtaining necessary equipment or supplies, expansion of SVH’s assembly facilities, or the procurement of permits and licenses relating to SVH’s assembly, products, sales and distribution could significantly increase SVH’s expenses. In such events, SVH could be required to seek additional financing earlier than it expects, and such financing may not be available on commercially reasonable terms, or at all. SVH’s ability to become profitable in the future will depend on its ability not only to control costs, but also to sell in quantities and at prices sufficient to achieve its expected margins. If SVH is unable to cost-efficiently design, manufacture, market, sell, distribute and service its vehicles, its margins, profitability and prospects would be materially adversely affected.

SVH has sold only a limited number of vehicles and has received limited reservations for additional Prana-Grand units, all of which may be cancelled.

As of March 31, 2023, SVH had sold more than 160 vehicles. Since the launch of the Prana–Grand, SVH has received reservations for approximately 12,000 units, however, SVH has not taken deposits to secure reservations and its customers may cancel their reservations at any time and for any reason, until they place orders for their vehicle. Any delays in the current production line of the Prana-Grand could result in customer cancellations. No assurance can be given that reservations will not be cancelled and will ultimately result in the final sale and delivery of vehicles. Accordingly, the number of current reservations should not be considered a reliable indicator of demand for SVH’s vehicles, or for future vehicle sales. The cancellation of the reservations could materially negatively impact SVH’s results of operation and financial conditions.

SVH’s forecasted operating and financial results rely in large part upon assumptions and analyses it has developed and SVH’s actual results of operations may be materially different from its projections.

The projections prepared by SVH in November 2022 and revised in February and March 2023 that previously appeared in the proxy statement/prospectus regarding the Business Combination (the “Projections”) reflect SVH’s targets for future performance required to earn the Earn Out Shares under the Business Combination Agreement and incorporate certain financial and operational assumptions based on information available at the time the forecasts were made. None of the Projections were prepared with a view toward public disclosure other than to certain parties that were involved in the Business Combination. The Projections were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of SVH.

Whether actual operating and financial results and business developments will be consistent with the expectations and assumptions reflected in the Projections depends on a number of factors, many of which are outside of SVH’s control. If SVH fails to meet its own financial or operating forecasts or those of securities analysts, the value of SVH’s shares could be significantly adversely affected.

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The TWV market is highly competitive, and SVH may not be successful in competing in this industry.

The global TWV market is highly competitive, and SVH expects it will become even more so in the future as additional vendors enter the market within the next several years. E2W manufacturers with which SVH competes include existing manufacturers in India, as well as an increasing number of international entrants. SVH also competes with established premium TWV vendors, many of which have entered or have announced plans to enter the E2W market. Many of SVH’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing, and other resources than SVH does, and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, servicing, and support of their products. In addition, many of these companies have longer operating histories, greater name recognition and branding, larger and more established sales forces, broader customer and industry relationships and other resources than SVH does. SVH’s competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market, and sell their products more effectively. SVH expects competition in its industry to significantly intensify in the future in light of increased demand for E2W vehicles, continuing globalization, favorable governmental policies and consolidation in the worldwide automotive industry. SVH’s ability to successfully compete in its industry will be fundamental to its future success. There can be no assurance that SVH will be able to compete successfully in the global TWV markets.

The TWV industry has significant barriers to entry that SVH must overcome in order to manufacture and sell E2W at scale.

The TWV industry is characterized by significant barriers to entry, including large capital requirements, costs of designing, manufacturing, and distributing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, safety and regulatory requirements, establishing a brand name and image, and the need to establish sales and service locations. Since SVH is focused on the design of E2W, it faces various challenges to entry that a traditional vehicle manufacturer would not encounter, including additional costs of developing and producing an electric powertrain that has comparable performance to an internal combustion engine, or ICE, lack of experience with servicing electric vehicles, regulations associated with the transport and storage of batteries, the need for charging infrastructure, and other challenges that may arise for a nascent product. While SVH has assembled and delivered more than 160 units of the Prana-Grand, it has not begun mass assembly or deployed a nation-wide sales and service network. If SVH is not able to overcome these barriers, its business, prospects, results of operations and financial condition will be negatively impacted, and its ability to grow its business will be harmed.

SVH will initially depend on revenue generated from a single model and, in the foreseeable future, will be significantly dependent on a limited number of models.

SVH will initially depend on revenue generated from a single vehicle model, the Prana-Grand, and in the foreseeable future, will be significantly dependent on a single or limited number of models. Although SVH has other vehicle models on its product roadmap, it currently does not expect to introduce another vehicle model for sale until 2024, at the earliest. SVH expects to rely on sales from the Prana-Grand, among other sources of financing, for the capital that will be required to develop and commercialize those subsequent models. If production of the Prana-Grand is delayed or reduced, or if the Prana-Grand is not well-received by the market for any reason, SVH’s revenue and cash flow would be adversely affected, and it may need to seek additional financing earlier than it expects. Such financing may not be available to it on commercially reasonable terms, or at all.

SVH’s sales will depend in part on its ability to establish and maintain confidence in its long-term business prospects among consumers, analysts, and others within its industry.

Consumers may be less likely to purchase SVH’s products if they do not believe that its business will succeed or that its operations, including service and customer support operations, will endure. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with SVH if they are not convinced that its business will succeed. Accordingly, to build, maintain and grow its business, SVH will be required to establish and maintain confidence among customers, suppliers, financing sources, and other parties with respect to its liquidity and long-term business prospects. Maintaining such confidence may be difficult as a result of many factors, including SVH’s limited operating history, others’ unfamiliarity with its products, uncertainty regarding the future of electric vehicles, any delays in scaling production, delivery and service operations to meet demand, competition, and SVH’s production and sales performance compared with market expectations. Many of these factors are largely outside of SVH’s control, and any negative perceptions about SVH’s long-term business prospects, even if exaggerated or unfounded, would likely harm its business and make it more difficult to raise additional capital in the future. In addition, as discussed above, a significant number of new electric vehicle companies have recently entered the market. If these new entrants or other manufacturers of electric vehicles go out of business, produce vehicles that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, including SVH, and further challenging customers’, suppliers’, and analysts’ confidence in SVH’s long-term prospects.

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SVH’s ability to generate meaningful product revenue will depend on consumers’ demand for electric vehicles.

SVH is focused on E2W and, accordingly, its ability to generate meaningful product revenue will depend on demand for E2W vehicles. If the market for E2W vehicles does not develop as SVH expects or develops more slowly than it expects, or if there is a decrease in consumer demand for E2W vehicles, SVH’s business, prospects, financial condition and results of operations will be negatively affected. The market for E2W vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, competition, evolving government policies and regulation (including government incentives and subsidies) and industry standards, frequent new vehicle announcements, and changing consumer demands and behaviors. Any changes in the industry could negatively affect consumer demand for E2W vehicles in general and for SVH’s vehicles in particular.

Volatility in demand may lead to lower vehicle unit sales, which may result in downward price pressure and adversely affect SVH’s business, prospects, financial condition and results of operations. Further, sales of vehicles tend to be cyclical in many markets, which may expose SVH to increased volatility, especially as it expands its operations and retail strategies.

Developments in E2Ws or alternative fuel technologies or improvements in the internal combustion engine may adversely affect the demand for SVH’s vehicles.

SVH may be unable to keep up with changes in E2W technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. Significant developments in alternative technologies, such as alternative battery technologies, hydrogen fuel cell technology, advanced gasoline, biofuels, natural gas, or improvements in the fuel economy of the internal combustion engine, may adversely affect SVH’s business and prospects in ways it does not currently anticipate. Existing and other battery technologies, fuels or sources of energy may emerge as customers’ preferred alternative to the technologies utilized in SVH’s E2W vehicles. Any failure by SVH to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay its development and introduction of new and enhanced E2W vehicles, which could result in the loss of competitiveness of its vehicles, decreased revenue and a loss of market share to competitors. In addition, SVH expects to compete in part on the basis of its vehicles’ range, efficiency, charging speeds, and performance. Improvements in the technologies offered by competitors could reduce demand for SVH’s vehicles. As technologies change, SVH plans to upgrade or adapt its vehicles and introduce new models that reflect such technological developments, but its vehicles may become obsolete, and its research and development efforts may not be sufficient to adapt to changes in alternative fuel and E2W technologies. Additionally, as new companies and larger, existing vehicle manufacturers enter the E2W market, SVH may lose any technological advantage it may have and suffer a decline in its competitive position. Any failure by SVH to successfully anticipate or react to changes in technologies or the development of new technologies could materially harm its competitive position and growth prospects.

Extended periods of low gasoline or other fossil fuel prices could adversely affect demand for SVH’s vehicles, which would adversely affect its business, prospects, results of operations and financial condition.

A portion of the current and expected demand for electric vehicles results from government policies, regulations and economic incentives promoting fuel efficiency and alternative forms of energy, concerns about climate change resulting in part from the burning of fossil fuels and concerns about volatility in the cost of gasoline and other petroleum-based fuel, and the sourcing of oil from unstable or hostile countries. If the cost of gasoline and other petroleum-based fuel decreases and remains deflated for extended time periods, the outlook for the long-term supply of oil improves, the government eliminates or modifies its policies, regulations or economic incentives related to fuel efficiency and alternative forms of energy, or there is a change in the perception that the burning of fossil fuels negatively impacts the environment, the demand for electric vehicles, including SVH’s vehicles, could be reduced, and SVH’s business and revenue may be negatively impacted.

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SVH may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the grants, loans and other incentives for which it may apply. As a result, SVH’s business and prospects may be adversely affected.

SVH anticipates that in the future there may be new opportunities for it to apply for grants, loans, and other incentives from governments in jurisdictions in which it will operate, designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies. SVH’s ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of SVH’s applications to participate in such programs. The application process for these funds and other incentives will likely be competitive. SVH cannot assure you that it will be successful in obtaining any of these grants, loans and other incentives. If SVH is not successful in obtaining any of these additional incentives and it is unable to find alternative sources of funding to meet its planned capital needs, SVH’s business and prospects could be materially adversely affected.

SVH faces risks associated with international operations, including unfavorable regulatory, political, tax and labor conditions, which could adversely impact its business.

SVH anticipates having operations and subsidiaries in more countries and markets that will be subject to the legal, political, regulatory and social requirements and economic conditions in those jurisdictions. SVH also intends to expand its sales, maintenance and repair services and its assembly activities outside India. However, SVH has no experience assembling, selling or servicing its vehicles other than in India, and such expansion would require it to make significant capital and operating expenditures, including establishing facilities, hiring local employees, and setting up distribution and supply chain systems, in advance of generating any revenues. Other risks associated with international business activities include but are not limited to conforming SVH’s vehicles to various regulatory and safety requirements in jurisdictions outside India, difficulties in establishing international assembly operations, difficulties in attracting customers in new markets, foreign taxes, permit and labor requirements and regulations, trade restrictions and regulations, changes in diplomatic and trade relationships, and fluctuations in foreign currency exchange rates and interest rates. If SVH fails to successfully address these risks, its business, prospects, results of operations and financial condition could be materially harmed.

Uninsured losses could result in payment of substantial damages, which would decrease SVH’s cash reserves and could harm its cash flow and financial condition.

In the ordinary course of business, SVH may be subject to losses resulting from product liability, accidents, acts of God, and other claims against it, for which it may have no insurance coverage. While SVH currently carries liability insurance policies that it deems appropriate for its business, it may not maintain as much insurance coverage as other original equipment manufacturers do, and in some cases, it may not maintain any at all. Additionally, the policies it has may include significant deductibles, and SVH cannot be certain that its insurance coverage, including the directors’ and officers’ insurance policies that SVH will purchase, will be sufficient to cover all or any future claims against it. A loss that is uninsured or exceeds policy limits may require SVH to pay substantial amounts, which could adversely affect its financial condition and results of operations. Further, insurance coverage may not continue to be available to SVH or, if available, may be at a significantly higher cost, especially if insurance providers perceive any increase in SVH’s risk profile in the future.

The ongoing Russian military action in Ukraine could adversely affect SVH’s business, financial condition and operating results.

Global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military incursion by Russia in Ukraine. On February 24, 2022, Russian military forces launched a military action in Ukraine, and since then sustained conflict and disruption in the region has occurred and is likely to continue. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict has led to and could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage.

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While SVH does not currently have operations in Ukraine, Russia or Belarus, it is nevertheless actively monitoring the situation in Ukraine and assessing its impact on our business, including our business partners and customers. To date SVH has not experienced any material interruptions in our infrastructure, supplies, technology systems or networks needed to support our operations. SVH has no way to predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus as the conflict, and any resulting government reactions, are rapidly developing and beyond our control. The extent and duration of the military action, sanctions and resulting market and/or supply disruptions could be significant and could potentially have substantial impact on the global economy and our business for an unknown period of time. Any of the above factors could negatively affect SVH’s business, financial condition and operating results. Any such disruptions may also magnify the impact of other risks described in this prospectus.

In addition, there may be an increased risk of cyberattacks by state actors due to the current conflict between Russia and Ukraine. Any increase in such attacks on us or our systems could adversely affect our network systems or other operations. Although we maintain cybersecurity policies and procedures to manage risk to our information systems and, continuously adapt our systems and processes to mitigate such threats, we may not be able to address these cybersecurity threats proactively or implement adequate preventative measures and there can be no assurance that we will promptly detect and address any such disruption or security breach, if at all. See “Risk Factors—Any unauthorized control, manipulation, interruption, or compromise of, or access to, SVH’s products or information technology systems could result in loss of confidence in SVH and its products, fines or other sanctions by regulators, harm SVH’s business and materially adversely affect its financial performance, results of operations or prospects.”

Climate changes and the occurrence of natural disasters may adversely affect our business, financial condition and results of operations.

Natural calamities such as earthquakes, excessive rains, monsoons, floods, droughts, tsunamis, and adverse and unusual weather patterns have occurred globally in the past few years. The extent and severity of these natural disasters determine their impact on the global economy, which may adversely affect SVH’s business operations and financial position. In particular, excessive rains and floods often result in electricity becoming unavailable across large areas and for extended periods of time, which could lead to unavailability of electricity at charging stations. Additionally, excessive rains and floods, can also cause significant health hazards as submerged vehicles can lead to debilitating electrical shocks and short circuits.

Risks Related to Manufacturing and Supply Chain

SVH has experienced, and may in the future experience, delays in the design, manufacture, launch and financing of its vehicles, and supply chain issues arising from its reliance on third-party suppliers for many key components, which could harm its business and prospects.

SVH is in the early-stage production of the Prana-Grand vehicles and in the development stage of the Prana-Elite vehicles. Production of the Alive scooter is not expected to begin until 2024 and may occur later or not at all. Any delay in the financing, design, manufacture and launch of SVH’s product lines could materially damage SVH’s business, prospects, financial condition and results of operations. Prior to mass production of its electric vehicles, SVH will also need the vehicles to be fully approved for sale in its intended markets. If SVH fails to scale up the production of Prana-Grand, its first product, its growth prospects could be adversely affected.

Furthermore, SVH relies on third-party suppliers for many of the key components and materials used in its vehicles. To the extent SVH’s suppliers experience any delays in providing SVH with necessary components, SVH could experience delays in bringing its vehicles to market. Likewise, SVH may encounter delays with the design, construction and regulatory or other approvals necessary to expand its India assembly facilities, or other future assembly facilities. Any significant delay or other complication in the production ramp of the Prana-Grand or the development, manufacture, launch and production ramp of SVH’s future products and services, could materially damage SVH’s brand, business, prospects, financial condition and results of operations. The continued development of and the ability to start manufacturing SVH’s vehicles are and will be subject to risks, such as the ability to finalize product specifications; secure necessary funding; obtain required regulatory approvals and certifications; and secure necessary components, services, or licenses on acceptable terms and in a timely manner.

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If our electric vehicle owners modify our electric vehicles, regardless of whether third-party aftermarket products are used, the electric vehicle may not operate properly, which may create negative publicity and could harm our business.

Vehicle enthusiasts may seek to alter SVH’s electric vehicles to modify their performance which could compromise vehicle safety and security systems. Also, customers may customize their electric vehicles with aftermarket parts that can compromise rider safety. SVH does not test, nor does it endorse, such changes or products. In addition, customers may attempt to modify SVH’s electric vehicles’ charging systems or use improper external cabling or unsafe charging outlets that can compromise the vehicle systems or expose our customers to injury from high-voltage electricity. Such unauthorized modifications could reduce the safety and security of SVH’s electric vehicles and any injuries resulting from such modifications could result in adverse publicity, which would negatively affect SVH’s brand and thus harm its business, prospects, financial condition and operating results.

If SVH fails to manage its growth effectively, it may not be able to develop, manufacture, distribute, market and sell its vehicles successfully.

Any failure to manage SVH’s growth effectively could materially and adversely affect its business, prospects, results of operations and financial condition. SVH intends to expand its operations significantly, and intends to hire a significant number of additional personnel, including design and manufacturing personnel and service technicians. Because its vehicles are based on a different technology platform than ICE vehicles, individuals with sufficient training in electric vehicles may not be readily available and as a result, SVH may need to expend significant resources training the employees it will hire. Competition for individuals with experience designing, manufacturing, and servicing electric vehicles is intense, and SVH may not be able to attract, integrate, train, motivate or retain additional qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could harm SVH’s business and prospects. In addition, SVH has no experience in high volume manufacturing of its vehicles. SVH cannot assure you that it will be able to develop efficient, automated, low-cost manufacturing capabilities and processes, and reliable sources of component supply that will enable it to meet the quality, price, engineering, design, and production standards, as well as the production volumes it anticipates, and SVH may not be able to achieve economies of scale required to successfully and profitably market its vehicles. Any failure to develop such manufacturing processes and capabilities within SVH’s projected costs and timelines could stunt its future growth and impair its ability to produce, market, service, and sell its vehicles successfully.

Financial service providers may be unable to offer attractive leasing and financing options for SVH’s vehicles, which would adversely affect consumer demand.

While purchase financing for SVH’s vehicles is available in India, increasing the financing facilities to support SVH’s sales could take additional time or not occur. SVH is working on establishing a nation-wide network of providers to offer vehicle loan programs, however, SVH currently has agreements in place with a small number of financing sources. SVH can provide no assurance that third-party financing sources would be able or willing to provide purchase financing on terms acceptable to SVH’s customers, or at all. Furthermore, because SVH has sold a limited number of vehicles and no secondary market for its vehicles exists, the future resale value of SVH’s vehicles is difficult to predict, and the possibility that resale values could be lower than SVH expects, or that no resale market emerges, increases the difficulty of obtaining third-party financing on terms that appeal to potential customers. SVH believes that its ability to access additional markets will depend on the availability of attractive leasing and financing options, and if SVH is unable to make available to its customers attractive options to finance the purchase or lease of its vehicles, such failure could substantially reduce the addressable market and decrease demand for SVH’s vehicles.

SVH’s business and prospects depend significantly on the “Prana” brand.

SVH’s business and prospects will depend on its ability to develop, maintain and strengthen the “Prana” brand associated with premium products and technological excellence. Promoting and positioning its brand will likely depend significantly on SVH’s ability to provide a consistently premium customer experience, an area in which it has limited experience. To promote its brand across multiple geographies, SVH may be required to change its customer development and branding practices and develop local content, which could result in substantially higher expenses, including the need to use traditional media such as television, radio and print advertising. In particular, any negative publicity, whether or not true, can quickly proliferate on social media and harm consumer perception and confidence in SVH’s brand. SVH’s ability to successfully position its brand could also be adversely affected by perceptions about the quality of its competitors’ vehicles or its competitors’ success. For example, certain of SVH’s competitors have been subject to significant scrutiny for incidents involving their battery fires, which could result in similar scrutiny of SVH.

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In addition, from time to time, SVH’s vehicles may be evaluated and reviewed by third parties. Any negative reviews or reviews which compares SVH unfavorably to competitors could adversely affect consumer perception about its vehicles and reduce demand for its vehicles, which could have a material adverse effect on SVH’s business, results of operations, prospects and financial condition.

SVH’s products may not meet customer expectations due to design, performance, or durability factors, and its ability to develop, market and sell or lease its products could be harmed as a result.

SVH’s products may not perform in line with customers’ expectations. For example, the vehicles may not have the durability or longevity, and may not be as easy and convenient to maintain and repair as other vehicles on the market. Although SVH will attempt to remedy any issues it observes in its products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of its customers. Further, if certain features of SVH’s products take longer than expected to become available, are legally restricted or become subject to additional regulation, SVH’s ability to develop, market and sell its products and services could be harmed.

SVH’s vehicles may contain product or design defects, which could have a material adverse impact on SVH’s business, financial condition, operating results and prospects.

SVH’s vehicles include certain features of its modular system, mode function, advanced sequential combined braking system, and energy management software. SVH plans to add features in the future to its new models, as well as by upgrading the software of its current models. SVH’s products may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. Its current features or future enhancements may not perform in line with expectations. While SVH performs extensive internal testing of its vehicles’ software and hardware systems, and has successfully sold vehicles with those systems, given SVH’s limited operating history, it has a limited frame of reference by which to evaluate the long-term performance of its systems and vehicles. SVH may not be able to detect and fix any defects in the vehicles prior to their sale. Any product or design defects or any other failure of SVH’s vehicles to perform as expected could harm SVH’s reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to its brand and reputation, and significant warranty and other expenses. All of the foregoing could negatively affect SVH’s business, prospects, results of operations and financial condition.

The battery efficiency and the range of the vehicles will decline over time, which may affect consumers’ purchasing choices and can negatively impact SVH’s business and financial conditions.

Even if its vehicles function as designed, all battery-powered vehicles lose efficiency, and hence range, over time. Other factors, such as usage, time and charging patterns, may also impact the battery’s ability to hold a charge, or could require SVH to limit vehicles’ battery charging capacity, including via over-the-air or other software updates, which could further decrease SVH’s vehicles’ range. Current battery technology may limit SVH’s ability to improve the performance of its battery packs, or increase its vehicles’ range, in the future. Any such battery deterioration or capacity limitations and related decreases in range may negatively impact SVH’s brand and reputation and lead to customer complaints or warranty claims, and its business, prospects, results of operations and financial condition could be materially harmed.

Adequate charging solutions for SVH’s vehicles may affect demand for its products.

Demand for SVH’s vehicles may depend in part on the availability of charging infrastructure. While the prevalence of charging stations has been increasing, charging station locations are significantly less widespread than gas stations. Although SVH designed a standard 16Amp charger into the Prana product line, which allows ubiquitous charging, the charging infrastructure available to its customers may be insufficient to meet their needs or expectations. Some potential customers may choose not to purchase SVH’s E2W because of the lack of a more widespread charging infrastructure.

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SVH has only limited experience servicing its vehicles and their integrated software. If SVH or its partners are unable to adequately service its vehicles, SVH’s business, prospects, financial condition, and results of operations may be materially adversely affected.

Because SVH does not plan to begin large-scale commercial production of the Prana-Grand until 2023, SVH has only limited experience servicing or repairing its vehicles. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. In addition, SVH plans to partner with certain third parties to perform some of the service on SVH’s vehicles, and there can be no assurance that SVH will be able to enter into acceptable arrangements with any such third-party providers. Further, although such servicing partners may have experience in servicing other electric vehicles, they will initially have no experience in servicing SVH’s vehicles. There can be no assurance that SVH’s service arrangements will adequately address the service requirements of its customers to their satisfaction, or that SVH and its servicing partners will have sufficient resources, experience, or inventory to meet these service requirements in a timely manner as the volume of vehicles SVH delivers increases. This risk is enhanced by SVH’s limited operating history and its limited data regarding its vehicles’ real-world reliability and service requirements. In addition, if SVH is unable to roll out and establish a widespread service network that provides satisfactory customer service, its customer loyalty, brand and reputation could be adversely affected, which in turn could materially adversely affect its sales, results of operations, prospects and financial condition.

SVH’s customer support team may not grow quickly enough as the company expands, which could limit its growth, result in increased costs, and negatively affect SVH’s results of operations.

SVH’s customers will depend on SVH’s customer support team to resolve technical and operational issues relating to the software integrated into its vehicles, a large portion of which SVH has developed in-house. As SVH grows, its customer support team and service network may be required to address a growing number of issues, and SVH may be unable to accommodate short-term increases in customer demand for technical support. SVH also may be unable to modify the future scope and delivery of its technical support to compete with the technical support provided by its competitors. If SVH is unable to successfully address the service requirements of its customers, or if the market perceives that it does not maintain high-quality support, its brand and reputation could be adversely affected, and it may be subject to claims from its customers, which could result in loss of revenue or damages, and its business, results of operations, prospects and financial condition could be materially adversely affected.

Insufficient reserves to cover future warranty or part replacement needs or other vehicle repair requirements, including any potential software upgrades, could materially adversely affect SVH’s business, prospects, financial condition and results of operations.

Since the commencement of commercial production in 2021, SVH has been providing and will continue to provide its manufacturer’s warranty on all vehicles it sells. SVH has been maintaining and will need to continue maintaining reserves to cover part replacement and other vehicle repair needs, including any potential software upgrades. Warranty reserves will include the SVH management team’s best estimate of the projected costs to repair or to replace items under warranty. Such estimates are inherently uncertain, particularly, in light of SVH’s limited operating history and the limited field data available to it, and changes to such estimates based on real-world observations may cause material changes to SVH’s warranty reserves in the future. SVH may become subject to significant and unexpected expenses as well as claims from SVH’s customers, including loss of revenue or damages. There can be no assurances that the warranty reserves will be sufficient to cover all claims. In addition, if future laws or regulations impose additional warranty obligations on SVH that go beyond SVH’s manufacturer’s warranty, SVH may be exposed to higher warranty, parts replacement and repair expenses than it expects, and its reserves may be insufficient to cover such expenses. If SVH’s reserves are inadequate to cover future warranty claims and maintenance requirements, its business, prospects, financial condition, and results of operations could be materially adversely affected.

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If SVH’s assembly facilities become inoperable, it will be unable to produce its vehicles within its current and anticipated time and cost structure and its business will be harmed.

SVH’s assembly plans contemplate that its facilities may need to be expanded or new production lines may need to be set up. SVH may not be able to expand its facilities or production lines in a timely and cost-effective manner, or within its budgeted expenditures, which could adversely impact SVH’s sales and profitability. Additionally, if incremental external financing would be required for expansion, such financing may not be obtained on favorable terms, or at all. These risks could be exacerbated because SVH may invest in production and assembly facilities to support its production processes, which differ substantially from ICE vehicle production processes for which expertise is more readily available. SVH will also need to hire and train a significant number of additional employees and integrate a yet-to-be-fully-developed supply chain to scaleup commercial production at its facilities, and SVH may fail to scale up commercial production on schedule. If any of SVH’s assembly facilities do not conform to its requirements, repair or remediation may be required, and SVH could be required to take production offline, delay implementation of its planned growth, construct alternate facilities, outsource manufacturing, or bear substantial additional costs including potentially costly litigation costs. SVH’s insurance policies or other recoveries may not be sufficient to cover all or any of such costs. Any of the foregoing consequences could have a material adverse effect on SVH’s business, prospects, results of operations and financial condition.

SVH must develop complex software and technology systems, including in coordination with vendors and suppliers, to produce its products, and there can be no assurance such systems will be successfully developed.

SVH’s vehicles use and will continue to use a substantial amount of third-party and in-house software and complex technological hardware to operate, some of which is subject to further development and testing. The development and implementation of such advanced technologies is inherently complex, and SVH will need to coordinate with its vendors and suppliers in order to integrate such technology into its products and ensure these technologies interoperate with other complex systems as designed and as expected. SVH may fail to detect defects and errors in the software and technologies, and its control over the performance of third-party services and systems may be limited. Any defects or errors in, or which adversely affect the safety, performance or cost of its products, could result in delayed production and delivery of SVH’s vehicles, damage to SVH’s brand or reputation, increased service and warranty costs and legal action by customers or third parties, including product liability claims, among other things, which could negatively impact the financial results of SVH.

SVH’s facilities or operations could be adversely affected by events outside of its control, such as natural disasters, wars, health epidemics or pandemics, or security incidents.

SVH may be impacted by natural disasters, wars, health epidemics or pandemics, or other events outside of its control. If major disasters such as earthquakes, wildfires, monsoons, floods, or other events occur, or the information system or communications network used by SVH malfunctions, its headquarters and assembly facilities may be seriously damaged, or SVH may have to stop or delay production and shipment of its products. In addition, SVH may in the future be adversely affected as a result of health epidemics or pandemics. Furthermore, SVH could be impacted by physical security incidents at its facilities, which could result in significant damage to such facilities that could require SVH to delay or discontinue production. SVH may incur significant expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, results of operations and financial condition.

If SVH updates or discontinues the use of its assembly equipment more quickly than expected, it may have to shorten the useful lives of any equipment to be retired as a result of any such update, and the resulting acceleration in SVH’s depreciation or amortization could negatively affect its financial results.

SVH expects to invest significantly in tools, machinery, and other assembly equipment, and SVH will depreciate the cost of such equipment and amortize its investment in intangible assets over their expected useful lives. However, assembly technology and intangible assets evolve rapidly, and SVH may decide to update its assembly processes more quickly than expected. Moreover, as SVH initiates and accelerates the commercial production of its vehicles, SVH’s experience may cause it to discontinue the use of some equipment or discontinue the use of certain intangible assets. The useful life of any assets that would be retired sooner than expected would be shortened, causing the depreciation and amortization on such assets to be accelerated, and SVH’s results of operations could be negatively impacted.

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SVH’s vehicles utilize lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame and could negatively affect SVH’s business.

The battery packs within SVH’s vehicles utilize lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. While SVH’s lithium ferro-phosphate (LFP) based packs do not emit flames, and SVH has introduced a new battery design which passively contains a single cell’s release of energy, failure of its vehicles’ battery packs may occur. Any such events or failures of SVH’s vehicles, battery packs or warning systems could subject SVH to lawsuits, product recalls, or redesign efforts. Also, negative public perceptions regarding the suitability of lithium-ion cells for mobility applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve SVH’s vehicles, could seriously harm SVH’s business and reputation. Once SVH scales up manufacturing its vehicles SVH will need to store a significant number of lithium-ion cells at its facilities. Any mishandling of battery cells, safety issues, or fire related to the cells could disrupt its operations and lead to adverse publicity and potentially a safety recall. In addition, any failure to comply with the relevant regulations could result in fines, loss of permits and licenses, or other regulatory consequences. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for SVH and its products. All of the foregoing could negatively affect SVH’s brand and harm SVH’s business, prospects, results of operations and financial condition.

Risks Related to Cybersecurity and Data Privacy

Any unauthorized control, manipulation, interruption, or compromise of, or access to, SVH’s products or information technology systems could result in loss of confidence in SVH and its products, fines or other sanctions by regulators, harm SVH’s business and materially adversely affect its financial performance, results of operations or prospects.

SVH’s operations depends upon continued development, maintenance and improvement of its information technology and communication systems, such as systems for product data management, procurement, inventory management, production planning and execution, sales, service and logistics. If these systems or their functionality do not operate as SVH expects them to or conform to any new regulatory requirements, SVH may be required to expend significant resources to make corrections or find alternative sources for performing these functions. The technological complexity of SVH’s products and systems, and any updates to such, may increase the risk of a potential compromise or breach of the measures that SVH or its third-party service providers employ.

If SVH is unable to protect its systems (and the information stored in its systems) from unauthorized access, use, disclosure, disruption, modification, destruction or other breach, such problems or security breaches could have negative consequences for SVH’s business and prospects. This type of breach can lead to losses, fines, penalties, damages, loss of reputation, or liabilities under SVH’s contracts or applicable laws and regulations. There would be additional costs to respond to breach and other unauthorized disclosure including investigations and to remedy such incidents. In addition, SVH may be mandated by laws, regulations or contractual obligations to notify individuals, regulatory authorities and other third parties in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, penalties or fines, litigation and SVH’s customers losing confidence in the effectiveness of SVH’s security measures. SVH may not have adequate insurance coverage to cover losses associated with such breach or incidents, if any. In addition, SVH cannot assure that its existing insurance coverage will continue to be available on acceptable terms or that its insurers will not deny coverage as to any future claim.

Any of the foregoing could materially adversely affect SVH’s business, prospects, results of operations and financial condition.

SVH is subject to evolving laws, regulations, standards, policies, and contractual obligations related to data privacy and security, and any actual or perceived failure to comply with such obligations could harm SVH’s reputation and brand, subject SVH to significant fines and liability, or otherwise adversely affect its business.

In the course of its operations, SVH collects, uses, stores, discloses, transfers, and otherwise processes personal information from its customers, employees, and third parties with whom SVH conducts business, including names, accounts, user IDs and passwords, and payment or transaction related information. Additionally, SVH will use its vehicles’ electronic systems to log information about each vehicle’s use, such as charge time, battery usage, mileage, location and the drivers’ behavior, in order to aid it in vehicle diagnostics, repair and maintenance, as well as to help SVH customize and improve the driving and riding experience. Accordingly, SVH is subject to or affected by a number of Indian and international laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security. These laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse impact on SVH’s business, financial condition and results of operations.

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Compliance with applicable privacy and data security laws, regulations and standards is a rigorous and time-intensive process, and SVH may be required to put in place additional mechanisms to comply with such, which could cause SVH to incur substantial costs or require SVH to change its business and data practices in a manner adverse to its business.

The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. SVH may not be able to monitor and react to all developments in a timely manner.

Risks Related to SVH’s Employees and Human Resources

The loss of key personnel or an inability to attract, retain and motivate qualified personnel, particularly in full-scale commercial manufacturing operations, as well as presence of labor and union activities, may impair SVH’s ability to expand its business.

SVH’s success depends upon the continued service and performance of its senior management team and key technical personnel. SVH’s employees, including SVH’s senior management team, are at-will employees, and therefore may terminate employment with SVH at any time with no advance notice. Although SVH retained its management and key personnel in place following the Business Combination, it is possible that SVH could lose some key personnel. The replacement of any members of SVH’s senior management team or other key personnel likely would involve significant time and costs and may significantly delay or prevent the achievement of SVH’s business objectives.

SVH’s future success also depends, in part, on its ability to continue to attract, integrate and retain highly skilled personnel, particularly to engage in full-scale commercial manufacturing operations. This needs to be accomplished quickly in order for SVH to scale-up commercial production and sales. There are various risks and challenges associated with hiring, training, and managing a large workforce, and these risks and challenges may be exacerbated by the short period in which SVH intends to scale up its workforce, as well as increasing competition for skilled personnel, especially in India. Although the area surrounding SVH’s facilities is home to a trained workforce with experience in engineering and manufacturing, this workforce does not have significant experience with electric vehicle manufacturing, and many jobs will require training. Moreover, as SVH seeks to expand across India, such skilled workforce may not be easily available owing to the limited supply of skilled personnel, and such individuals may be subject to non-competition and other agreements that restrict their ability to work for SVH. There can be no guarantee that SVH will be able to attract such individuals. If SVH is unsuccessful in hiring and training a workforce in a timely and cost-effective manner, its business, financial condition and results of operations could be adversely affected.

Additionally, it is common throughout the vehicle manufacturing industry generally, including in India, for many employees at vehicle manufacturing companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. Moreover, regulations in some jurisdictions mandate employee participation in industrial collective bargaining agreements and work councils with certain consultation rights with respect to the relevant companies’ operations. Although none of SVH’s employees are currently represented by a labor union, in the event SVH’s employees seek to join or form a labor union, SVH could be subject to risks as it engages in and attempts to finalize negotiations with any such union, including potential work slowdowns or stoppages, delays, and increased costs. Furthermore, SVH may be directly or indirectly dependent upon companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on SVH’s business, financial condition, or results of operations.

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SVH is highly dependent on certain key employees.

SVH is highly dependent on the services of certain key employees. If its key employees were to discontinue their service to SVH due to death, disability, or any other reason, SVH would be significantly disadvantaged.

Misconduct by SVH’s employees and independent contractors during and before their employment with SVH could expose SVH to potentially significant legal liabilities, reputational harm and/or other damages to its business.

Many of SVH’s employees play critical roles in ensuring the safety and reliability of its vehicles and/or its compliance with relevant laws and regulations. Certain SVH employees have access to sensitive information and/or proprietary technologies and know-how. While SVH has adopted codes of conduct for all its employees and implemented detailed policies and procedures relating to intellectual property, proprietary information, and trade secrets, SVH cannot assure you that its employees will always abide by these codes, policies, and procedures nor that the precautions SVH takes to detect and prevent employee misconduct will always be effective. If any of SVH’s employees engage in any misconduct, illegal or suspicious activities, including but not limited to misappropriation or leakage of sensitive customer information or proprietary information, SVH and such employees could be subject to legal claims and liabilities and SVH’s reputation and business could be adversely affected as a result. Such negative impacts can include, without limitation, the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of SVH’s operations, any of which could adversely affect its business, prospects, financial condition and results of operations.

Risks Related to Litigation and Regulation

SVH is subject to laws and regulations that could impose substantial costs, legal prohibitions, or unfavorable changes upon its operations or products, and any failure to comply with these laws and regulations, including as they evolve, could substantially harm its business and results of operations.

SVH is and will be subject to environmental, manufacturing, and health and safety laws and regulations at numerous jurisdictional levels, including laws relating to the use, handling, storage, recycling, disposal and human exposure to hazardous materials and with respect to constructing, expanding and maintaining its facilities. Any violations of these laws may result in substantial fines and penalties, remediation costs, third party damages, or a suspension or cessation of SVH’s operations. The costs of compliance, including remediating contamination, if any, is found on SVH’s properties, or any related changes to SVH’s operations, may be significant. SVH may also face unexpected delays in obtaining permits and approvals required by such laws in connection with its manufacturing facilities, which would hinder its ability to commence or continue its commercial manufacturing operations. Such costs and delays may adversely impact SVH’s business prospects and results of operations.

In addition, motor vehicles are subject to regulation under international, federal, state and local laws. SVH has incurred, and expects to continue to incur, significant costs in complying with these regulations. Any failures to comply could result in significant expenses, delays, fines, or other sanctions. These laws, regulations and standards are further subject to change from time to time, and SVH may be subject to amended or additional regulations that would increase the effort and expense of compliance.

SVH also expects to become subject to laws and regulations applicable to the supply, manufacture, import, sale, and service of E2W, including in those countries and markets it intends to enter in the future. Compliance with such regulations will require additional time, effort and expense to ensure regulatory compliance in those countries. There can be no assurance that SVH will be able to achieve foreign regulatory compliance in a timely manner and at its expected cost, or at all, and the costs of achieving international regulatory compliance or the failure to achieve international regulatory compliance could harm SVH’s business, prospects, results of operations and financial condition.

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SVH may face regulatory limitations on its ability to sell vehicles, which could materially and adversely affect its ability to sell its vehicles.

SVH’s business plan includes the direct sale of vehicles to retail consumers as well as through its dealers network via a franchise model. SVH may be required to obtain licenses or permits, and take other actions to ensure its distribution model complies with the applicable legal requirements. Because such requirements vary across jurisdictions and evolve over time, SVH’s distribution model must be carefully established, its sales and service processes must be continually monitored, and a competent team needs to be recruited to monitor the compliance efficiently and proactively, which may add to the cost of SVH’s business.

Additionally, in India, dealers works on a “single brand franchise” model are often required under the dealership agreements to sell only vehicles of a particular OEM in the primary market. SVH may find it difficult to sign franchise agreements with such dealers to expand its dealership network. Such limitation could adversely impact SVHs expansion plans across India.

SVH may choose to or be compelled to undertake product recalls or take other actions, which could adversely affect its business, prospects, results of operations, reputation and financial condition.

Any product recalls may result in adverse publicity, damage SVH’s reputation and adversely affect its business, prospects, results of operations and financial condition. In the future, SVH may, voluntarily or involuntarily, initiate a recall if any of its vehicles or components (including its battery cells) prove to be defective or noncompliant with applicable safety standards in each of its markets. If a large number of vehicles are the subject of a recall or if needed replacement parts are not in adequate supply, SVH may be unable to service and repair recalled vehicles for a significant period of time. These types of disruptions could jeopardize SVH’s ability to fulfill existing contractual commitments or satisfy demand for its vehicles and could also result in the loss of credibility and market share. SVH may not have adequate funds to withstand the financial impact of such recalls, which could involve significant expense and diversion of management’s attention and other resources, adversely affecting SVH’s brand image in its target market and its business, prospects, results of operations and financial condition.

SVH may in the future be subject to legal proceedings, regulatory disputes and governmental inquiries that could cause it to incur significant expenses, divert its management’s attention, and materially harm its business, results of operations, cash flows and financial condition.

From time to time, SVH may be subject to claims, lawsuits, government investigations and other proceedings that could adversely affect its business, results of operations, cash flows and financial condition. While to date SVH has not been the subject of complaints or litigation, including claims related to employment matters, there can be no assurances that SVH will not be the subject of complaints or litigation as SVH expands its operations across multiple geographies.

Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Additionally, SVH’s litigation costs could be significant, even if it achieves favorable outcomes. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require SVH to modify, make temporarily unavailable or stop assembling or selling its vehicles in some or all markets, all of which could negatively affect its sales and revenue growth and adversely affect its business, prospects, results of operations, cash flows and financial condition.

The results of litigation, investigations, claims and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurance that SVH’s expectations will prove correct, and even if these matters are resolved in SVH’s favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm its business, results of operations, cash flows and financial condition. In addition, the threat or announcement of litigation or investigations by governmental authorities or other parties, irrespective of the merits of the underlying claims, may itself have an adverse impact on the trading price of SVH’s shares.

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SVH may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

SVH may become subject to product liability claims, which could harm its business, prospects, results of operations and financial condition. The automotive industry experiences product liability claims, and SVH faces the risk of claims in the event its vehicles do not perform or are claimed not to perform as expected or malfunction, resulting in property damage, personal injury or death. SVH also expects that, as is true for other automakers, SVH’s vehicles will be involved in crashes resulting in death or personal injury, and even if not caused by the failure of its vehicles, SVH may face product liability claims and adverse publicity in connection with such incidents. In addition, SVH may face claims arising from or related to failures, claimed failures or misuse of new technologies that SVH expects to offer.

A successful product liability claim against SVH could require it to pay a substantial monetary award. SVH’s risks in this area are particularly pronounced given that its vehicles have been commercially available for a limited time period, and hence field experience of its vehicles is limited. Moreover, a product liability claim against SVH or its competitors could generate substantial negative publicity about SVH’s vehicles and business and inhibit or prevent commercialization of its future vehicles, which would have material adverse effect on its brand, business, prospects and results of operations. SVH’s insurance coverage might not be sufficient to cover all potential product liability claims, and insurance coverage may not continue to be available to SVH or, if available, may be at a significantly higher cost. Any lawsuit seeking significant monetary damages or other product liability claims may have a material adverse effect on SVH’s reputation, business and financial condition.

SVH may be exposed to delays, limitations and risks related to the permits required to operate its assembly facilities.

Operation of a vehicle assembly facility requires land use and environmental permits and other operating permits from government entities. While SVH believes it has the permits necessary to carry out and perform its current operations at its assembly facility in Tamil Nadu, India, based on its current target production capacity, SVH plans to expand its assembly facilities and add assembly facilities in other markets over time and will be required to apply for and secure various permits and certificates of occupancy necessary for the operation of such expanded and additional facilities. Delays, denials or restrictions on any of the applications for or assignment of the permits to operate SVH’s expanded or additional assembly or manufacturing facilities could adversely affect its ability to execute its business plans and objectives . See “— Risks Related to Manufacturing and Supply Chain — SVH has experienced and may in the future experience significant delays in the design, manufacture, launch and financing of the various products in pipeline which could harm its business and prospects.”

SVH is subject to various environmental, health and safety laws and regulations that could impose substantial costs on it and cause delays in expanding its production facilities.

SVH’s operations are subject to environmental laws and regulations of each market and jurisdiction they operate in, including laws relating to the use, handling, storage, disposal of and exposure to hazardous materials. Environmental, health and safety laws and regulations are complex, and SVH has limited experience complying with them. Moreover, SVH may be affected by future amendments to such laws or new environmental, health and safety laws and regulations which may require it to change its operations, potentially resulting in a material adverse effect on its business, prospects, results of operations and financial condition. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations could result in substantial fines and penalties, third-party damages, suspension of production or a cessation of its operations.

Contamination at properties SVH operates or may own or formerly owned or operated, or properties to which hazardous substances were sent by SVH may result in liability for SVH under environmental laws and regulations, including, but not limited to, the Air (Prevention and Control of Pollution) Act, 1981, the Environment (Protection) Act, 1986, and the Water (Prevention and Control of Pollution) Act, 1974, which are applicable in India. These laws can impose liability for the full amount of remediation-related costs, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources, without regard to fault. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on SVH’s financial condition or results of operations. Such laws require compliance with various workplace safety requirements, including requirements related to environmental safety. These laws and regulations can give rise to liability for oversight costs, compliance costs, bodily injury (including workers’ compensation), fines, and penalties. Additionally, non-compliance could result in delay or suspension of production or cessation of operations. The costs required to comply with workplace safety laws can be significant, and non-compliance could adversely affect SVH’s production or other operations, including with respect to the planned production of products, which could have a material adverse effect on SVH’s business, prospects and results of operations.

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Risks Related to Intellectual Property

SVH may not be able to obtain, maintain, enforce and protect its intellectual property and prevent third parties from unauthorized use of its intellectual property and proprietary technology, its competitive position could be harmed and it could be required to incur significant expenses to enforce its rights, whether or not it is successful.

SVH establishes and protects its intellectual property and proprietary technology through a combination of licensing agreements, third-party nondisclosure and confidentiality agreements and other contractual provisions, as well as through patent, trademark, copyright and trade secret laws in India and other jurisdictions. SVH’s efforts to obtain and protect intellectual property rights may not be adequate to prevent SVH’s competitors or other third parties from challenging SVH’s intellectual property. Failure to adequately obtain, maintain, enforce and protect SVH’s intellectual property could result in its competitors offering identical or similar products, potentially resulting in the loss of SVH’s competitive advantage and a decrease in its revenue which would adversely affect its business, prospects, financial condition and results of operations.

SVH may not be able to effectively protect its intellectual property, and there could be potential misappropriation of SVH’s intellectual properties and adverse effects on its financial condition and results of operations.

Patent, trademark, copyright and trade secret laws vary significantly throughout the world. The laws of some foreign countries, including countries in which SVH’s products are sold, or may be sold in the future, may not provide adequate mechanisms for obtaining and enforcing intellectual property rights. Therefore, SVH’s intellectual property may not be as easily obtained or enforced in such jurisdictions. Further, policing the unauthorized use of SVH’s intellectual property in foreign jurisdictions may be difficult.

SVH may not effectively prosecute actions against third-party infringement, which could result in misappropriation of the company’s intellectual property and could adversely affect the company’s financial condition and results of operations.

To prevent unauthorized use of SVH’s intellectual property, it may be necessary to prosecute actions for infringement, misappropriation or other violation of SVH’s intellectual property against third parties. Any such action could result in significant costs and diversion of SVH’s resources and management’s attention. Furthermore, many of SVH’s current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than SVH does.

It is SVH’s policy to enter into confidentiality and invention assignment agreements with its employees and contractors that have developed material intellectual property for SVH, but these agreements may not be self-executing and may not otherwise adequately protect SVH’s intellectual property, particularly with respect to conflicts of ownership relating to work product generated by the employees and contractors. SVH, the operating entity in India, has entered into such confidentiality and invention assignment agreements with its employees, which are reflected in each employment contract, and will continue to enter into such agreements for all future employees, particularly those involved in the design and engineering process. Furthermore, SVH cannot be certain that these agreements will not be breached and that third parties will not gain access to its trade secrets, know-how and other proprietary technology. Third parties may also independently develop the same or substantially similar proprietary technology. Monitoring unauthorized use of SVH’s intellectual property is difficult and costly, as are the steps SVH has taken or will take to prevent misappropriation.

Accordingly, despite its efforts, SVH may not be able to prevent third parties from infringing, misappropriating or otherwise violating its intellectual property. Any of the foregoing could adversely affect SVH’s business, prospects, financial condition and results of operations.

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SVH may be sued by third parties for alleged infringement, misappropriation or other violation of their intellectual property, which could be time-consuming and costly and result in significant legal liability.

There is considerable patent and other intellectual property development activity in SVH’s industry. Companies, organizations and individuals, including SVH’s competitors, may hold or obtain patents, trademarks or other intellectual property that would prevent, limit or interfere with SVH’s ability to make, use, develop, sell, lease, market or otherwise exploit its vehicles, components or other technology, which could make it more difficult for SVH to operate its business. SVH’s success depends in part on not infringing, misappropriating or otherwise violating the intellectual property of third parties. From time to time, SVH may receive communications from third parties, including its competitors, alleging that it is infringing, misappropriating or otherwise violating their intellectual property or otherwise asserting their rights and urging it to take licenses, and SVH may be found to be infringing, misappropriating or otherwise violating such rights, particularly in jurisdictions they would like to serve in the future. Further, depending on the advancement of patent and other intellectual property development in those jurisdictions, SVH may have potential conflicts in patents or other intellectual property with existing players in those markets and may not be able to successfully enter those jurisdictions due to existing competitors offering similar products or even similar branding. SVH may not be able to adequately mitigate the risk of potential suits or other legal demands by its competitors or other third parties. Accordingly, SVH may consider entering into licensing agreements with respect to such rights, however, such licenses may not be obtained on acceptable terms or at all, and there could be litigations associated with the licenses. SVH may be unaware of the intellectual property and other proprietary rights of third parties that may cover some or all of its products or technologies. Any claims or litigation could cause SVH to incur significant expenses and, if successfully asserted against it, could have adverse effects on SVH’s business, prospects, financial condition and results of operations.

Furthermore, SVH may be subject to claims that it or its employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of these employees’ former employers. Litigation may be necessary to defend against these claims. If SVH fails in defending such claims, in addition to paying monetary damages, SVH may lose valuable intellectual property or personnel. Any of the foregoing could materially adversely affect SVH’s business, prospects, results of operations and financial condition.

SVH may need to defend its indemnitees against intellectual property litigations, which could adversely affect its financial conditions and results of operations.

If any of SVH’s indemnitees are alleged to have infringed, misappropriated or otherwise violated any third-party intellectual property, SVH would in general be required to defend or settle the litigation on their behalf. In addition, if SVH is unable to obtain licenses or modify its products or technologies to make them non-infringing, SVH may pay substantial settlement amounts or royalties on future product sales to resolve claims or litigation. Even if SVH were to prevail in the actual or potential claims or litigation against it, any claim or litigation regarding its intellectual property could be costly and time-consuming. Such disputes, with or without merit, could also cause potential customers to refrain from purchasing SVH’s products or otherwise cause SVH reputational harm and negative publicity.

Some of SVH’s products contain open-source software, which may pose particular risks to its proprietary software, products and services in a manner that could harm its business.

SVH uses open-source software in its products and anticipates using open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and SVH may be subject to such terms. The terms of many open-source licenses to which SVH is subject have not been interpreted by U.S. or foreign courts, and there is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on SVH’s ability to provide or distribute its products or services. Although SVH monitors and controls its use of open-source software and tries to ensure that none is used in a manner that would require it to disclose its proprietary source code or that would otherwise breach the terms of an open-source agreement, we cannot ensure our processes for controlling use of open-source software will be effective.

Additionally, SVH could face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that it developed using such software, which could include its proprietary source code, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require SVH to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until it can re-engineer them to avoid infringement, which may be a costly and time-consuming process, and SVH may not be able to complete the re-engineering process successfully.

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Many of the risks associated with the use of open-source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect SVH’s business. Any of these risks could be difficult to eliminate or manage and, if not addressed, could have a material adverse effect on SVH’s business, financial condition and results of operations.

Risks Related to Financing and Strategic Transactions

SVH will require additional capital to support its growth, and this capital might not be available on commercially reasonable terms, or at all.

SVH anticipates that it will need to raise additional funds through equity or debt financings. SVH’s business is capital-intensive, and SVH expects that the costs and expenses associated with its planned operations will increase in the near term. SVH does not expect to achieve positive cash flow from operations before 2025, if at all. Further, redemptions by MOBV stockholders upon the closing of the Business Combination resulted in less capital being available to SVH than initially anticipated, and SVH may be required to raise additional capital earlier than it expects. SVH’s plan to scale-up the commercial production of its vehicles and grow its business is dependent upon the timely availability of funds and further investment in design, engineering, component procurement, testing, and the build-out of manufacturing capabilities. In addition, the fact that SVH has a limited operating history means that it has limited historical data on the demand for its vehicles. As a result, SVH’s future capital requirements are uncertain, and actual capital requirements may be greater than what it currently anticipates.

If SVH raises additional funds through further issuances of equity or convertible debt securities, its shareholders could suffer dilution, and any new equity securities SVH issues could have rights, preferences and privileges senior to those of holders of SVH Shares. Any debt financing in the future could involve additional restrictive covenants relating to SVH’s capital raising activities and other financial and operational matters, which may make it more difficult for SVH to obtain additional capital and to pursue business opportunities, including potential acquisitions.

SVH may not be able to obtain additional financing on terms favorable to it, if at all. SVH’s ability to obtain such financing could be adversely affected by a number of factors, including general conditions in the global economy and in the global financial markets, changes in regulatory framework or taxation policies, or investor acceptance of its business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to SVH. If SVH is unable to obtain adequate financing or financing on terms satisfactory to it, when required, SVH will have to significantly reduce its spending, delay or cancel its planned activities or substantially change its corporate structure, and it might not have sufficient resources to conduct or support its business as projected, which would have a material adverse effect on its results of operations, prospects and financial condition.

SVH may not be able to identify adequate strategic relationship opportunities or form strategic relationships, in the future.

SVH expects that strategic business relationships will be an important factor in the growth and success of its business. However, there are no assurances that SVH will be able to identify or secure suitable business relationship opportunities in the future or that its competitors will not capitalize on such opportunities before it does. SVH may not be able to offer similar benefits to other companies with which it would like to establish and maintain strategic relationships, which could impair its ability to establish such relationships. For example, SVH has contracted with a limited number of suppliers to provide battery technology for its products and for wider distribution. If one of those contracts is terminated or a supplier otherwise fails to deliver, SVH’s ability to provide a satisfactory customer experience will be harmed, and SVH will be required to identify alternate suppliers. SVH’s current and future alliances could subject it to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect its business. SVH may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation, SVH may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

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Moreover, identifying and executing on such opportunities could demand substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If SVH is unable to successfully source and execute on strategic relationship opportunities in the future, its overall growth could be impaired, and its business, prospects and results of operations could be materially adversely affected.

SVH may acquire other businesses, which could require significant management attention, disrupt its business, dilute stockholder value, and adversely affect its results of operations.

As part of its business strategy, SVH may make investments in complementary companies, solutions or technologies. SVH may not be able to find suitable acquisition candidates, and it may not be able to complete such acquisitions on favorable terms, if at all. In addition to possible stockholder approval, SVH may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt its business strategy if it fails to do so. If SVH does complete acquisitions, it may not ultimately strengthen its competitive position or achieve its goals. In addition, if SVH is unsuccessful at integrating such acquisitions or developing the acquired technologies, the revenue and results of operations of the combined company could be adversely affected. Further, the integration of acquired businesses or assets typically requires significant time and resources, which could result in a diversion of resources from SVH’s existing business, which could have an adverse effect on its operations, and SVH may not be able to manage the process successfully. SVH may not successfully evaluate or utilize the acquired technology or personnel or accurately forecast the financial impact of an acquisition transaction, including accounting charges. SVH may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could adversely affect its financial condition or the value of its common stock. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to SVH’s shareholders. The incurrence of indebtedness would result in increased fixed obligations and exposure to potential unknown liabilities of the acquired business and could also include covenants or other restrictions that would impede SVH’s ability to manage its operations.

SVH’s financial results may vary significantly from period to period due to fluctuations in its operating costs, product demand and other factors.

SVH expects its period-to-period financial results to vary based on its operating costs and product demand, which it anticipates will fluctuate as it continues to design, develop and manufacture new vehicles, increase production capacity and establish or expand design, research and development, production, sales and service facilities. SVH’s revenues from period to period may fluctuate as it identifies and investigates areas of demand, adjusts volumes and adds new product derivatives based on market demand and margin opportunities, develops and introduces new vehicles or introduces existing vehicles to new markets for the first time, finetunes its inventory holding, both for raw materials as well as finished products. In addition, automotive manufacturers typically experience significant seasonality, with comparatively low sales in the first quarter and comparatively high sales in the fourth quarter, or higher demands during festive and summer seasons and lower demands during winter seasons in India, and SVH expects to continue experiencing similar seasonality when it begins scaling up commercial production of the Prana-Grand and future vehicles. SVH’s period-to-period results of operations may also fluctuate because of other factors including labor availability and costs for hourly and management personnel; profitability of its vehicles, especially in new markets; changes in interest rates; impairment of long-lived assets; macroeconomic conditions, both nationally and locally; negative publicity relating to its vehicles; changes in consumer preferences and competitive conditions; or investment in expansion to new markets. As a result of these factors, SVH believes that period-to-period comparisons of its financial results, especially in the short term, may have limited utility as an indicator of future performance. Significant variation in SVH’s performance could significantly and adversely affect the trading price of SVH Shares.

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Risks Related to Tax

If the Merger fails to qualify as a tax-free reorganization for U.S. federal income tax purposes, then the Merger will generally be taxable to U.S. Holders of MOBV Public Shares and/or MOBV Public Warrants.

There are significant factual and legal uncertainties as to whether the Merger will qualify as a tax-free reorganization within the meaning of section 368(a) of the Code. Under section 368(a) of the Code and Treasury Regulations promulgated thereunder, an acquiring corporation must either continue, directly or indirectly through certain controlled corporations, a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. There is an absence of guidance as to how the foregoing requirement applies in the case of an acquisition of a corporation with investment-type assets, such as MOBV. Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. shareholder exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. shareholder is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied. The Closing was not conditioned upon the receipt of an opinion of counsel that the Merger would qualify as a tax-free reorganization within the meaning of section 368(a) of the Code, and neither SVH nor MOBV requested a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax treatment of the Merger. Accordingly, MOBV’s counsel was unable to opine on or provide other assurance as to the qualification of the Merger as a “reorganization” within the meaning of Section 368 of the Code and no assurance can be given that the IRS will not challenge a tax-free treatment of the Merger or that such a challenge will not be sustained by a court.

If any requirement of section 368(a) of the Code was not met at the Merger Effective Time, then a U.S. Holder of MOBV Public Shares and/or MOBV Public Warrants will generally recognize gain or loss in an amount equal to the difference between the fair market value (as of the closing date of the Merger) of SVH Shares and/or SVH Warrants received in the Merger, over such holder’s aggregate adjusted tax basis in the corresponding MOBV Public Shares and/or MOBV Public Warrants surrendered by such holder in the Merger.

If the Merger did meet the requirements of Section 368(a) of the Code, but at the Merger Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. Holder was not satisfied, then a U.S. Holder of MOBV Public Shares and/or MOBV Public Warrants generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of SVH Shares and/or SVH Warrants received in the Merger, over such holder’s aggregate tax basis in the MOBV Public Shares and/or MOBV Public Warrants surrendered by such holder in the Merger.

The tax consequences of the Merger are complex and will depend on the particular circumstances of MOBV shareholders. For a more detailed discussion of the U.S. federal income tax considerations of the Merger for U.S. Holders, see the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Effects of the Merger.” U.S. Holders whose MOBV Public Shares and/or MOBV Public Warrants are being exchanged in the Merger should consult their tax advisors to determine the tax consequences thereof.

Unanticipated tax laws or any change in the application of existing tax laws to SVH or SVH’s customers may adversely impact its profitability and business.

SVH or SVM may in the future operate and become subject to income and other taxes in jurisdictions throughout the world. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to SVH or SVM (possibly with retroactive effect), which could require SVH or SVM to change its transfer pricing policies and pay additional tax amounts, fines or penalties, surcharges, and interest charges for past amounts due, the amounts and timing of which are difficult to discern. Existing tax laws, statutes, rules, regulations, or ordinances could also be interpreted, changed, modified, or applied adversely to SVM’s customers (possibly with retroactive effect) and, if SVM’s customers are required to pay additional surcharges, it could adversely affect demand for SVM’s vehicles. Furthermore, changes to tax laws on income, sales, use, import/export, indirect, or other tax laws, statutes, rules, regulations, or ordinances on multinational corporations continue to be considered by countries where SVM currently operates or plans to operate. These contemplated tax initiatives, if finalized and adopted by countries, and the other tax issues described above may materially and adversely impact SVM’s operating activities, transfer pricing policies, effective tax rate, deferred tax assets, operating income, and cash flows.

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The IRS may not agree that SVH should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although SVH is incorporated and tax resident in the Cayman Islands, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because SVH is not so created or organized (but is instead incorporated only in the Cayman Islands), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Tax Residence of SVH for U.S. Federal Income Tax Purposes,” based on the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Treasury regulations promulgated under Code Section 7874 (the “Section 7874 Regulations”), and certain factual assumptions, SVH is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874 after the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of SVH as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 SVH’s status as a foreign corporation for U.S. federal income tax purposes, SVH and certain SVH shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on SVH and future withholding taxes on certain SVH shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of SVH Shares and/or SVH Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Tax Residence of SVH for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in SVH should consult their own advisors regarding the application of Code Section 7874 to the Merger.

Code Section 7874 may limit the ability of MOBV to use certain tax attributes following the Merger, increase SVH’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to SVH and SVH’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, SVH and certain of SVH’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by SVH include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Utilization of MOBV’s Tax Attributes and Certain Other Adverse Tax Consequences to SVH and SVH’s Shareholders,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, SVH is not currently expected to be subject to these rules under Code Section 7874 after the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court.

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However, even if SVH is not subject to the above adverse consequences under Section 7874, SVH may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If SVH were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of SVH attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Tax Residence of SVH for U.S. Federal Income Tax Purposes”) of that subsequent acquisition, making it more likely that Code Section 7874 will apply to such subsequent acquisition.

See “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of SVH — Utilization of MOBV’s Tax Attributes and Certain Other Adverse Tax Consequences to SVH and SVH’s Shareholders” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in SVH should consult their own advisors regarding the application of Code Section 7874 to the Merger.

If SVH were a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. Holders that hold SVH Shares and/or SVH Warrants at any time during such taxable year could be subject to adverse United States federal income tax consequences.

If SVH is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. Holder holds SVH Shares or SVH Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. SVH does not believe that it was a PFIC for its prior taxable year and does not expect SVH to be a PFIC for U.S. federal income tax purposes for the current taxable year. However, neither SVH nor its legal counsel has made a determination with respect to SVH’s PFIC status, and the PFIC status of a company depends on the composition of the company’s income and assets and the fair market value of its assets (including goodwill) from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Accordingly, there can be no assurance that SVH will not be treated as a PFIC for any taxable year.

If SVH were treated as a PFIC for any taxable year, a U.S. Holder that holds SVH Shares and/or SVH Warrants at any time during such taxable year may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, denial of basis step-up at death, and additional reporting requirements. See “Material Tax Considerations — Material U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.”

SVH’s status as a controlled foreign corporation for U.S. federal income tax purposes could result in adverse U.S. federal income tax consequences to certain U.S. shareholders.

If a U.S. person is treated as owning (directly, indirectly, or constructively) at least 10 percent of the value or voting power of SVH Shares, such person may be treated as a “U.S. shareholder” with respect to each of SVH and any of its direct and indirect foreign affiliates that is a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes. SVH and SVM expect to be considered CFCs. In addition, as SVH has a U.S. subsidiary (i.e., MOBV), certain of its non-U.S. subsidiaries, including SVM, could be treated as CFCs (regardless of whether or not SVH is treated as a CFC). A U.S. shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of “subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by CFCs, regardless of whether the CFC makes any distributions. Individual U.S. shareholders of a CFC are generally not allowed certain tax deductions or foreign tax credits that are allowed to corporate U.S. shareholders. Failure to comply with applicable reporting obligations may subject a U.S. shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. SVH cannot provide any assurance that it will assist investors in determining whether SVH or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. shareholder with respect to any such CFC or furnish to any U.S. shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. Each U.S. investor should consult its advisors regarding the potential application of these rules to an investment in SVH Shares.

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If SVH Shares or the SVH Warrants are not eligible for deposit and clearing within the facilities of DTC, then transactions in the SVH Shares or the SVH Warrants may be disrupted.

The facilities of the Depository Trust Company, or “DTC,” are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. The SVH Shares and the SVH Warrants are currently eligible for deposit and clearing within the DTC system.

DTC generally has discretion to cease to act as a depository and clearing agency for the SVH Shares or the SVH Warrants.

If DTC determines at any time that the SVH Shares or the SVH Warrants are not eligible for continued deposit and clearance within its facilities, then SVH believes the SVH Shares and the SVH Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the shares would be disrupted. While SVH would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the market price of its SVH Shares or the SVH Warrants.

A change in SVH’s tax residency could have a negative effect on its future profitability, and may trigger taxes on dividends or exit charges.

The Organization for Economic Co-operation and Development proposed a number of measures relating to the tax treatment of multinationals, some of which are implemented by amending double tax treaties through the multilateral convention to implement tax treaty related measures to prevent base erosion and profit shifting, or the “MLI.” The MLI has now entered into force for a number of countries, including India.

SVH intends to conduct its affairs such that it will not be treated under the applicable tax authorities of jurisdictions outside of the Cayman Islands as a resident in those jurisdictions for tax purposes. However, even if SVH is managed and controlled from Cayman Islands, if SVH were to be treated under the applicable tax authorities of jurisdictions outside of the Cayman Islands as a resident in one or more jurisdictions or to have a permanent establishment in such jurisdictions, SVH could be subject to taxation in jurisdictions outside of Cayman Islands and required to comply with detailed and complex transfer pricing rules of those jurisdictions, which require that all transactions with non-resident related parties (such as transactions between SVH and one or more of its branches or offices in another jurisdiction) be priced using arm’s length pricing principles within the meaning of such rules. Potential violation of such transfer pricing rules increases the risk of SVH being subject to tax audits in those jurisdictions. Further, there being no tax treaty between India and the Cayman Islands, SVH may be subject to the provisions of the ITA, and considered to be tax resident in, or have a permanent establishment in, India, and could become liable for Indian income tax on its worldwide income.

In addition, in such circumstance any dividend declared by SVH to its shareholders may (subject to treaty relief) be subject to Indian income tax in the hands of the shareholders and consequent withholding of taxes by SVH. If SVH were found to be solely resident in India based on a mutual agreement between tax authorities, SVH would be similarly liable for Indian taxes and withholding taxes. Alternatively, if SVH were to be treated as having a permanent establishment in India but not be a tax resident in India, its income attributable to such permanent establishment would be taxed in India. Thereafter there would not be further tax in India on repatriation of such income to SVH.

It is possible that in the future, whether as a result of a “change in law” or the practice of any relevant tax authority or as a result of any change in the conduct of SVH’s business, SVH could become, or be regarded as having become, resident in a jurisdiction other than the Cayman Islands.

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SVH may encounter difficulties in obtaining lower rates of Indian withholding income tax for dividends distributed from India.

Under the ITA, any dividend distribution by an Indian company to a shareholder who is not a tax resident in India is subject to withholding of tax at 20% (plus applicable surcharge and other taxes), which rate can be reduced for such non-resident shareholders who are eligible for a reduced rate under the applicable DTAA. Given that India does not have a DTAA with the Cayman Islands, and that SVH is a tax resident of the Cayman Islands, it would be subject to tax at 20% (plus applicable surcharge and other taxes) on receipt of dividends from SVH as prescribed under the ITA.

SVH shareholders may be subject to Indian taxes on income arising through the sale of their SVH Shares.

Under the ITA, income arising directly or indirectly through the sale of a capital asset, including shares of a company incorporated outside of India, will be subject to tax in India, if such shares derive, directly or indirectly, their value substantially from assets located in India, whether or not the seller of such shares has a residence, place of business, business connection, or any other presence in India. Such shares shall be deemed to derive their value substantially from assets located in India if, on the specified date, the value of such assets (i) represents at least 50% of the value of all assets owned by the company or entity, and (ii) exceeds the amount of 100 million rupees.

If the Indian tax authorities determine that SVH Shares derive their value substantially from assets located in India, shareholders in SVH may be subject to Indian income taxes on the income arising, directly or indirectly, through the sale by holders of SVH Shares. However, an exception is available under the ITA for shareholders who, either individually or along with their related parties, neither hold more than 5% of voting power of share capital in the company nor holds any right of management or control in the company, at any time in 12 months preceding the date of transfer. Similarly, the impact of the above indirect transfer provisions would need to be separately evaluated under the tax treaty scenario of the country of which the shareholder is a tax resident.

Additionally, under the provisions of GAAR in the ITA, the Indian tax authorities may declare an arrangement as an impermissible avoidance arrangement if such arrangement (i) is not entered at arm’s length, (ii) results in misuse or abuse of provisions of ITA, (iii) lacks commercial substance or (iv) the purpose of arrangement is obtaining a tax benefit. The tax consequences of the GAAR provisions, if applied to an arrangement or a transaction, could result in, but are not limited to, the denial of tax benefits under the ITA. Please refer to “Material Tax Considerations – Material Indian Income Tax Considerations” for more information.

Investors may be subject to tax at the time of conversion of warrants into shares.

As per the provisions of the ITA, where any person receives subject to certain exception any sum of money, immoveable property or any property other than immovable property for a consideration which is lower than the “fair market value” of such property by more than INR 50,000 (Indian Rupees Fifty Thousand), then the shortfall in consideration is taxable in the hands of the recipient as “Income from Other Sources” (“Other Income”) at the ordinary tax rate applicable to the relevant shareholder. The rules for determining the fair market value of shares and securities have been prescribed under the Indian Income-tax Rules, 1962. Accordingly, in case it is held that Other Income is earned by the relevant investors, such Other Income would generally be chargeable to tax at the rate of 30% (plus applicable surcharge and tax) in case of Indian resident investors and at the rate of 40% (plus applicable surcharge and tax) for foreign companies. Further, the cost of the acquisition of the shares acquired would be deemed to be the fair market value of the shares as determined above.

The above tax liability may be triggered at the time of conversion of warrants into SVH Shares by the relevant investors. Please refer to “Material Tax Considerations – Material Indian Income Tax Considerations” for more information.

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Risks Related to India

Changes in India’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

Substantially all of our revenues are expected to be derived in India through SVM, in the near future and most of our activities, including all of our assembly, is currently conducted in India. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in India. Any political instability in India, such as corruption, scandals and protests against certain economic reforms could slow the pace of liberalization and deregulation, and any change in the central government in the general election in 2024, could have a material adverse effect on the overall economic growth and political stability of India. Such developments, which may include currency exchange rates and other matters affecting investment in India, could adversely affect our business and operating results, leading to a reduction in demand for our services and solutions and adverse impact on our competitive position.

SVH may be adversely affected by the complexity, uncertainties and changes in Indian regulations concerning taxes.

The application of various Indian tax laws (such as the Taxation Laws (Amendment) Act, 2019), rules and regulations to our business, currently or in the future, is subject to interpretation by the applicable taxation authorities and future amendments. There is a risk that orders by courts and tribunals may affect SVH’s profitability in the future.

The laws, rules or regulations providing for reduced tax regimes (such as the Finance Act, 2022), incentives for manufacturing companies or those concerning foreign investment and stamp duty laws are subject to unfavorable changes or interpretations. Such amendments have the risk of SVH being deemed to be in contravention of such laws and may subject SVH to additional approval requirements. Additionally, with the introduction of General Anti-Avoidance Rules (“GAAR”) in April 2017, there is a risk that SVH may become subject to these rules in the future and may be denied certain tax benefits, among other consequences. Considering that such rules were recently introduced and taking into account the lack of precedents, the application of these rules is uncertain. If such rules were to apply to SVH in the future, they may have an adverse tax impact on SVH.

The rules and regulations regarding the new goods and services tax (“GST”) regime also continue to evolve. Any amendments may impact the rates and include new goods and services within the regime. While not all of such changes would be applicable to SVH, some of the changes (especially those relating to GST rate) and the related uncertainties with respect to the implementation of such rules and regulations may have an adverse effect on SVH’s business, results of operations, cash flows and financial condition.

SVH may be adversely affected by the complexity, uncertainties and changes in Indian regulations concerning labor and employment.

The government of India has recently passed new laws relating to social security, occupational safety, industrial relations and wages. These include the Code on Social Security, 2020, the Occupational Safety, Health and Working Conditions Code, 2020, the Industrial Relations Code, 2020 and the Code on Wages, 2019 and they are as recent as April 2021. While the rules for implementation under these codes have not been finalized, as an immediate consequence, the coming into force of these codes could increase the financial burden on SVH which may adversely impact our profitability.

The Supreme Court of India has, in a decision, clarified the components of basic wages which need to be considered by companies while making provident fund payments. Given its small scale as of now, SVH has not made relevant provisions providing for such components now. Any such decisions in future or any further changes in interpretation of laws may have an impact on our results of operations. SVH may incur increased costs and other burdens relating to compliance with such new requirements. This will require significant management time and other resources. Any failure to comply may adversely affect our business, results of operations and prospects.

SVH may be adversely affected by the complexity, uncertainties and changes in Indian regulations concerning import and export of goods.

As part of its initiative to promote domestic manufacturing enterprises, the Indian government has been offering reduced import duty on certain goods, including the semi-and-completely knocked down electric vehicles and raw material components (such as lithium-ion battery). SVH cannot assure you that the Ministry of Finance, Government of India, will continue to support reduced tax rates or that it will not increase tax rates in the future. Any unfavorable changes to the rules and regulations concerning imports and exports are likely to increase pricing and lower demand for SVH’s products. This could, in turn, adversely impact the business operations, cash flow and financial performance of SVH.

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The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and domestically produced vehicles could have a material adverse effect on our business, financial condition, operating results and prospects.

SVH’s growth in India depends significantly on the availability and amounts of economic incentives and government policies that support the growth of new energy vehicles generally and electric vehicles specifically. SVH cannot assure you that any changes to such policies would be favorable to its business. Further, (i) any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, (ii) the reduced need for such subsidies and incentives due to the perceived success of electric vehicles, (iii) fiscal tightening, or other factors may lead to diminished competitiveness of the alternative fuel vehicle industry generally or in relation to our electric vehicles. This could materially and adversely impact SVH’s operations, business, prospects, results of operations and financial condition. Further, the various incentives offered by the Indian government could also attract large Indian and global players, particularly those with expertise in the EV market, to set up large manufacturing capabilities in India. This may impact (i) SVH’s home advantage in pricing, (ii) its access to local talent and competitive labor force, (iii) its familiarity with legal and regulatory setup, (iv) language advantage, and (v) distribution, among other considerations. Such results could adversely impact our prospects and financial condition significantly.

Indian EV market is still in a nascent stage and faces infrastructure and other challenges.

SVH operates in the automotive industry, which is unregulated, with the Indian government permitting 100% foreign direct investment FDI through the automatic route. Further, the electric vehicle segment has been provided with several incentives and reduced taxation policies. Regardless of the country’s ambitious targets, India’s EV space is at a nascent stage and the government’s policies are still evolving. In addition, there is significant ground to cover. The key challenges that SVH faces in India include (i) lack of or inadequate infrastructure for charging stations, (ii) lack of affordability by a vast population and increased cost of ownership due to the need to replace battery, and (iii) general lack of awareness of engineering technology, servicing protocols, spare part availability and replacement by industry resources which may hinder mass adoption and purchase of EVs. These factors pose a threat to SVH’s business operations and financial performance.

Risks Related to Being a Public Company

SVH’s management team has limited experience managing a public company.

Most members of SVH’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. SVH’s management team may not successfully or efficiently manage SVH’s transition to a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from SVH’s senior management and could divert their attention away from the day-to-day management of SVH’s business, which could adversely affect its business, results of operations, cash flows and financial condition. In addition, SVH expects to hire additional personnel to support its operations as a public company, which will increase its operating costs in future periods.

SVH is incurring higher costs as a result of being a public company.

SVH is incurring additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. SVH will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Act, and related rules implemented by the SEC and the Nasdaq, as well as similar legislation in applicable jurisdictions. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. SVH expects these laws and regulations to continue to increase its legal and financial compliance costs and to render some activities more time-consuming and costly, although SVH is currently unable to estimate these costs with any degree of certainty. SVH may need to hire more employees or engage outside consultants to comply with these requirements, which will increase its costs and expenses. These laws and regulations could make it more difficult or costly for SVH to obtain certain types of insurance, including director and officer liability insurance, and SVH may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for SVH to attract and retain qualified persons to serve on the SVH Board, board committees or as executive officers. Furthermore, if SVH’s securities are listed on the Nasdaq and SVH is unable to satisfy its obligations as a public company, it could be subject to delisting of SVH’s securities, fines, sanctions and other regulatory action and potentially civil litigation.

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As a “foreign private issuer” under the rules and regulations of the SEC, SVH is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

SVH is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, SVH is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. SVH currently prepares its financial statements in accordance with U.S. GAAP. SVH is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to stockholders. In addition, SVH’s officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of SVH’s securities.

In addition, as a “foreign private issuer” whose shares are intended to be listed on the Nasdaq, SVH is permitted to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. However, SVH cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow SVH to follow its home country practice. If SVH loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, SVH would likely incur substantial costs in fulfilling these additional regulatory requirements and members of SVH’s management would likely have to divert time and resources from other responsibilities to ensure these additional regulatory requirements are fulfilled.

If SVH fails to maintain an effective system of internal control over financial reporting, SVH may not be able to accurately report its financial results or prevent fraud. As a result, stockholders could lose confidence in SVH’s financial and other public reporting, which is likely to negatively affect SVH’s business and the market price of SVH Shares.

Effective internal control over financial reporting is necessary for SVH to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in SVH’s implementation could cause SVH to fail to meet its reporting obligations. In addition, any testing conducted by SVH, or any testing conducted by SVH’s independent registered public accounting firm, may reveal deficiencies in SVH’s internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to SVH’s financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in SVH’s reported financial information, which is likely to negatively affect SVH’s business and the market price of SVH Shares.

The ordinary shares being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline significantly.

This prospectus relates to the resale from time to time by the Selling Securityholders of an aggregate of 9,780,001 ordinary shares issued to certain third-parties for no cash consideration, but in consideration for the Selling Securityholders entering into a Non-Redemption Agreement and Securities Purchase Agreement to facilitate the closing of the Business Combination.

The 9,780,001 ordinary shares being offered for resale pursuant to this prospectus by the Selling Securityholders exceeds the number of ordinary shares constituting our public float and represents approximately 30.25% of our ordinary shares outstanding as of January 30, 2024 and 14.16% of our outstanding ordinary shares assuming the issuance of all 36,749,627 ordinary shares issuable upon full exercise of exchange rights and full exercise of the Warrants. The sale of such shares by the Selling Securityholders, or the perception that these sales could occur, could depress the market price of our ordinary shares. A reduction in the market price of our ordinary shares could materially and adversely affect our ability to raise capital, which in turn could adversely affect our ability to make necessary investments and, therefore, could affect our results of operations. Even if our trading price continues to trade significantly below $10.00 per share, the offering price for the units sold in MOBV’s IPO, certain of the Selling Securityholders may still have an incentive to sell our ordinary shares because they may still experience a positive rate of return on their securities due to the differences in the purchase prices described herein and the public trading price of our ordinary shares. While these Selling Securityholders may, on average, experience a positive rate of return based on the current market price of their ordinary shares, other public securityholders may not experience a similar rate of return on the ordinary shares they purchased due to differences in the purchase prices and the current trading price of our ordinary shares. Despite the closing price being $0.23 per share as of January 30, 2024, the Selling Securityholders may still experience a positive rate of return on the shares purchased by them due to the lower implied price per share at which they received or purchased their ordinary shares. For example, based on the closing price of our ordinary shares of $0.23 as of January 30, 2024, the holders of the 9,780,001 ordinary shares issued to certain third-parties (which were issued for no cash consideration but in consideration for the Selling Securityholders entering into a Non-Redemption Agreement and Securities Purchase Agreement) would experience a potential profit of up to approximately $0.23 per share, or up to approximately $2,249,400 million in the aggregate, for selling all 9,780,001 ordinary shares held by them.

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USE OF PROCEEDS

All of the Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will bear all costs, expenses and fees in connection with the registration of the Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

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DIVIDEND POLICY

We have never declared or paid any cash dividends. Our Board will consider whether or not to institute a dividend policy. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Ordinary Shares in the foreseeable future. We have not identified a paying agent.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2023 on a historical basis for SVM.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Marti’s historical results do not necessarily indicate our expected results for any future periods.

As of December 31, 2023
Combined
(US$in thousands)
Cash and cash equivalents	$1,650
Equity	1,061
Debt	283
Loans and borrowings (current)	283
Loans and borrowings (non-current)	-
Total debt	283
Total capitalization(2)	1,344

(1)	Amounts derived from “Actual Redemptions Scenario” column of the audited Condensed Combined Balance Sheet-as of December 31, 2023 contained under the header “audited Condensed Combined Financial Statements.”
(2)	Total capitalization is equal to the sum of total equity and total debt.

DESCRIPTION OF SVH’S MATERIAL INDEBTEDNESS

The following is a summary of certain material provisions of the agreements and instruments governing and evidencing SVH’s material indebtedness. Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to SVH.

On June 10, 2020, SVM entered into the HSBC Facility. The current balance as of December 31, 2023 under the HSBC Facility is approximately INR 34 million (debit).

SVH does not have any material indebtedness of its own.

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AUDITED CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following audited condensed combined financial information presents the combination of financial information of MOBV and SVH, adjusted to give effect to the terms of the Business Combination Agreement (the “Transaction”).

The following audited condensed combined balance sheet as of December 31, 2023, combines the historical audited consolidated balance sheet of SVH as of December 31, 2023, with the historical audited balance sheet of MOBV as of December 31, 2023.

The following audited condensed combined statement of operations for the year ended December 31, 2023, combines the historical audited statement of operations of SVH for the period from April 01, 2023 through December 31, 2023 and the historical audited statement of operations of MOBV for the period from January 1, 2023 through December 31, 2023.

The audited condensed combined balance sheet as of December 31, 2023, has been derived from:

●	the historical audited financial statements of MOBV as of December 31, 2023, and the related notes thereto; and

●	the historical audited consolidated financial statements of SVH as of December 31, 2023, and the related notes thereto included elsewhere in this prospectus.

The audited condensed combined statement of operations for the year ended December 31, 2023, has been derived from:

●	the historical audited financial statements of MOBV for the year ended December 31, 2023,

●	The historical audited consolidated financial statements of SVH for the period from April 01, 2023 through December 31, 2023, and the related notes thereto included elsewhere in this prospectus.

The following audited condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this prospectus which incorporates Transaction Accounting Adjustments. SVH and MOBV have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the audited condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of SVH and MOBV included in this prospectus and SVH’s and MOBV’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

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Description of the Transactions

Business Combination/Transaction

On March 13, 2023, MOBV entered into the Business Combination Agreement with SVH, and Pegasus Merger Sub, Inc, a Delaware corporation (“Merger Sub”). Pursuant to the Business Combination Agreement, Merger Sub merged with and into MOBV, with MOBV surviving the Merger as a wholly owned subsidiary of SVH. The Business Combination closed on December 8, 2023.

Exchange Consideration

Each MOBV Share (except for the Excluded Shares, as defined below) was automatically converted as of the Effective Time into the right to receive the Per Share Consideration and each of the MOBV Warrants has automatically become a SVH Warrant and all rights with respect to MOBV Shares underlying the MOBV Warrants have automatically converted into rights with respect to SVH Shares and thereupon assumed by the SVH. The Excluded Shares refer to any MOBV Public Shares (a) held in the treasury of MOBV, (b) otherwise held by MOBV or (c) for which a public shareholder of MOBV has demanded that MOBV redeem.

Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company, which constitutes the only outstanding share of capital stock of the Surviving Company.

Each Excluded Share was surrendered and cancelled and has cease to exist and no consideration was be delivered exchange therefor.

Exchange Agreement with SVM shareholders

At the Closing, certain shareholders of SVM entered into exchange agreements (the “Exchange Agreements”) with SVH, pursuant to which, among other things, such shareholders of SVM have a right to transfer one or more shares owned by them in SVM to SVH in exchange for the delivery of SVH Shares or cash payment, subject to the terms and conditions set forth in the Exchange Agreements. In connection with the Exchange Agreements, SVH has reserved 951,327 shares.

SVH Shareholders

SVH effected a stock split, such that the number of outstanding SVH shares immediately prior to the closing of the Transaction (after giving effect to the stock split) was 14,946,286.

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Earn Out Shares

Shareholders of SVH as of immediately prior to the Effective Time are entitled to receive their pro rata share based on the number of outstanding SVH shares as of immediately prior to the Closing of up to 25,000,000 Earn Out Shares (the “Pre-Closing Company Shareholders”) as follows:

(i) Each of the Pre-Closing Company Shareholders will receive their Pro Rata Portion of 1,450,000 Earn Out Shares (the “2024 Earn Out”) to be released from the Earn Out Escrow Account within ten (10) Business Days following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2024 (“the 2024 20-F”) which reflects Vehicle Sales Revenue of the Company for the fiscal year 2024 of $39,000,000 or more;

(ii) Each of the Pre-Closing Company Shareholders will receive their Pro Rata Portion of 4,125,000 Earn Out Shares (the “2025 Earn Out”) to be released from the Earn Out Escrow Account within ten (10) Business Days following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2025 (“the 2025 20-F”) which reflects Vehicle Sales Revenue of the Company for the fiscal year 2025 of $117,000,000 or more;

(iii) Each of the Pre-Closing Company Shareholders will receive their Pro Rata Portion of 19,425,000 Earn Out Shares (the “2026 Earn Out”) to be released from the Earn Out Escrow Account within ten (10) Business Days following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2026 (“the 2026 20-F”) which reflects Vehicle Sales Revenue of the Company for the fiscal year 2025 of $553,000,000 or more;

(iv) If either or both of the 2024 Earn Out and the 2025 Earn Out are not earned as set forth in (i) and (ii), respectively, each of the Pre-Closing SVH Shareholders will receive their Pro Rata Portion of the amount of the 2024 Earn Out and the 2025 Earn Out not so earned to be released from the Earn Out Escrow Account on the 2026 Earn Out Release Date if the aggregate total Vehicle Sales Revenue for the fiscal years ended March 31, 2024, 2025, and 2026 is $709,000,000 or more; and

(v) In the event that any of the Vehicle Sales Revenue triggers set forth in (i) – (iv) above are not met on the applicable Earnout Release Date, but Vehicle Revenue is at least 50% of the stated trigger, then the Company Board shall have discretion to waive the applicable Vehicle Sales Revenue trigger and release all or any portion of the applicable Earn Out Shares available to be released as of such Earnout Release Date.

The SVH Shares that may be issued shall be fully paid and free and clear of all Liens other than applicable securities Laws restrictions.

At the Closing, the full amount of the Earn Out Shares was placed in an escrow account with Continental (the “Earn Out Escrow Account”) for the benefit of the Pre-Closing Company Shareholders pursuant to an Escrow Agreement between SVH and Continental (the “Earn Out Escrow Agreement”).

Any Earn Out Shares remaining in the Earn Out Escrow Account following the 2026 Earn Out Release Date will be automatically returned to the Company and canceled.

The Earn Out Shares shall be adjusted appropriately to reflect the effect of any share split, reverse share split, share issuance, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of SVH Shares outstanding after the date hereof and prior to the time when such Earn Out Shares are delivered to the Pre-Closing SVH Shareholders so as to provide the Pre-Closing Shareholders with the same economic effect contemplated by the Business Combination Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Earn Out Shares.

Accounting for the Transaction

SVH is both the legal and accounting acquirer as the shares of MOBV converted into the right to receive SVH Shares (the “Per Share Consideration”) and MOBV legally became SVH’s wholly owned subsidiary as a result of the merger with Merger Sub.

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The Transaction was accounted for as an asset acquisition. MOBV does not qualify as a Business per ASC 805-10-55-3A. Since the acquisition is based on a monetary exchange, and most of the assets of MOBV are marketable securities in the Trust Account, the fair value of the assets is the more evident value. The liabilities assumed are all of short-term nature which are deemed to be at fair value. As such the fair value of the consideration given, in this case the transaction costs incurred, one to one share exchange and the Earn Out consideration should be allocated using the relative fair value approach based on the net asset value acquired from MOBV. Given the nature of the assets acquired and liabilities assumed from MOBV, an allocation of the transaction costs and Earnout consideration cannot be made to the net assets acquired. Accordingly, an immediate charge to operations would be recognized for the difference between the relative value allocated to the earnout and the fair value, as well as for the value of the transaction costs.

The following table sets out share ownership of SVH on a pro forma basis based on actual redemption.

	Actual Redemptions
	Number of Shares	Percent Outstanding

SVH shareholders	14,946,286	46.2%
MOBV public shareholders	913,555	2.8%
MOBV public shares under Non-redemption Agreement	2,286,239	7.1%
MOBV Sponsor’s shareholders	2,495,460	7.7%
MOBV Private Placement shareholders	543,300	1.7%
MOBV Sponsor converted loans	128,113	0.4%
MOBV representative shareholders	100,050	0.3%
MOBV Underwriter fee settlement in shares	600,000	1.9%
Non-redemption Agreement shareholders compensation	7,713,760	23.9%
Other advisors	2,600,000	8.0%
	32,326,763	100.0%

The following audited condensed combined balance sheet as of December 31, 2023, and the audited condensed combined statement of operations for the nine-month period ended December 31, 2023, are based on the historical financial statements of MOBV and SHV and the amounts are presented in USD (see Note 2 – “Basis of Presentation” for more detail). The audited adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying audited condensed combined financial statements.

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Srivaru and Mobiv Acquisition Corp

Audited Condensed Combined Statement of Financial Position

As of December 31, 2023

	SVH (U.S. GAAP Historical)	MOBV (U.S. GAAP Historical)	Transaction Accounting Adjustments	Combined
ASSETS
Current assets
Cash and cash equivalents	$1,637,546	$12,677	$-	$1,650,223
Investments	-	-	-	-
Marketable securities	4,623	-	-	4,623
Inventories, net	234,590	-	-	234,590
Deposits and advances	166,861	454,096	-	620,957
Total current assets	2,043,620	466,773	-	2,510,393
Non-current assets
Property, plant, and equipment	60,184	-	-	60,184
Prepaid expenses	-	-	-	-
Deferred tax assets	-	-	-	-
Total non-current assets	60,184	-	-	60,184
Total assets	$2,103,804	$466,773	$-	$2,570,577

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$924,708	$476	$-	$925,184

Due to related parties	-	-	-	-
Borrowings	283,692	-	-	283,692
Excise tax payable	-	-	-	-
Total current liabilities	1,208,400	476	-	1,208,876
Non-current liabilities
Deferred underwriting Discount	-	300,000	-	300,000
Exchange agreement on minority interest liability	-	-	-	-
Earn out liability	-	-	-	-
Total non-current liabilities	-	300,000	-	300,000
Total liabilities	1,208,400	300,476		1,508,876

EQUITY
Srivaru ordinary shares (1)	323,268	-	-	323,268
Srivaru Share premium	5,086,950	-	-	5,086,950
Srivaru profit on consolidation	87,756		-	87,756
Srivaru non-controlling interest	(47,721)	-	-	(47,721)
Srivaru other comprehensive income	56,426	-	-	56,426
Mobiv Class A common stock (2)	-	4	-	4
Additional paid-in capital	-	-	-	-
Accumulated deficit	(4,611,275)	166,293	-	(4,444,982)
Total equity	895,404	166,297	-	1,061,701
Total equity and liabilities	$2,103,804	$466,773	$-	$25,70,577

(1)	Ordinary Shares, $ 0.01 par value: Authorized is 100,000,000; Outstanding: 32,326,763.
(2)	Class A common stock, $0.000001 par value; 100,000,000 shares authorized; outstanding: 3,972,528

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Srivaru and Mobiv

Audited Condensed Combined Statement of Profit or Loss

For the nine-month period ended December 31, 2023

	Nine-month period ended December 31, 2023	Year Ended December 31, 2023
	Srivaru (U.S. GAAP Historical)	Mobiv (U.S. GAAP Historical)	Transaction Accounting Adjustments	Combined

Revenue	$37,162	$-	$-	$37,162
Cost of sales	(159,735)	-	-	(159,735)
Gross profit	(122,573)	-	-	(122,573)

General and administrative expenses	(3,307,477)	(2,355,237)	2,395,333	(3,267,381)
Selling and Distribution expense	(177,645)	-	-	(177,645)
Depreciation and amortization expense	(14,639)	-	-	(14,639)
Transaction cost	-	-	-	-
Formation and operating costs	-		-	-
Total operating expenses	(3,499,761)	(2,355,237)	2,395,333	(34,59,665)

Operating loss	(3,622,334)	(2,355,237)	2,395,333	(3,582,238)

Other income, net	639	-	-	639
Finance expenses	(50,839)	-	-	(50,839)
Interest income on marketable securities held in Trust Account	-	3,284,605	(32,84,605)	-

Total other non-operating income and expenses	(50,200)	3,284,605	(3,284,605)	(50,200)
Income / (Loss) before income tax benefit / (provision)	(3,672,534)	929,368	(889,272)	(36,32,438)

Benefit from (provision for) income taxes	-	(670,475)	644,313	(26,162)

Net income / (loss)	$(3,672,534)	$258,893	$(244,959)	$(36,58,600)

Basic and diluted net loss per unit	$(0.18)
Basic net income per share, Class A common stock subject to possible redemption		$0.03

weighted average number of shares outstanding - basic and diluted				20,297,871

loss per share - basic and diluted				$(0.18)

(1)	Please refer to Note 6 — “Net Earnings (Loss) per Share” for details.

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NOTES TO AUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Proposed Transactions

On March 13, 2022, MOBV entered into the Business Combination Agreement with SVH and Merger Sub. Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, MOBV merged with and into Merger Sub, with MOBV continuing as the surviving entity (the “Merger”), and with holders of MOBV securities receiving substantially identical securities of SVH, as a result MOBV becoming a wholly-owned subsidiary of SVH. The Business Combination closed on December 8, 2023.

Exchange Consideration

Each MOBV Share (except for the Excluded Shares, as defined below) has been automatically converted as of the Effective Time into the right to receive one SVH Share (the “Per Share Consideration”), provided that each MOBV Public Share (except for Excluded Shares) were entitled to receive two times the Per Share Consideration, and each of the MOBV Warrants have automatically become a SVH Warrant and all rights with respect to MOBV Shares underlying the MOBV Warrants have automatically converted into rights with respect to SVH Shares and thereupon assumed by the SVH. The Excluded Shares refer to any MOBV Public Shares (a) held in the treasury of MOBV, (b) otherwise held by MOBV or (c) for which a public shareholder of MOBV has demanded that MOBV redeem.

Shareholders of SVH as of immediately prior to the Effective Time are entitled to receive their pro rata share based on the number of outstanding SVH shares as of immediately prior to the Closing of up to 25,000,000 Earn Out Shares

For a description of the Business Combination and certain agreements executed in connection therewith, see “Summary of the Prospectus — The Business Combination” and “Certain Agreements Related to the Business Combination.”

Note 2 — Basis of Presentation and Accounting Policies

The audited condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the audited condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that SVH will experience. SVH and MOBV have historical relationship subsequent to the Transaction. Accordingly, adjustments were required to eliminate activities between the companies.

The following audited condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and present the Management’s Adjustments. MOBV has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following audited condensed combined financial information.

MOBV does not meet the definition of a “business” pursuant to per ASC 805-10-55-3A as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Transaction does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Transaction was accounted for as an asset acquisition. See Note 3 – Accounting for the Transaction for more details.

The historical financial statements of SVH have been prepared in accordance with U.S. GAAP and in its functional and presentation currency of the United States Dollar (“USD”). The historical financial statements of MOBV have been prepared in accordance with U.S. GAAP and in its functional and presentation currency of the United States dollar (“USD”). The audited condensed combined financial information reflects U.S. GAAP, the basis of accounting used by SVH.

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The following table sets out share ownership of SVH on a pro forma basis based on actual redemption.

	Actual Redemptions
	Number of Shares	Percent Outstanding

SVH shareholders	14,946,286	46.2%
MOBV public shareholders	913,555	2.8%
MOBV public shares under Non-redemption Agreement	2,286,239	7.1%
MOBV Sponsor’s shareholders	2,495,460	7.7%
MOBV Private Placement shareholders	543,300	1.7%
MOBV Sponsor converted loans	128,113	0.4%
MOBV representative shareholders	100,050	0.3%
MOBV Underwriter fee settlement in shares	600,000	1.9%
Non-redemption Agreement shareholders compensation	7,713,760	23.9%
Other advisors	2,600,000	8.0%
	32,326,763	100.0%

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account MOBV Warrants that remain outstanding and may be exercised.

Upon consummation of the Transaction, management performed a comprehensive review of the two entities’ accounting policies. Management did not identify any differences that would have a material impact on the audited condensed combined financial information. As a result, the audited condensed combined financial information does not assume any differences in accounting policies.

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Note 3 — Accounting for the Transaction

The Transaction has been accounted for as an asset acquisition. SVH is both the legal and accounting acquirer as the shares of MOBV converted into the right to receive SVH Shares (the “Per Share Consideration”) and MOBV legally became SVH’s wholly owned subsidiary as a result of the merger with Merger Sub.

MOBV does not qualify as a Business per ASC 805-10-55-3A. Since the acquisition was based on a share exchange, and most of the assets of MOBV were marketable securities in the Trust Account, the fair value of the assets is the more evident value. The liabilities assumed are all of short-term nature which are deemed to be at fair value. As such the fair value of the consideration given, in this case the transaction costs incurred, one to one share exchange and the Earn Out consideration should be allocated using the relative fair value approach based on the net asset value acquired from MOBV. Given the nature of the assets acquired and liabilities assumed from MOBV, an allocation of the transaction costs and Earnout consideration cannot be made to the net assets acquired. Accordingly, an immediate charge to operations would be recognized for the difference between the relative value allocated to the earnout and the fair value, as well as for the value of the transaction costs.

The Exchange Agreement provides the Company with the obligation to purchase the SVM shares for cash. “Cash Exchange Payment” means with respect to a particular Call Exchange for which the Company has elected to make a Cash Exchange or a particular Put Exchange for which the Shareholder has elected to receive a Cash Exchange Payment: The terms both a call and a put option with same strike price and exercise dates applied and have a fixed redemption price. As such the Exchange Agreement should be classified as a liability under ASC 480 and the NCI removed from equity with the subsidiary reported at 100% by the parent.

Earn Out Share payments are within the scope of ASC 480. The Company agreed to issue 25,000,000 Earn Out Shares over a three-year period based on Vehicle Sales Revenue earned at each year, or in the aggregate for the three years. However, the number of shares to be delivered can vary based on the discretion of the Company Board to waive the applicable Vehicle Sales Revenue trigger and release all or any portion of the Earnout shares available, accordingly a liability will be recorded for the fair value of the Earn Out shares.

Note 4 — Adjustments to Audited Condensed Combined Balance Sheet as of December 31, 2023

The adjustments to the audited condensed combined balance sheet as of December 31, 2023 are as follows:

A.	Represents the elimination of inter-company transactions between MOBV and SVH during the period April 1, 2023 through December 31, 2023.

Note 5 — Adjustments and Reclassifications to audited Condensed Combined Statement of Operations for the Nine-month period ended December 31, 2023

The adjustments included in the audited condensed combined statement of operations for the nine-month period ended December 31, 2023 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account.

BB.	Reflects the removal of general and administrative expenses incurred till effective date of the business combination.

Note 6 — Net Earnings (Loss) per Share

Represents the earnings (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transaction, assuming the shares were outstanding since April 1, 2023. As the Transaction is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issued in connection with the Transaction have been outstanding for the entire period presented.

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BUSINESS

Overview

SVH’s mission is to revolutionize two-wheeled vehicles (“TWV”) by developing premium products powered by renewable energy, which are best-in-class for safety, performance, and comfort, thereby providing the best riding experience to our customers.

SVM was founded in 2018 and is currently focusing on India, the largest market for TWV where the population growing; it is younger than the global median; urbanizing rapidly; and, personal incomes and consumption are growing. India’s infrastructure has lagged its growth leading to traffic congestion, bad road conditions, and environmental pollution, which have compelled the government to develop policies favorable to TWV, especially E2W. Consequently, demand for Electric Two-Wheeled (“E2W”) vehicles has grown, leading SVH to develop the next generation of E2W vehicles, named “Prana™”, which means “life energy”. Prana™ is designed to offer consumers a “Fast, Fun and Safe” vehicle that is safe and comfortable to ride, and contributes to improved health and a cleaner environment.

By combining SVH’s E2W vehicle skills with its proprietary know-how and intellectual property, SVH (i) designs, engineers, and builds premium E2W vehicles, (ii) offers a unique customer experience, and (iii) has a robust product development roadmap of e-mobility products and technologies. SVH has enlisted the support of purchase financing providers to allow customers to lease their vehicles and benefit from SVH’s compelling Total Cost of Ownership.

SVH’s first product line, the Prana™, is a premium E2W vehicle that is redefining the category. This achievement is enabled by its patent-pending technology, which also results in increased safety, stability, and comfort. Prana-Grand (“Prana-Grand”) is the first variant of the Prana line of products. SVH started delivering the Prana-Grand to customers in February 2021.

The Prana’s many innovations, include superior balance, ease in riding, single-gear and clutch-free automatic direct drive in-wheel motor, dual channel braking systems that once activated, applies automatically in an optimal braking sequence, battery management, drive mode selection, which customizes the power delivered by the motor, its built-in charging system that allows the use of makes every standard 16A plug as ready to use charger outlets, proprietary integrated IT platform and process, “OmniPresence” which is a single point of contact desk to cater to customers, and its planned integrated helmet. These are among the many breakthroughs that place the Prana as the elite combination of rider experience, performance, safety, stability, and lowered total cost of ownership in the world’s largest market for TWV.

Strategy

The key elements of our strategy include:

Premium brand. SVH has designed and manufactures its vehicles as premium e-mobility solutions. SVH seeks the premium end of the market, and will expand into more affordable products only after achieving the scale necessary to ensure it can maintain its operating margins.

Target market. SVH caters to young, upper income, urban dwellers. The market is sufficiently large and growing quickly enough that SVH sees significant room for growth without aggressively battling for market share. SVH prices its vehicles so that when considered with the savings afforded to E2W, including fuel, taxes, insurance, etc. and combined with financing options, customers will achieve superior TCO and monthly payments with SVH’s vehicles, and experience a premium product at less than the monthly cost of an inferior ICE TWV.

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Distribution and service. SVH enters the market with an omnichannel approach, i.e., direct sales, dealership network ad online sales. SVH has received over 700 applications from dealers who would like to sell and service its vehicles. SVH will select those dealers it feels best align with its premium brand and that can provide the sales and service experience SVH demands of its representatives. SVH’s OmniPresence information platform supports online and direct sales throughout the customer’s engagement.

Market entry. SVH believes that other markets will demand premium E2W and exhibit characteristics similar to the Indian market. Those markets with favorable characteristics and policies, including mandates to eliminate ICE vehicles, will be near term opportunities to expand SVH’s regional distribution. Over time and with growing capacity, SVH intends to be a global leader in e-mobility solutions.

Product development. SVH has a development roadmap to expand, first, its premium Prana line, followed by introducing more affordable vehicles to capture more segments of the market and engage with customers earlier in the consumption path with an entry-level product that can then be upsold to premium.

Products

Prana™ is a premium E2W vehicle that redefines the category. This achievement is enabled by our patent-pending technology, which also offers increased safety, stability, and comfort. Prana-Grand is the first variant of the Prana line of products and has been in pilot commercial production since February 2021. By combining SVH’s E2W skills with its proprietary know-how and intellectual property, SVH (i) designs, engineers, and builds premium E2W vehicles, (ii) offers a unique customer experience, and (iii) has a robust product development roadmap of e-mobility products and technologies. SVH has enlisted the support of purchase financing providers to allow customers to lease their vehicles and benefit from SVH’s compelling Total Cost of Ownership.

The Prana’s many innovations include superior balance, ease in riding, single-gear and a clutch-free automatic direct drive in-wheel motor, dual channel braking systems that once activated, apply automatically in an optimal braking sequence, battery management, drive mode selection, which customizes the power delivered by the motor, an integrated charging system that allows the use of standard 16A outlets, proprietary integrated IT platform and process, “OmniPresence” which is a single point of contact desk to cater to customers, and its planned integrated helmet. These are among the many breakthroughs that place the Prana as the premium combination of rider experience, performance, safety, stability, and total cost of ownership in the world’s largest market for TWV.

SVH is preparing to launch additional vehicles in the coming years. SVH has commenced engineering and design work for the Prana-Elite that is expected to leverage the same platform as the Prana-Grand, while upgrading its range. SVH expects to begin production of the Prana-Elite in FY2024. Following the Prana-Grand and the Prana-Elite, SVH plans to introduce more affordable vehicles in higher volumes, such as the planned Prana-Class and scooters under the Alive™ and Alive-Lite™ brands.

SVM utilizes India’s software, information technology, and engineering skillset. The Company will further strength this approach to develop differentiated products in a cost-effective manner, with a focus on providing ”Fast, Fun, and Safe” riding experience to our customer.

We are committed to promoting an environmentally friendly mobility solution. SVM’s manufacturing facility in India will be configured to use electricity from renewable energy sources such as wind and solar. SVM promotes green cover by incentivizing its customers to plant trees through credits or discounts.

Software

Software is a major component of our products. SVH benefits from India’s software, information technology, and engineering skillset. SVH developed OmniPresence, its enterprise-wide information system to:

●	support marketing and sales;

●	manage purchasing and production;

●	manage service and maintenance;

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●	manage vehicle functions, including propulsion, energy, braking and safety, and monitor driver behavior; and,

●	provides feedback to SVH that is useful for improving the vehicles and adjusting features to local conditions.

SVH’s software is monitored, maintained, and updated over the air as necessary. SVH will leverage its software and the data it collects to develop differentiated products in a cost-effective manner, with a focus on providing a “Fast, Fun, and Safe” riding experience to its customer.

Our Market Opportunity

SVH’s initial focus is on the Indian market, from which SVH intends to expand to the rest of Asia and the world. Industry analysts believe India is currently the world’s largest and fastest growing market for TWV, in which E2W are expected to capture a growing share. The Indian market is driven by a growing population, an emerging consumer class with rising incomes, production capacity, robust supply chains, and a supportive government.

SVM believes the E2W market will experience accelerating growth, driven by:

●	Technology: Improving battery technology and charging infrastructure enables better performance and longer range at lower costs. E2W will benefit from the global shift to EV as global investment and economies of scale drive costs lower, produce more skilled workers, develop better performing batteries, and deploy more charging infrastructure. The investment by the global automotive industry and supply chain will benefit SVH’s products.

●	Demand: Consumers are shifting their preferences to E2W as the benefits of electric powertrains and the environmental impact become more apparent. SVM’s affordable premium products invite interest from prospective customers.

●	Regulatory Support: Governments are globally promulgating policies to support, and invest in, sustainable energy technologies and electric vehicles, especially in urban environments. Measures include stricter emission regulations, including restrictions on CO2 emissions and ICE vehicles in urban environments, phase-outs of ICE vehicles, and monetary incentives for electric vehicle purchasers.

●	Superior Rider Experience: SVH’s design innovations have produced compelling products with reduced noise, longer range, superior riding experience, enhanced safety, and other features at lower cost, creating a superior alternative to ICE vehicles.

While the E2W market is nascent, analysts expect the global electric vehicle penetration to expand from 6% of units in 2021 to 25% by 2030, implying E2W market growth from $2.5 billion in sales to approximately $20 billion to $28 billion over the same period. Demand from younger customers, ubiquitous rapid charging infrastructure, continued improvement in battery technology, and favorable government regulation, coupled with high and volatile gasoline prices could drive higher E2W vehicle penetration and market growth.

SVH is attempting to revolutionize the marketing of E2W with its Experience Centers, OmniPresence customer support and future virtual reality access to SVH’s vehicles, products, and services SVH’s Experience Centers allow customers to visit any SVH or dealer location and instantly recognize the layout, features and offerings. SVH has modeled its retail locations on premium retail experiences in other industries incorporating advanced retail practices and user experience.

Most SVM customers begin their journey online, mostly utilizing a mobile device. SVM’s OmniPresence, our digital infrastructure, enables a singular experience for prospective customers and supports their relationship with SVM, from initial inquiry to post-sales support. The OmniPresence team provides expertise in every aspect of E2W ownership and works with each customer to deliver a custom journey that matches their personal preferences.

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Many SVM customers want to ride the Prana before making a purchase. In the course of preparing a dealer network to cover major population centers, SVM received over 700 applications from prospective dealers. These dealers will also provide the service network to support SVM’s customers.

Customer experience

Digital customer interaction allows SVM to conserve capital and market directly to consumers and to service vehicles remotely. Ubiquitous connectivity enables data mining to design products that are better suited to customers’ needs, improve safety features and comfort, direct resources to areas most meaningful to customers, generate valuable behavior data to lower insurance costs, track asset usage and reliability etc. The virtual customer experience enables greater customization and fosters brand loyalty.

Demographics

The United Nations projects that by 2025, the world’s population will grow to 8.2 billion people, of whom 1.4 billion will reside in India, at which time India will overtake China as the world’s most populous nation. While China’s population is expected to peak in 2025 and decline thereafter, India’s population is expected to continue growing, so that by 2050 the UN projects India’s population to be 300,000,000 bigger than China’s.

In 2025, the U.N. projects India’s population will have a median age of 29, placing it among the youngest countries (the global median age is projected to be 31 in 2025).

India’s population is also rapidly urbanizing, in line with global trends and rising incomes. In 2018 the UN’s Department of Economic and Social Affairs predicted that by 2050, 68% of the world’s population will live in urban areas with Asia exhibiting some of the fastest rates of urbanization. Rising urbanization presents a larger market for our products as range becomes less of an issue with people living in greater proximity and density.

Globally, EV owners compared to ICE owners:

●	Are on average five years younger;
●	Are more likely to live in urban areas;
●	Have a 32% longer commute time;
●	Earn 30% more;
●	Are six times more likely to have bought their last car online.

Purchasing power

India is quickly becoming richer as is per capita GDP has grown from $442.03 in 2000 to $2,256.59 per year in 2021 (in current US dollars), a compounded annual growth rate (“CAGR”) of approximately 8.5%.

India’s consumer income is expected to double by 2040, facilitated by a vibrant labor market and stable economic performance. Purchasing power will be concentrated in Millennials’ hands.

By 2030, nearly 80% of households will be middle-income, up from about 50% today. The middle class will drive 75% of consumer spending in 2030. As 140 million households move into the middle class and another 20 million move into the high-income bracket, they will spend 2-2.5x more on essential categories, including transport, and 3-4x more on services. Upper-middle-income and high-income entrants will drive a 15-20% increase in the ownership of durables, including vehicles. Half of incremental consumer spending by 2030 will be to upgrade to premium offerings. Premiumization and category addition will drive a significant share of incremental spending.

Millennials’ and Generation Z’s preferences will shape the market. These youngest Indians already exhibit the greatest willingness to increase spending over the next 10 years, but they are also highly discerning about what they consider “best in class” offerings in every consumption category. Businesses will have more prosperous and more willing buyers.

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As many as 50-70% of the most digitally connected consumers already use digital platforms for product discovery and pre-purchase research. By 2030, more than 40% of all purchases will be digitally influenced, up from 20-22% today. In the future, preferences will be driven by a consumer’s degree of connectedness to content. At all income levels, more “connected” consumers will spend more, own durables, upgrade to premium products and be very aware of brands.

Indians have traditionally used public transport services over owned vehicles. Digital platforms for renting and sharing will speak to this mindset, as well as to consumers’ awareness and use of technology. Subscription models will serve the value-conscious Indian keen to access new brands and products.

Market Size

Global:

●	The global E2W vehicles market was valued at US$51.22 billion in 2020 with Asia-Pacific region leading in market share.

●	Battery prices and total cost of ownership (“TCO”) are declining rapidly, with McKinsey estimating a greater than 90% decline in battery prices over the past ten years.

●	The TWV market has not been consolidated yet, allowing new entrants and disruptive product and service offerings.

India:

●	Total vehicle sales (FY 2022): approximately 23 million per year

●	Share of TWV (FY 2022): approximately 80%

●	India’s TWV market is expected to reach 27.2 million units by 2026 exhibiting a CAGR of 10.2% during 2022-2026.

●	Revenue in India’s motorcycles market is projected by industry analysts to reach US$18.86 billion in 2022 and a compounded annual growth rate of 13.15% (CAGR 2022-2026), resulting in a projected market volume of US$ 30.91 billion by 2026.

●	The market for all EVs in India is projected to reach approximately $7.1 billion in 2025 with the total automotive component industry projected to reach $251-$283 billion in 2026;

●	With growing concerns around vehicle emissions, consumers are increasingly attracted to E2Ws due to their lower environmental impact, and that almost 97.5% of all EVs sold in India were E2Ws in 2021, as per the International Institute for Sustainable Development (IISD).

TWV Market in India

Currently, the new growth lever for the TWV industry is electric scooters and motorcycles. While many startups are working in the low powered scooter segment, SVH chose to address the market with premium products, given the extensive experience and expertise of SVH’s leadership team with global electric pioneering companies. Furthermore, there are many macro-economic enablers such as the Indian government’s commitment to EV transformation, increasing consumer awareness of pollution related health impacts, efforts on curbing climate change, are helping fuel the growth.

Increased government mandates for electrification, combined with consumers’ growing desire for clean energy vehicles, and hassle-free riding experience are driving electrification of the TWV industry at a rapid pace and on a global scale. The Indian government has set a goal to electrify 100% of the TWV market. This presents an enormous opportunity for SVH. The government has also lowered the Goods and Services Tax (GST) to 5% for EVs, as compared to 28% on ICE vehicles, and added other incentives for consumers, including elimination of vehicle registration tax and income tax rebate for EV purchase. Additionally, several state governments are providing incentives to make E2W more affordable. More investment in the electricity infrastructure, especially in the renewable energy sector, could potentially accelerate the process.

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COVID-19 has accelerated a trend towards individual mobility solutions and this has led to a rising demand of personal vehicles. Considering India’s demography, this could further increase the total addressable market-size for SVH in India. There has been a behavioral change among the people towards mobility due to the rising environmental concern and this can be directly seen with the sudden boom of electric two wheelers market after the lockdown and restrictions were removed. This has helped E2W gain a strong market share around the world.

SVH’s initial product, the Prana-Grand, is positioned as a premium E2W. According to Statista/Mobility Markets Insights/Motorcycle Market India, the Indian motorcycle market is expected to reach revenues of US$25.6 billion in 2023, growing to US$36.1 billion by 2027. SVM considers the rapid growth of the E2W market to be a significant opportunity to establish a global brand synonymous with electric, sustainable premium vehicle, while offering a value proposition to customers that is superior to ICE vehicles.

The demand for all EVs is impeded by insufficient charging infrastructure. Our product line addresses range anxiety by providing twice the range/charge than the average daily travel distance of motorcycle users and integrating a waterproof charger inside the vehicle which uses the standard household 16A outlet, allowing users to charge their vehicles almost anywhere and enabling a business model for electric utilities and power distributors to develop charging networks.

Policy

To confront the challenges of growing populations with growing mobility needs while mitigating climate change, many governments have implemented and accelerated programs to incentivize EV utilization.

The role of electricity in the final consumption mix is projected to grow from ~20% today to 40% by 2050. The corresponding doubling of electricity consumption combined with uptake of hydrogen is projected to offset fossil-fuel consumption (which excludes primary demand of coal and gas for power generation), which could be ~40% lower in 2050 compared to 2020.

The largest markets are moving rapidly to eliminate new ICE vehicle sales. Converting the automotive industry to fully EV will create economies of scale for all electric vehicle types throughout the supply chain.

EVs have lower Total Cost of Ownership, or TCO, than ICE vehicles in some countries currently and is expected to be cheaper in all countries by 2025.

Electrification eco-system

McKinsey projects a substantial increase in EV market share in India by 2026. We expect that ubiquitous charging availability will foster new business models, including Mobility-as-a-Service (“MaaS”) and more shared riding initiatives. Further, electrification is not just about replacing a fuel tank with a battery. Electric mobility disrupts the ICE platform and much associated with it – removing the entire ICE drivetrain and replace it with an EV drivetrain containing 1/5th to 1/10th the number of moving or breakable parts. This is a fundamental, disruptive transformation that we expect to lead to an improved and more affordable riding experience.

SVH’s Competitive Advantage

●	Management Team: SVH’s board and senior leadership team has deep domain knowledge and expertise across vehicle, semiconductor and power storage industries, including the entire value chain from product development to service delivery. The team is led by Mohanraj Ramasamy, who served in various roles in Tesla during its development and early manufacture of the Model S and Model 3. SVH is well poised to leverage its team’s combined expertise in these areas and address emerging market needs, and develop next generation products and services. The team is supported by executives with significant industry experience from such companies as Royal Enfield, TVS, and Bajaj, among others.

●	Favorable Market Trends: As consumers seek brands that align with their values, SVH is positioned to address the wants and needs of a new generation of customer demands. The Prana-Grand is the first premium E2W and has positioned SVH to establish its brand and reputation. By building the Srivaru brand and achieving scale and efficiency in our manufacturing footprint, the Company believes it will have the opportunity, over time, to create more affordable and attainable technology to allow broader adoption of its E2W and capitalize on adjacent market opportunities.

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●	Product: Prana-Grand has been in commercial use for over a year. In that time period, we have sold over 160 units and SVM’s motor, battery technology, design, and ease of use have been validated in real world applications. Our technology, combined with design and superior customer experience, delivering exceptional performance, range and safety is expected to drive our growth and market share.

●	Platform-based Approach: Prana’s platform-based approach is designed to support the production of other vehicle variants as well as product lines to be built on the same underbody, enabling shorter time to market and efficiency in capital deployment.

●	Charging: Prana comes equipped with a standard 16Amp charger that can charge the vehicle from any household outlet. Our vehicles do not require any specialized charging network and the integrated charger can fully charge the battery in under 5 hours, the time the vehicle is idle at home or at work. Prana’s range is triple the average daily commute of our customers, alleviating range anxiety. Furthermore, Prana’s charging system encourages power suppliers to develop charging networks as a business model.

●	Maintenance: Prana is powered by a sealed, waterproof motor that is embedded in the back wheel, without a clutch, gears, chains, or shafts, resulting in reduced maintenance requirements.

●	Sales and Service: SVH intends to implement a hybrid sales strategy to maintain control over the customer experience and ensure that interactions are aligned with the SVH brand through the SVH experience centers; the Company expects to exert control over the customer experience by vertically integrating OmniPresence, its customer service platform with sales, after sales service and dealer management. SVH plans to build and scale its own service operations in addition to cultivating partnerships with dealers and other service partners that meet our expectations for customer service, under our unified OmniPresence platform.

●	Strategic Relationships: SVH has established strong relationships with suppliers of critical components to deliver the Prana-Grand, which can be extended as product lines and variants are added.

●	Intellectual Property: SVH has developed significant intellectual property with many breakthrough innovations to enhance rider experience, performance, safety, stability, and lowered total cost of ownership in the world’s largest market for TWV.

Growth Strategy

We aim to create a world-class e-mobility company, developing premium products powered by renewable energy.

We entered the market with our flagship product, the Prana-Grand, which is intended to capture the potential of electrification through a fusion of art and science. Initially, we will focus on the Indian motorcycle market, which is expected to grow to US$ 30.91 billion by 2026.

We have targeted expansion of our product offerings into other geographies such as Malaysia and Singapore by FY 2026, followed by Europe and the Middle East. Initially, we expect SVH’s total addressable market share (“TAM”), will be 1.80 million units, and with the introduction of Prana-Elite, its TAM may double in size. Expected subsequent products such as the Alive brand may further expand SVH’s TAM by adding another 6.2 million vehicles.

Vehicle Roadmap. We have established a roadmap for future vehicle lines that includes a variety of vehicle types that are expected to perform well in various customer segments, such as new variants of Prana product line, Prana-Elite and Prana-Class, and the scooter product line, with Alive and Alive-Lite. By utilizing the Prana to establish our brand, we plan to leverage economies of scale and efficiency of operations to unlock sales in more mass market segments, commencing in the Indian market and then seeking to establish a strong customer base in the premium and premium vehicle markets across the globe. Commencing FY2026, we plan to manufacture and sell an expanded portfolio of products including the Alive-Lite and Prana-Class, which would enable us to address a majority of the Indian E2W vehicle market. Management believes this expanded portfolio of vehicles will position the Company to address an estimated TAM of approximately 42 million vehicles per year by 2027 in India alone

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International Expansion. We expect to distribute our products throughout India and in other countries and markets in the coming years. Our expansion into other markets could include local manufacturing, assembly, and sales and service networks. We anticipate that localized supply chain, production, distribution and retail can yield cost savings and environmental benefits with reduced transportation of product to the customer, shorter time to market, and enhanced relationship with our customers.

We are highly motivated to usher in a future where mobility is sustainable and friendly to the planet.

SVH’s Vehicles

Prana™

Our first product, the Prana-Grand, is already being produced and sold commercially. As our flagship product, Prana-Grand, is intended to set the standard for excellence across all future products and experiences. Below are some of the key aspects of our products:

●	Product Design: The Prana-GrandTM fuses art and science to capture the potential benefits of electrification. As our flagship product, the Prana-Grand sets the bar for excellence across all of our products and experiences. Our customer experience represents a breakthrough, achieved through a ground-up rethinking of the way a TWV is designed. Our reimagining of the motorcycle has resulted in a more balanced drive, safer brake performance, improved ride comfort, with a sporty and efficient exterior, delivering the “Fast, Fun and Safe” value proposition to customers. SVH believes its technology leads the industry in energy efficiency, with expected efficiency of approximately 54 watts per mile. Prana can be fully charged using a standard household outlet in 4 hours and 45 minutes.

●	Performance and Range: The Prana-Grand’s combination of balanced chassis with direct drive motor, supported by SVH’s custom battery management system (“BMS”), delivers smooth acceleration without gear or clutch operations. Prana’s mode function delivers customized direct torque and speed based on the customer’s preferences, including acceleration rates in the range of 0-37 MPH in under 4 seconds. the Prana-Grand model has achieved a range of approximately 80 miles on a single charge, which is twice the average typical drive distance for which TWVs are used. The Prana-Elite is expected to be able to achieve a range of approximately 140 miles, which is more than three times the average typical drive distance of a TWV.
●	Ease of Riding: The Prana has no clutch or gears to change, making it a hassle-free drive, even in heavy, congested traffic in city roads. The driving experience is more like an automated system, in stark contrast with manual transmission TWVs.

●	Safety: The Prana is equipped with dual channel, independent braking system that applies automatically in an optimal braking sequence. Prana’s exquisitely balanced chassis combined with inbuilt motor provides safe stopping and reduces the potential for skidding, even in emergency breaking situations. Prana is also equipped with dual LED head lights, enhancing road visibility. In the future, we intend to launch an integrated helmet, which will further enhance the safety and comfort of the rider.

●	TCO/Affordability: The Prana offers an overall lower TCO, with significantly lower operating costs than comparable ICE TWVs. Our vehicles can be financed through banks and non-banking financial institutions in India. Additionally, the savings in fuel and maintenance effectively offset the monthly financing cost, thereby lowering the TCO and making the vehicle more affordable.

The customer’s transformation journey from ICE to E2W vehicle is facilitated through the SVM Experience Center and OmniPresence platform, which allows consistent customer experience, regardless of the size of the Experience Center or the external environment. In future, we expect the Experience Center to host a virtual reality-like customer walk through, helping to capitalize on the virtual reality trend and providing a customized experience to the customer. We intend to roll out SVM’s Experience Center and OmniPresence platform in all regions.

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Our Technology is a Key Differentiator

We are a technology and mobility company seeking to set new standards for sustainable transportation with Prana, Alive, and other planned future product lines. The Company has developed cutting-edge products that it believes sets new benchmarks for E2Ws.

Our in-house engineering team, working with component manufacturing partners, is focused on delivering innovation in all facets of vehicle development, including vehicle design and engineering, hardware and software development, and passenger comfort. The development of the Prana was predicated on simplifying the powertrain and embedding the sealed motor in the back wheel, which helped us to redefine the E2W vehicle.

We have contracted with leading battery manufacturers utilizing advanced lithium-ion cell battery packs to achieve the optimal combination of safety and performance. We are using the data accumulated from these activities to refine our technology throughout our product development process.

We believe the premium E2W experience is composed of three essential elements: (i) product superiority, in performance, ride comfortability and attention to detail; (ii) exceptional customer experience and interactions throughout the sales cycle and ownership journey, and (iii) ease of service to customers using a combination of SVM’s and independent service providers, guided by OmniPresence centers.

Although we are initially focusing on the premium market, the Company intends to expand its product portfolio, to provide a lower TCO to customers and expand its TAM.

We are committed to making ESG an integral focus of our operations, through mass production of sustainable transportation. We offer rebates to customers who plant saplings while purchasing a vehicle from us. We currently offer a rebate for customers who plant 10 saplings and share photos in the hope of inspiring others to do the same. The Company’s first product is called Prana, which in Hindi means “life energy”. We believe this reflects our goal of building and selling the leading clean energy vehicles and attempting to improve the environment and people’s health.

Our business prospects include technological achievements, platform to connect with customers, combined with an excellent sales and service network. Our technology stack includes significant advancements to the core technologies of TWV that are radically different in the Prana product lines compared to other TWV. Areas where our in-house engineering has driven advancement include:

●	Battery Pack: Our research and development team has worked with leading suppliers to design and produce a compact and dense battery pack that is safe, efficient, performs well in varied terrain and climates, and can be recharged using standard household outlets. The battery pack’s components are designed to be scalable and reusable in the next product variants, providing range variations as we develop future mobility platforms. The Company is also working on passive isolation technology-based battery packs to provide higher range, which will be used in the Prana-Elite. The cells incorporated in our battery packs conform to our high standards, including requirements for range, energy density, recharge/discharge rates and other characteristics. The integrated, custom-designed chassis battery module is designed for mass production, easy installation and service. SVH believes that the technology developed for the Prana battery packs can be transferred to other E2Ws, to the industrialization of mass-market vehicles, and to technologically adjacent markets.

●	Platform. Our platform was designed and developed to optimize these key elements: (i) battery management, (ii) electric motor, (iii) power electronics, (v) control software and (vi) integrated charger. The platform structure enables the chassis to provide greater safety, smoother ride, and a superior user experience. The foundational platform is designed to support other vehicle variants, which should allow for capital-efficient growth and reduce time to profitability.

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●	Integrated Electric Drive Unit. The Prana-Grand’s electric drive motor is embedded in its rear wheel. This motor placement eliminates the need for a gear box, transmission, drive shaft or chain, thereby vastly simplifying the vehicle, reducing maintenance, and reducing weight. There are very few moving parts in the Prana-Grand. Placing the motor in the rear wheel also allows Prana-Grand to achieve optimal weight balance, assists with braking, and reduces loss of traction, or “fish-tailing”. The drive unit motors are designed to reach a top speed of over 144 kilometers/hour (90 miles/hour), which is superior to most competitors. The motor uses the alloy wheel to dissipate the heat and extend the service life of the parts, boosting efficiency. We developed the Prana-Grand’s drive mode function in a manner that enables higher levels of energy efficiency and performance, and also includes a reverse mode function, which is useful to park, turn and extract the Prana-Grand from difficult parking spots.

●	Charging. The Prana-Grand’s integrated IP67 charger is designed to alleviate range anxiety and is airtight and waterproof, so harsh environment conditions such as dust and moisture do not cause internal short circuits. The standard 16Amp plug-point connector is suitable for at-home charging and allows the Prana’s battery to fully charge in 4 hours and 45 minutes. In addition to making charging ubiquitous, we have been working with electricity distribution companies to accelerate their plans for commercial charging networks. Prana’s battery pack is capable of fast charging, which will be enabled in future versions so Prana can be charged at other fast charging networks.

●	Experience Centers: Our Experience Centers, which are currently operating in India as SVM Experience Centers, are focused on providing a unique but consistent and rich experience to customers by creating a theater-like environment. This has the effect of shielding customers from external interferences while inside the Experience Centers. Further, the customer experience is enhanced by the SVH’s OmniPresence team, which is provides one-stop customer service. In the future, we plan for the same team to provide a virtual walk-through to customers. The OmniPresence teams are supported by a vertically integrated dealer management platform that provides as-built information about Prana to customers, while also supporting the sales lead generation system. We plan to roll out similar centers when we start operations in other geographies.

●	Software update and Helmet: We plan to continue to improve the drive system software, which is programmable and updateable during vehicle service. In addition, we are working on proprietary patent-pending helmet technology, which will be integrated into the Prana vehicle to maximize comfort and driver wellbeing. The helmet is the first in our line of accessories that we intend to develop to serve the Prana user community.

Manufacturing

SVM is currently assembling Prana-Grand vehicles in its facility located, in Sulur, Coimbatore, Tamil Nadu, India. The current facility can produce 300 vehicles per month and is equipped with digital tools for production accuracy and consistency, which can be scaled to produce 3,000 vehicles per month due to its modular assembly process. To cater to expected future production demands, the Company intends to add capacity to ramp production up to 100,000 vehicles per month.

We have also received several invitations from various state governments to establish assembly facilities across India. We will carefully consider these invitations and how to expand our assembly base as necessary to ramp-up production in a cost-efficient and timely manner.

We employ suppliers to provide sub-assembly components according to our specifications, which are then assembled at our facility, resulting in efficient deployment of capital and maintaining the lean workforce and processes necessary in the early stages of the Company’s growth. Further, we plan to use more modern and automated technology to set up the assembly base necessary to achieve our projected revenues.

We may decide to setup a dedicated manufacturing subsidiary in India to cater to future growth, while benefitting from reduced corporate tax rates of 17.48% (including taxes earmarked for specific purposes and surcharges).

Go-To-Market Strategy

In 2021, we launched our online vehicle configurator system along with limited social media outreach to validate our market assumptions. Soon after introducing the reservation system, we received reservations for more than 12,000 units, at which point the online reservation system was suspended. The reservation numbers far exceeded our original forecast and manufacturing capacity, and we wanted to focus on bringing the product to the market and providing superior customer experience.

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We will open exclusive OmniPresence Experience Centers across the various geographies in which we intend to operate, which may be Company-owned or through franchisees. The Company has received over 950 franchise requests in India and in overseas markets.

We believe that customer interest in our products is strong and that customer enthusiasm can be revived quickly once our manufacturing and distribution systems can handle the demand. We intend to utilize digital platforms and social media networks to educate customers about our technology, product features, brand identity and safety aspects. The goal is to cultivate a sense of brand loyalty with our customers.

Restarting customer engagement is expected to drive customers to our website and social media outlets to learn more about our story and the Prana product lines. On the website, customers can experience the online vehicle configurator. In the future, the Company will add an immersive and customizable opportunity to interact with our vehicles in a virtual setting. From there, we expect to provide customers with the option to either place a reservation online or visit one of our Experience Centers. We believe that our hybrid approach of providing consistent experience to direct-to-customer and through franchise network, allows us to maintain customer interaction, engage with them on their new mobility journey, creating opportunities to tailor each customer’s purchase and ownership preferences. Customers will have the option to visit an Experience Center in person, make their inquiries entirely online or a combination of the two experiences. This should allow us to build longer brand association and generate recurring product revenue.

Some states allow on-line purchases and direct delivery of vehicles to home. Our unified Experience Centers should allow the Company to gain additional margin through direct on-line sales.

We believe that establishing hybrid go-to-market strategy will enable the Company to grow the brand, scale the business and address market demand.

We also expect to employ company service technicians, while also empowering independent service providers to maintain our products. This should allow the Company to conserve capital while catering to customer needs.

We expect our future vehicles to be equipped with fast-charging capabilities, which are expected to be compatible with national standard fast-charging networks in India. This would enable our customers to use any of the national charging networks. EV charging locations that additionally offer amenities like shopping, food and restrooms, are expected to provide a delightful experience to SVH’s customers. This approach also allows the Company to avoid establishing and operating its own charging network while providing customers with access to established networks.

Government Regulations and Credits

Environmental Regulations

SVM operates in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which SVM is or may become subject govern, among other things, water use; emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation, and disposal of hazardous materials; the protection of the environment, natural resources and endangered species; and the remediation of environmental contamination. Compliance with such laws and regulations is and will continue to be an important aspect of SVM’s ability to continue its operations, and may substantially vary in each location that SVM chooses to operate in.

Environmental standards applicable to SVM are established by Indian laws and regulations, standards adopted by regulatory agencies and the permits and licenses SVM is required to obtain. Each of these sources is subject to periodic modifications and variations and what SVM anticipates will be increasingly stringent. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties and possibly orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

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Many countries have announced requirements for the sale of zero-emission vehicles beginning with proscribed timeframes, some as early as 2035. In particular, the government of India unveiled the National Electric Mobility Mission Plan 2020 (NEMMP 2020) in 2013 with the ultimate objective of promoting the manufacturing of electric and hybrid vehicle technology to completely achieve electrification by 2030. The plan aims to encourage reliable, affordable and efficient EVs that meet performance and cost expectations through government-industry collaboration for promotion and development of indigenous manufacturing capabilities, required infrastructure, consumer awareness and technology; thereby helping India to emerge as a global manufacturing leader in EV markets. SVM, as an EV manufacturer, is already in a position to comply with such requirements across its entire product portfolio.

Emissions Credits

While we expect these environmental regulations to benefit SVM’s growth, it is possible for certain regulations to result in margin pressures. For example, regulations that effectively impose electric vehicle production quotas on auto manufacturers may lead to an oversupply of electric vehicles, which in turn could promote price decreases. Changes to these incentives and regulations could affect our revenues and gross margins.

Other Credits and Benefits

EVs are not only cost-effective, but they also have tax advantages in India. SVM may benefit from additional opportunities under government regulations and legislation, such as the following:

●	EV loan tax exemption of up to INR 150,000 (USD: 1,923) is available under section 80EEB of the ITA;

●	FAME-II subsidy for eligible product lines; Faster Adoption and Manufacturing of (Hybrid &) Electric Vehicles (“FAME”), was launched in 2015 as “FAME I” under the aegis of NEMMP 2020, is an incentive or subsidy scheme promoted by the government of India for boosting electric and hybrid vehicles across the nation; FAME II scheme was launched on April 1, 2019, and the eligibility period has been extended to March 31, 2024;

●	Reduced GST tax of 5% as compared to 28% on ICE vehicles.

SVM might also be eligible for state GST refund program for in state vehicle sales.

Vehicle Safety, Emission and Testing

SVM is required to obtain the Central Motor Vehicles Rules based Type Approval Certification for its product lines in India, and similar or equivalent certification is applicable for each of our target markets. These regulations are updated from time to time. Type Approval Testing includes detailed safety, emission, and other standard tests.

Automobile Manufacturer and Dealer Regulation

Indian laws regulate the manufacture, distribution, sale and service of vehicles, and generally require motor vehicle manufacturers and dealers to be licensed in order to sell vehicles directly. SVM’s direct network distribution will need to obtain sales and distribution network licenses in each state. There is no restriction in India preventing manufacturers from selling their vehicles directly. However, each overseas target market may have its own distribution licensing requirements.

Battery Safety and Testing Regulation

SVM’s battery packs are designed to conform to mandatory regulations that govern transport of “dangerous goods,” defined to include lithium-ion batteries, which may present a risk in transportation. The governing regulations in India are framed broadly on the UN’s Manual Tests and Criteria guidelines, which contains criteria, test methods, and procedures to be used for the classification of dangerous goods according to the provisions of the “United Nations Recommendations on the Transport of Dangerous Goods, Model Regulations”.

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The use, storage and disposal of battery packs is regulated under Indian central government law. The Regulatory Safety Standards Associated with Vehicle Battery Safety was set up by the Ministry of Road Transport and Highways (“MoRTH”) under the Central Motor Vehicles Rule in 2015, with an amendment later added in 2017. SVM complies with the existing safety standards. These standards are expected to be amended from time to time to improve the safety of E2Ws.

Recently, MoRTH has modified rules to update battery safety standards for E2Ws. The amendments provide for additional fire safety requirements related to battery cells, BMS, onboard chargers, battery pack designs, and thermal propagation due to internal cell short circuits.

For the global market, SVM’s battery packs are intended to comply with the applicable requirements of the UN’s Manual of Tests and Criteria. SVM uses lithium-ion cells in the high voltage battery packs in its vehicles. These tests include:

●	Altitude simulation — simulating air transport under low pressure conditions;

●	Thermal cycling — assessing cell and battery seal integrity and internal electrical connections;

●	Vibration — simulating vibration during transport;

●	Shock — robustness of cells and batteries against cumulative shocks;

●	External short circuit — simulating an external short circuit;

●	Impact/Crush – simulating mechanical abuse from an impact or crush that may result in an internal short circuit;

●	Overcharge — evaluating the ability of a rechargeable battery to withstand overcharging; and

●	Forced discharge – evaluating the ability of a primary or a rechargeable cell to withstand a forced discharge condition.

Competition

SVH faces competition from both traditional ICE automotive OEMs and other alternative fuel vehicles from both new manufacturers and established automotive OEMs, many of which have entered or have announced plans to enter the alternative fuel and electric vehicle market. The Company expects this competition to increase, particularly as the transportation sector continues to shift towards low-emission, zero-emission or carbon neutral solutions.

We believe the primary factors on which we will compete include, but are not limited to:

●	product quality, reliability and safety;

●	range, efficiency and charging speeds;

●	product performance;

●	technological innovation, including integrated helmets and safety measures;

●	access to charging options;

●	design, styling and elegant;

●	service options and customer experience;

●	management team experience at bringing electric vehicles and other disruptive technologies to market;

●	manufacturing efficiency;

●	brand recognition and prestige; and

●	product price.

SVH believes that it is favorably positioned to compete on the basis of these factors. However, many of SVH’s current and potential competitors have substantially greater financial, technical, manufacturing, marketing and other resources than SVH. SVH’s competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their products. Additionally, many of SVH’s competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other tangible and intangible resources that exceed SVH’s. Furthermore, many of SVH’s competitors operate with a traditional sales and dealer distribution model for vehicles that may be viewed more favorably by potential customers. These competitors also compete with SVH in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, SVH’s products. Additional mergers and acquisitions in the electric vehicle and luxury automotive markets may result in SVH’s competitors becoming even more concentrated.

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Facilities

SVH does not currently own or lease any real property of its own. SVM currently leases three facilities in Sulur, Coimbatore, Tamil Nadu, which consist of our production headquarters factory, an experience center and guest house, respectively. SVH currently does not own the land on which the properties are situated; these properties are subject to various lease arrangements with third-party entities.

The factory measures approximately 10,000 square feet and is leased pursuant to a lease agreement dated September 23, 2021, which was last renewed on October 11, 2022, for a one-year term. The lease may be terminated by either SVM or the lessor with three months written notice. Rent is Rs. 1,34,625 per month. The factory is used for our manufacturing operations and engineering, product, commercial and administrative functions.

The experience center measures approximately 2,668 square feet and is leased pursuant to a lease agreement dated September 23, 2021, which was last renewed on October 11, 2022, for a one-year term. The lease may be terminated by either SVM or the lessor with three months written notice. Rent is Rs. 36,685 per month. The experience center is primarily used as a showroom and direct-sale store for our products.

The guest house measures approximately 1,000 square feet and is leased pursuant to a lease agreement dated November 25, 2021, which was last renewed on October 31, 2022, for a one-year term. The lease may be terminated by either SVM or the lessor with three months written notice. Rent is Rs. 7,000 per month. The guest house is used to temporarily house employees, customers and other guests visiting the factory and experience center.

Legal Proceedings

From time to time, we may be subject to various legal proceedings that arise from the normal course of business activities. In addition, from time to time, third parties may assert claims of intellectual property infringement, misappropriation or other violation against us in the form of letters and other forms of communication. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on our results of operations, prospects, cash flows, financial position and brand.

Intellectual Property

Intellectual property is important to our business. Our commercial success depends in part on our ability to obtain, maintain and protect the intellectual property and other proprietary technology that we develop, to operate without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of others, and to prevent others from infringing, misappropriating or violating our intellectual property and proprietary rights. We rely on a combination of patents (filed and pending approval), trademarks, trade secrets, know-how, continuing technological innovation, confidential information and other measures to develop and maintain our proprietary position including through employee, contractor, consultant and third-party nondisclosure and invention assignment agreements and other contractual arrangements.

Regardless of the coverage we seek under our existing patent applications, there is always a risk that alterations from our products or processes may provide sufficient basis for a competitor to avoid infringement claims. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued and courts can reinterpret patent scope after issuance. Many jurisdictions permit third parties to challenge issued patents in administrative proceedings, which may result in further narrowing or even cancellation of patent claims. We cannot provide any assurance that any patents will be issued from our pending or any future applications or that any current or future issued patents will adequately protect our intellectual property. For this and other risks related to our proprietary technology, inventions and improvements, please see the section entitled “Risk Factors — Risks Related to Intellectual Property.”

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We expect to develop additional intellectual property and proprietary technology as our engineering and validation activities proceed. Technologies that we have and intend to invest in and develop include engineering software, battery systems and controls, cybersecurity, telematics and electrical architecture hardware and software. As we develop our technology, we will continue to build our intellectual property portfolio, including by pursuing patent and other intellectual property protection when we believe it is possible, cost-effective, beneficial and consistent with our overall intellectual property protection strategy. See “— SVH’s Vehicles” above for more information.

The terms of individually issued patents extend for varying periods of time depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, in India, utility patents are granted a term of 20 years from the earliest effective filing date of a non-provisional patent application, assuming the patent has not been terminally disclaimed over a commonly owned patent or a patent naming a common inventor, or over a patent not commonly owned but that was disqualified as prior art as the result of activities undertaken within the scope of a joint research agreement. The life of a patent, and the protection it affords, is therefore limited and once our issued patents have expired, we may face competition, including from other competing technologies. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically is also 20 years from the earliest effective filing date. The actual protection afforded by a patent may vary from country to country and can depend upon many factors, including the type of patent, the scope of its coverage, the availability of patent term adjustments or extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent. As a result, our owned patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Furthermore, we rely upon trade secrets and know-how, confidential information, unpatented technologies, continuing technological innovation and other proprietary information to develop, protect and maintain our competitive position and aspects of our business that are not amenable to, or that we do not presently consider appropriate for, patent protection and prevent competitors from reverse engineering or copying our technologies. However, the foregoing rights, technologies and information are difficult to protect. We seek to protect them by, in part, using confidentiality agreements with our employees and consultants and any potential commercial partners and collaborators and invention assignment agreements with our employees. We also have implemented or intend to implement confidentiality agreements or invention assignment agreements with our selected consultants and any potential commercial partners. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of technologies that are developed through a relationship with a third party. These agreements may be breached, and we may not have adequate remedies for any breach. There can be no assurance that these agreements will be self-executing or otherwise provide meaningful protection for our trade secrets or other intellectual property or proprietary information. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Our commercial success will also depend in part on not infringing, misappropriating or otherwise violating the intellectual or proprietary rights of third parties. The issuance of third-party patents could require us to alter our development or commercial strategies, change our products or processes, obtain licenses to additional third-party patents or other intellectual property or cease certain activities. Our breach of any license agreements or failure to obtain a license for proprietary rights that we may require to develop or commercialize our future products or technologies may have an adverse impact on us. Given that patent applications in India and our future patents that may be filed in the United States and certain other jurisdictions, are maintained in secrecy for 18 months or potentially longer, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain of the patent protection being sought by third parties and/or the priority of inventions covered by such patent applications. Moreover, we may have to participate in interference, revocation, derivation, re-examination, post-grant review, inter parties review or opposition proceedings brought by third parties or declared by the U.S. Patent and Trademark Office or an equivalent foreign body. See “Risk Factors —  Risks Related to Intellectual Property” for additional information regarding these and other risks related to our intellectual property portfolio and their potential effect on us.

Employees

SVH is committed to cultivating a diverse company to enhance our culture and position the Company for success. As of December 31, 2023, SVM had approximately 45 full time employees in India, mostly in engineering, assembly, production, sales, and service. They are advised and mentored by the board and senior leadership team who have deep domain knowledge and expertise across vehicle, semiconductor, and power storage industries.

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Further, India has a vast resource pool of technical workers with engineering backgrounds, and SVH expects to locate, hire, and train the talent necessary for scaling our operation. SVH will also seek to recruit local talent in the various locations in which it seeks to operate, who have an understanding of the local legal and regulatory environments, and have networks and relationships in the local TWV/E2W markets.

Seasonality

SVH, along with other automotive manufacturers, typically experiences seasonality, with comparatively low sales in the first quarter and comparatively high sales in the fourth quarter, or higher demands during festive and summer seasons and lower demands during winter seasons in India, and SVH expects to continue experiencing similar seasonality when it begins scaling up commercial production of the Prana-Grand and future vehicles. SVH’s period-to-period results of operations may also fluctuate because of other factors including labor availability and costs for hourly and management personnel; profitability of its vehicles, especially in new markets; changes in interest rates; impairment of long-lived assets; macroeconomic conditions, both nationally and locally; negative publicity relating to its vehicles; changes in consumer preferences and competitive conditions; or investment in expansion to new markets.

Environmental, Social and Compliance

The Environment

SVH seeks to address the threat posed by climate change and the need for enhanced sustainability. SVH believes it is important to find ways to make transportation more sustainable.

We seek to attract premium vehicle customers to switch from polluting ICE vehicles to energy efficient, sustainable electric transportation. We believe that the efficiency of our direct drive technology will enable the Prana and Alive product lines to travel further per kWh than other vehicles — this in turn is expected to result in lower emissions by power plants due to the less frequent need to recharge our products.

Further, investment in renewable energy hit record levels in India in financial year 2021-22, with a total of $14.5 billion being invested in renewable energy, up by 125% compared with financial year 2020-21 and 72% higher than in FY2020. Rising electricity demand, falling prices for renewable energy, India’s push to manufacture solar photovoltaic modules, government support schemes aimed at boosting Indian manufacturers’ competitiveness and attracting investment (Production Linked Incentive schemes), and the waiver of transmission charges for renewable energy are the key drivers of India’s renewable energy growth. Additionally, the government is also facilitating investment in other clean technologies, such as energy storage, green hydrogen, energy efficiency and electric mobility. SVH’s mission of building the best riding electric TWV is poised to utilize India’s growing clean energy sources. After establishing our brand based on attention to detail and refinement, we intend to expand our product lineup to broaden our impact on the traditional TWV market.

In addition to the steps SVH is taking to address the TWV market in general by offering captivating E2W vehicles to customers, we intend to pursue sustainability throughout our business by focusing on recycling and waste management, logistics, supplier localization, sustainable materials selection and other areas of our business. Our production and distribution of EVs will consume energy, as with any other similar company. We believe that our products will require less energy throughout their useful life than competing products.

Compliance

SVH is implementing a robust compliance program centered around a clear statement of principles and an expectation for both legal compliance and high ethical standards. We intend to achieve these goals through ongoing training and discussions with our employees, clear policies and guidelines, internal controls over financial transactions, technological solutions to automate screenings for legal compliance and a reporting hotline which enables employees and service providers to share allegations of any legal or ethical matters on an anonymous basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to the “Company,” “our,” “us” or “we” refer to SVH. The following discussion and analysis should be read together with the historical audited annual combined financial statements and the related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with the financial information for the year ended March 31, 2023. See “Audited Condensed Combined Financial Information.” The following discussion may contain forward-looking statements. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this information statement, particularly in “Cautionary Note Concerning Forward Looking Statements” and “Risk Factors.”

Recent Developments

Business Combination

On March 13, 2023, SVH entered into the Business Combination Agreement with Merger Sub, and MOBV. Pursuant to the Merger Agreement, the parties thereto entered into a business combination transaction by which Merger Sub merged with and into MOBV, with MOBV surviving such merger as a wholly owned subsidiary of SVH. The Business Combination closed on December 8, 2023, and MOBV is now a wholly-owned subsidiary of SVH. The SVH Shares are listed on Nasdaq under the symbol “SVMH” and SVH Warrants are listed on Nasdaq under the symbol “SVMHW”.

The merger was accounted for as an asset purchase, in accordance with U.S. GAAP. Under this method of accounting, MOBV will was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of SVH issuing stock for the net assets of MOBV. The net assets of MOBV was stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of SVH.

The most significant change in SVH’s future reported financial position and results was an estimated increase in cash (as compared to SVH’s combined balance sheet on March 31, 2022) to approximately US$5 million. See “Audited Condensed Combined Financial Information.”

As a consequence of the merger, SVH became the successor to an SEC-registered company, which will require SVH to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. SVH expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting the Company’s Operating Results

SVH and its subsidiary have been developing their E2W vehicles for the past five years. SVH began early-stage commercial sales in 2021 and its products have been in commercial use for the past two years. SVH believes that its future success and financial performance depends on several factors that present significant opportunities for our business, but also pose risks and challenges, including those discussed below and in the Section of this prospectus titled “Risk Factors.”

Innovation

SVH is committed to the E2W market and plans to invest in technology, manufacturing, distribution, and service that will delight our customers and deliver pioneering E2W by means of design, software and customer experience. The E2W vehicle market is highly competitive and includes both established manufacturers and new entrants. SVH expects to become a leading electric motorcycle brand as the first Indian E2W company publicly traded in the U.S.

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Distribution, Sales and Service

Our growth will depend on our ability to achieve vehicle revenue targets, which depends on our ability to successfully execute our sales and marketing strategy, while retaining our premium brand perception. We have received over 700 distributor applications in India, but have not signed any agreements as of the date hereof. Prana has been in early commercial production and sales for the past two years, and our customers’ feedback has been positive and customer interest has been robust. To maintain our premium brand position, it is imperative that we do not disappoint customers, and so we accepted only limited orders, to ensure satisfactory delivery times and quality control. We expect to increase our sales and delivery schedules as we increase production capacity and achieve high volume production.

We plan to raise brand awareness primarily through online and social media channels, in addition to our Customer Experience physical touchpoints. In keeping with our premium brand, we intend to provide superior customer experience through our direct and franchised technicians, who will assist in delivery and after-sales care at our customer’s location.

SVM operates a hybrid sales and services model through SVM Experience Centre and franchise-operated Experience Centre. SVH will continue to expand throughout India, and regionally in Asia.

Establishing Contract Manufacturing Capacity and Supply Chain Management

Achieving our business plan will require us to expand our supply chain and contract manufacturing capacity. The scope of our future contract manufacturing capacity requirements and resulting capital expenditures will depend on many factors, including the growth of our sales and marketing initiatives, our ability to develop and launch new electric vehicles, our ability to utilize planned capacity in its existing contract manufacturers’ facilities, our ability to retain contract manufacturing relationships, access to capital, and the timing of our entry into new markets.

Global supply chain and logistics challenges affect SVH and its industry. As a result of these challenges, SVH has experienced cost increases for logistics, raw materials and purchased components, as well as increased manufacturing costs. SVM’s location in India, however, mitigates some of the higher costs as labor, land, and other input prices remain lower in India. It is expected that certain components, logistics, and manufacturing costs will stabilize in 2023, but that certain inflation in raw materials and components, especially with respect to batteries, will persist in the near term. Furthermore, SVM buys certain of its components in U.S. dollars, while selling products and services domestically in Indian rupees. Any fluctuations in the exchange rates of the U.S. dollar to the Indian rupee may have adverse effects on SVM’s financial condition and results of operation.

The Company has also in the past experienced some supply chain disruption for certain components, including semiconductor chips. While these disruptions have not materially impacted production volumes to date, SVM expects production to accelerate, which could aggravate the effects of future supply disruptions on its business.

The global supply chain and logistics disruptions continue to impact SVH and the automotive industry. Our ability to manufacture vehicles is dependent on the continued supply of manufacturing inputs. Fluctuations in the cost of input materials or components and supply interruptions or shortages could materially impact our business. For example, following the launch of a military action in Ukraine by Russia in February 2022, commodity prices, including the price of oil, gas, nickel, copper, lithium, and aluminum, increased. Sanctions and other measures imposed in response to such actions by countries and bodies around the world, as well as the existing and potential further responses from Russia or other countries subject to such sanctions, tensions and military action, could result in persistent volatility in commodity prices and interruptions of supply of manufacturing inputs. In addition, some components of our vehicles are manufactured in China and we depend on our suppliers there to deliver these components in order to deliver our products to our customers.

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Contracting with Industry-Leading Original Component Manufacturers and Innovative Battery Technology Research Companies

SVH has contracted with a limited number of battery manufacturers to allow us to secure additional battery supplies with improved technologies and scale rapidly with low capital intensity.

SVH believes that our experience manufacturing and selling the Prana product line will reduce the execution risk typically associated with new vehicle companies. Through such platform sharing, component sourcing, and manufacturing partnerships, SVH believes that it will be able to accelerate market access and reduce investment in development. SVH intends to meet timing, cost, and quality expectations while optimizing cost structures by leveraging its partnerships and in-house expertise. Maintaining maximum component independence allows SVH to dynamically select partners and components to its advantage and enables the Company to focus on design innovation, customer experience, and user interface that integrates software and hardware as well as products and services.

Market Trends and Competition

SVH offers innovative and proprietary E2W vehicles in India, one of the largest markets in the world for TWV. India’s market offers a young and growing population, rising incomes, rapid urbanization, and a supportive government whose policies promote electric vehicles, or EV, generally. Existing competitors supply mostly ICE powered vehicles at a higher TCO, and low-end electric scooters. SVH believes it offers the only premium electric motorcycle in India that is affordable to young urban professionals and compares favorably on TCO.

Regulatory Landscape

SVH operates in an industry that is subject to and benefits from a regulated environment. In addition to rules and regulations that apply to all vehicles, including safety, service, and emissions, most recent regulations have been targeting environmental concerns, which regulations have generally become more stringent over time. Regulations in target markets include economic incentives to purchase EV generally and E2W specifically, to deploy vehicle charging stations, to manufacture components locally in India, and to improve roads. While SVH expects environmental regulations to benefit our growth, certain regulations may result in higher costs and lower margins.

Sustainability

SVH’s is a leader in sustainable mobility, prioritizing responsible business practices to sustain people and planet and allow a future that is safe for posterity.

Our vehicles, products, and services promote several of the United Nations’ Sustainable Development Goals, notably:

●	Affordable and Clean Energy;

●	Sustainable Cities and Communities; and

●	Responsible Consumption and Production.

Sustainable Design: SVH’s designs reduce material consumption, carbon emissions, and noise pollution.

Net Zero: SVH is committed to achieving net zero carbon emissions by decarbonizing both our own operations, as well as our zero-emissions vehicles.

Stakeholder Attitude: SVH aims to improve the working conditions of our employees and make our communities desirable places to live, work, and ride.

Internal Control Over Financial Reporting

Our financial reporting function and system of internal controls are less developed in certain respects than those of similar companies and may not provide our management with as much or as accurate or timely information. A deficiency in internal controls exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company’s financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.

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Although we are not yet subject to the certification or attestation requirements of Section 404 of the Sarbanes-Oxley Act, in connection with the audit of our consolidated financial statements as of and for the nine-month period ended December 31, 2023, and the years ended March 31, 2023, and 2022, our management and our independent registered public accounting firm did not identify any deficiencies.

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act, in the assessment of the emerging growth company’s internal control over financial reporting.

Basis of Presentation

Refer to Note 1 of the Notes to Annual Combined Financial Statements for a discussion of the underlying basis used to prepare the combined financial statements.

Components of Results of Operations

Revenue

SVM generates revenue from the sale of E2W, related products and accessories, and value-added services. E2W are sold both directly to retail end users through SVM’s Customer Experience centers and online, as well as to a network of dealer partners. SVM expects revenue to increase in future periods as it expects shipments of current models to grow as well as from the introduction of new models that will expand its target market.

Cost of Revenue/Goods Sold

Cost of goods sold primarily consists of direct materials, components, in-bound freight, customs and duties, supplies, labor-related costs, including salaries, benefits and share-based compensation. and allocated overhead costs, including facilities costs, depreciation of manufacturing-related equipment and facilities and other direct costs. SVM expects its cost of goods sold to increase in absolute dollars as it expects to produce more vehicles for its growing sales. SVM expects cost of goods sold per unit to decrease as its growth allows for improved terms in purchasing and as economies of scale take hold in its production process.

Selling, General and Administrative Expense

Selling, general, and administrative, or SG&A, expenses consist of personnel-related expenses for SVM’s corporate, executive, finance, engineering, product development and other administrative functions, expenses for outside professional services, including legal, audit and advisory services as well as expenses for depreciation and amortization of assets and facilities not directly involved in production, and marketing and advertising costs. Personnel-related expenses consist of salaries, benefits, and share-based compensation. SG&A expenses also include other engineering expenses, which consist of expenditures for research and development activities relating to product development and improvements.

SVM expects absolute SG&A expenses to increase for the foreseeable future as it scales headcount, expands hiring of engineers and designers, continues to invest in new designs and development of technology in order to drive the growth of the business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit and internal controls, additional insurance expenses, investor relations activities and other administrative and professional services.

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Depreciation and Amortization Expenses

Depreciation and amortization costs relate to the depreciation of manufacturing-related equipment and facilities and the amortization of definite-lived intangible assets. SVM expects depreciation and amortization costs to increase in absolute terms as it invests in property, plant, and equipment and in developing its intellectual property estate.

Amortization is calculated based on the cost of intangible assets less their estimated residual values using the straight-line method over their estimated useful lives, from the date that they are available for use and is recognized in profit or loss. The amortization is included in “General and administrative expenses.”

Interest Expense

Interest expense consists primarily of interest expense associated with credit facilities employed in the procurement, manufacturing and sales of SVH’s vehicles, products, and services.

Income Tax Provision

SVM’s income taxes as presented are calculated on a separate tax return basis. The income tax provision (benefit) consists of an estimate for national, federal, state, local, and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in the tax law. SVM has generated operating losses in each of the years presented.

Results of Operations

SVH generates revenue from the sale of E2W, related products and accessories, and value-added services. E2W are sold both directly to retail end users through SVM’s Customer Experience centers and online, as well as to a network of dealer partners. SVH expects revenue to increase in future periods as it expects shipments of current models to grow as well as from the introduction of new models that will expand its target market.

Comparison of the for the nine-month period ended December 31, 2023, and year ended March 31, 2023:

	Nine-month period ended December 31, 2023($)	March 31, 2023($)
Revenue	37,162	112,409

Revenue for the nine-month period ended December 31, 2023, declined by $75 thousand, or 66.94%, to $37 thousand from $112 thousand for the year ended March 31, 2023. The decline was primarily due to the delay in receipts of shipment of raw materials pursuant to the increase of COVID cases in different countries. Refer to Note 3 of the Notes to Annual Combined Financial Statements for further discussion.

Cost of Revenue

	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
Cost of goods Sold	(67,458)	(132,780)
Inventory write-down	(92,277)	(113,724)
Total Cost of Revenue	(159,735)	(246,504)

Cost of revenue for the nine-month period ended December 31, 2023, decreased by $87 thousand, or 35.19%, to $160 thousand from $247 thousand for the year ended March 31, 2023. The decrease was primarily due to i) inventory write down amounting to $92 thousand which occurred during nine-month period ended December 31, 2023 pursuant to the compliance with the revised Automotive Industry Standards (AIS)-156 and AIS-038 regulations issued by the Govt of India w.r.t EV batteries, this was offset by decrease in the Cost of goods sold amounting to $65 thousand on account of delay in receipt of shipments of raw materials pursuant to increase in COVID cases in different countries.

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General and Administrative Expenses

	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
General and Administrative expenses	(3,267,381)	(405,078)

General and Administrative expenses for the nine-month period ended December 31, 2023, increased by $2,862 thousand, or 706.6%, to $3,267 thousand from $405 thousand for the year ended March 31, 2023. The increase was primarily due to increases related to higher headcount, increases in professional service costs related primarily to audit, legal and other professional services, and increases in other costs related primarily to depreciation, technology and other administrative expenses.

Selling and Distribution expenses

	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
Selling and Distribution expenses	(177,645)	(2,814)

Selling and Distribution expenses for the nine-month period ended December 31, 2023, increased by $175 thousand, or 6,212.9%, to $178 thousand from $3 thousand for the year ended March 31, 2023. The increase was primarily due to a written off of supplier advances due to uncertainty over receipt of shipments of raw materials/ its recoverability.

Depreciation and Amortization costs

	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
Depreciation and Amortization costs	(14,639)	(24,545)

Depreciation and Amortization costs for the nine-month period ended December 31, 2023, decreased by $10 thousand, or 40.35%, to $15 thousand from $25 thousand for the year ended March 31, 2023. Depreciation and Amortization costs remain largely unchanged owing to our assets remaining static over the period.

Income Tax Provision

	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
Income tax expense/benefit	(26,162)	(64,241)

Income tax expense for the nine-month period ended December 31, 2023, decreased by $38 thousand, or 59.27%, to $26 thousand from $64 thousand for the year ended March 31, 2023. The change in income tax expense was due to recognition of valuation allowance for its net deferred tax asset for the year ended March 31, 2023.

Comparison of the nine-month period ended December 31, 2023 and Year ended March 31, 2023:

	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
Revenue	37,162	112,409
Cost of goods Sold	(67,458)	(132,780)
Inventory write-down	(92,277)	(113,724)
Total Cost of Revenue	(159,735)	(246,504)
Gross Profit	(122,573)	(134,095)
General and administrative expenses	(3,267,381)	(405,078)
Selling and Distribution expenses	(177,645)	(2,814)
Depreciation and Amortization	(14,639)	(24,545)
Other income, net	639	11,771
Finance Expenses	(50,839)	(55,946)
Income tax expense/benefit	(26,162)	(64,241)

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	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)	Change	%
Revenue	37,162	112,409	75	66.94%
Cost of goods Sold	(67,458)	(132,780)	(65)	-49.19%
Inventory write-down	(92,277)	(113,724)	(21)	-18.85%
Total Cost of Revenue	(159,735)	(246,504)	(87)	-35.19%
Gross Profit	(122,573)	(134,095)	(12)	-8.59%
General and administrative expenses	(3,307,477)	(405,078)	2862	706.6%
Selling and Distribution expenses	(177,645)	(2,814)	175	6212.9%
Depreciation and Amortization	(14,639)	(24,545)	(10)	-40.35%
Other income, net	639	11,771	11	94.57%
Finance Expenses	(50,839)	(55,946)	(5)	-9.12%
Income tax expense/benefit	(26,162)	(64,241)	(38)	-59.27%

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any unconsolidated third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity or contractual arrangements that support the credit, liquidity or market risk for such transferred assets. Moreover, we do not have any variable interest in any unconsolidated entity.

Contractual Obligations

SVH does not have any material contractual obligations of its own. On June 10, 2020, SVM entered into a working capital loan and an overdraft loan facility of $1.22 million with Hongkong and Shanghai Banking Corporation Limited (as renewed from time to time, the “HSBC Facility”). The current balance as of December 31, 2023, under the HSBC Facility is approximately $0.41 million (debit Balance). These loans are repayable on demand. The HSBC Facility carries interest rates set using the MCLR/3M T-Bill standards or any other external benchmark determined by the bank annually. Interest is calculated daily on the outstanding balances. The HSBC Facility is secured by SVM’s current assets.

Liquidity and Capital Resources

As of December 31, 2023, our cash and cash equivalents amounted to US$1.65 million.

We have historically managed liquidity risk by effectively managing our working capital, capital expenditures and cash flows, and deploying resources to match production needs.

Investments and Borrowing Requirements

As an early-stage growth company, we do not currently have, nor do we expect to generate from operations, adequate liquidity to fund our operations for the next twelve months. To alleviate such conditions, we are currently discussing funding commitments with several parties. Accordingly, management believes that cash on hand and the financing facilities it has arranged will provide sufficient liquidity to meet our projected obligations, including those related to existing contractual obligations, for at least the next twelve months.

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We plan to use our current cash on hand to support our core business operations and strategic plan to accelerate our go-to-market strategy, invest in new product development, and enhance our global distribution capabilities. We expect our capital expenditures and working capital requirements to increase substantially in the future as we grow our business, develop our customer support and marketing infrastructure and expand our research and development efforts. Specifically, we estimate we will invest approximately $50.9 million by fiscal year 2026 to expand the capacity necessary to achieve the projected volumes.

Our purchase orders for inventory used in manufacturing generally do not become firm commitments until 30-45 days prior to expected delivery. We record a liability for excess firm commitments. Refer to Note 6 of the Notes to Annual Combined Financial Statements for further discussion of excess firm commitments. Our material contractual operating cash commitments on March 31, 2023, relate to leases and notes payable to a related party. Our long-term lease obligations and future payments are discussed further in Note 8 of the Notes to Annual Combined Financial Statements. Our notes payable to related party, included interest and maturity terms, are discussed further in Note 10 of the Notes to Annual Combined Financial Statements.

Cash Flows

The following table summarizes our cash flow activities for the periods presented:

	Period/Year Ended December 31/March 31,
	Nine-month period ended December 31, 2023 ($)	March 31, 2023($)
Net cash used in operating activities	(2,713,481)	(384,070)

Net cash (used in)/provided by investing activities	(9,835)	(13,026)

Net cash (used in)/provided by financing activities	43,46,792	296,583

Effects of exchange rate changes on cash and cash equivalents	5,369	46,286
Net increase/(decrease) in cash and cash equivalents	1,628,845	(54,227)
Cash and cash equivalents at the beginning of the period	21,378	40,527
Cash and cash equivalents at the end of the period	1,650,223	21,378

The overall increase in cash during the nine-month period ended December 31, 2023, was primarily due to the increase in cash flows from financing activities incurred during the period ended April 1, 2023 through December 31, 2023.

Net Cash Used by Operating Activities

We had negative cash flow from operating activities during the nine-month period ended December 31, 2023 and Fiscal Year 2023. The negative cash flow from operating activities reflects the growth in electric motorcycle shipments and ongoing product development investments given the start-up nature of the electric motorcycle business.

Net cash used in operating activities decreased by $2,329 thousand to $2,715 thousand for the nine-month period ended December 31, 2023 compared to $384 thousand for FY2023. The decrease in cash used in operating activities was primarily driven by changes in working capital. Working capital was impacted by changes in inventory, primarily due to decreasing inventory levels on account of lockdown restrictions during the COVID 19/delay in receipt of shipment of raw materials.

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Net Cash Used by Investing Activities

Net cash used in investing activities decreased by $3 thousand to $10 thousand for the nine-month period ended December 31, 2023, compared to $13 thousand for the year ended March 31, 2023. The decrease was primarily due Sale of marketable securities during the nine-month period ended December 31, 2023.

We expect to fund future cash flows used in investing activities with cash flow generated by operations and other financings.

Net Cash Provided by Financing Activities

Net cash provided by financing activities increased by $4,050 thousand to $4,347 thousand for the nine-month period ended December 31, 2023 compared to $297 thousand for the fiscal year 2023. The increase in cash provided by financing activities was driven by a additional paid-in capital.

Critical Accounting Policies and Estimates

Our financial statements are based on the selection and application of significant accounting policies, which require management to make significant estimates and assumptions. Management believes that the following are some of the more critical judgment areas in the application of accounting policies that currently affect our financial condition and results of operations.

Product Warranty and Recalls—We provide a limited warranty on the new electric motorcycles for a period of one year, except for the battery which is covered for five years. Estimated warranty costs are recorded at the time of sale and are based primarily on our historical claim information and as actual experience becomes available it is used to update the accruals.

Additionally, we may from time to time initiate certain voluntary recall campaigns. The estimated costs associated with voluntary recalls are recorded when the liability is both probable and estimable. This generally occurs when management approves and commits to a recall. The accrued cost of a recall is based on an estimate of the cost to repair each affected vehicle and the number of vehicles expected to be repaired based on historical data concerning the percentage of affected customers that take advantage of recall offers. In the case of both warranty and recall costs, as actual experience becomes available it is used to update the accruals.

The factors affecting actual warranty and recall costs can be volatile. As a result, actual warranty claims experience and recall costs may differ from estimates, which could lead to material changes in our accrued warranty and recall costs. Our warranty and recall liabilities are discussed further in Note 10 of the Notes to Annual Combined Financial Statements. To date, we have not issued any recalls.

Income Taxes—Our income taxes as presented are calculated on a separate tax return basis. We account for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (Topic 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and other loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We review our deferred income tax asset valuation allowances on a quarterly basis or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or combined group recording the net deferred income tax asset is considered, along with any positive or negative evidence including tax law changes. Since future financial results and tax law may differ from previous estimates, periodic adjustments to our valuation allowances may be necessary. We have generated operating losses in each of the years presented, however, any hypothetical net operating loss attributes generated, and related valuation allowances, are deemed to have been distributed to SVH through net parent investment and are not presented on the balance sheet.

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We are subject to income taxes in the U.S. and numerous foreign jurisdictions. These tax laws and regulations are complex and significant judgment is required in determining our worldwide provision for income taxes and recording the related deferred tax assets and liabilities.

In the ordinary course of our business, there are transactions and calculations where the ultimate tax determination is uncertain. Accruals for unrecognized tax benefits are provided for in accordance with the requirements of Topic 740. An unrecognized tax benefit represents the difference between the recognition of benefits related to items for income tax reporting purposes and financial reporting purposes. Any unrecognized tax benefit is not included within the combined balance sheets as any benefit would reside with SVM. SVM is regularly audited by tax authorities as a normal course of business. Although the outcome of tax audits is always uncertain, SVM believes that it has appropriate support for the positions taken on its tax returns and that its annual tax provision includes amounts sufficient to pay any assessments. Nonetheless, the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ materially from the amounts accrued for each year and would be the obligation of SVM. Refer to Note 5 of the Notes to Annual Combined Financial Statements for further discussion regarding our income taxes.

Business Combination.

SVH was the acquiror for both the legal and accounting purposes, as the shares of MOBV converted into the right to receive SVH Shares (the “Per Share Consideration”) and MOBV legally became SVH’s wholly owned subsidiary as a result of the merger with Merger Sub.

The Business Combination was accounted for as an asset acquisition. MOBV did not qualify as a Business per ASC 805-10-55-3A. Since the acquisition was based on a monetary exchange, and most of the assets of MOBV were marketable securities in the trust account, the fair value of the assets was the more evident value. The liabilities assumed were all of short-term nature which are deemed to be at fair value. As such the fair value of the consideration given, in this case the transaction costs incurred, one to one share exchange and the Earn Out consideration were allocated using the relative fair value approach based on the net asset value acquired from MOBV. Given the nature of the assets acquired and liabilities assumed from MOBV, an allocation of the transaction costs and Earn Out consideration cannot be made to the net assets acquired. Accordingly, an immediate charge to operations was recognized for the difference between the relative value allocated to the earnout and the fair value, as well as for the value of the transaction costs.

In relation to the Business Combination, the purchase price contained contingent consideration. The contingent consideration relates to an aggregate earn-out payment with maximum payout of $250 million based on the achievement of sales volume during the three-year performance periods FY2024, FY2025 and FY2026. Each annual period has its own targets and related potential earn-out payments. The fair value of the contingent consideration is estimated using a Monte Carlo simulation that utilizes key assumptions defined in the earnout agreement including sales volume performance periods, caps and floors. Changes to the fair value of the contingent consideration liability can result from changes to one or more inputs, including discount rates, the probabilities of achieving the sales volume targets, and the time required to achieve the sales volume targets. Significant judgment is employed in determining the appropriateness of these inputs, which reflect the Company’s assumptions on the best market information available under the circumstances. In any given period, changes to the inputs, or significant increases or decreases to the inputs in isolation, would have resulted in a significantly lower or higher fair value ascribed to the contingent consideration and have a material impact on our financial position and results of operations.

Goodwill and Intangible Assets—Goodwill represents the excess of acquisition cost over the fair value of the net assets purchased. Goodwill is tested for impairment, based on financial data related to the reporting unit to which it has been assigned, at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value, limited to the total goodwill allocated to the reporting unit. When evaluating goodwill for impairment, SVM first performs a qualitative assessment to determine whether it is more likely than not that the reporting unit is impaired. If SVM determines that it is not more likely than not that the fair value of the reporting unit exceeds its carrying amount, SVM calculates the estimated fair value of the reporting unit using income and market approaches. Significant assumptions are incorporated into the income approach, such as estimated growth rates and a risk-adjusted discount rate. Fair value under the market approach utilizes the guideline public company methodology, which uses valuation indicators determined from other businesses that are similar to our reporting unit.

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Intangible assets consist of trademarks, non-compete agreements and others and are stated at cost less accumulated amortization. The intangible assets have been determined to have finite lives and are amortized on a straight-line basis over their estimated useful lives.

Significant judgments are required in assessing impairment of intangible assets and include identifying whether events or changes in circumstances require an impairment assessment, estimating future cash flows, determining appropriate discount and growth rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value whether an impairment exists and if so the amount of that impairment.

The intangible assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The events and circumstances SVM monitors and considers include significant decreases in the market price for similar assets, significant adverse changes to the extent and manner in which the asset is used, an adverse change in legal factors or business climate, an accumulation of costs that exceed the estimated cost to acquire or develop a similar asset, and continuing losses that exceed forecasted costs. When the carrying value of an intangible asset is not recoverable based on the existence of one or more of the above indicators, recoverability is determined by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. An impairment charge would then be recognized equal to the amount by which the carrying amount exceeds the fair value of the asset.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

MOBV is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. SVH expects to remain an emerging growth company at least through the end of the 2023 fiscal year and SVH expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare SVH’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

New Accounting Standards Not Yet Adopted

Other than the recent accounting pronouncements disclosed in SVH’s Annual Combined Financial Statements, there have been no new accounting pronouncements or changes in accounting pronouncements during the period ended December 31, 2023, that are significant or potentially significant to SVH.

Quantitative and Qualitative Disclosures About Market Risk

As of December 31, 2023, our cash and cash equivalents amounted to US$1.65 million. We historically managed liquidity risk by effectively managing our working capital, capital expenditures and cash flows, and deploying resources to match production needs.

Financial instruments that potentially subject us to concentration of credit risk principally consist of accounts receivable. We limit our credit risk with respect to accounts receivable by performing credit evaluations and requiring collateral to secure amounts owed by our customers, each when deemed necessary.

We have experienced cost increases for logistics, raw materials, and purchased components as well as increased manufacturing costs. Our location in India, however, mitigates some of the higher costs as labor, land and other input prices remain lower in India and the effects of inflation not been material to date. We expect the supply chain challenges and higher costs will continue in 2022 and may become more significant as production volumes increase. We expect that certain components, logistics and manufacturing costs will stabilize in 2023, but that certain raw materials cost inflation, especially in batteries, will persist in the near term. Furthermore, we buy certain of our components in U.S. dollars while we sell our products and services domestically in Indian rupee. Any fluctuations in the exchange rates of the U.S. dollar to the Indian rupee may have adverse effects on our financial condition and results of operation.

We are also exposed to possible disruption of supply or shortage of materials, in particular for lithium-ion battery cells and key semiconductor chip components necessary for electric vehicles and any inability to purchase raw materials and components could negatively impact our operations.

We plan to sell our electric motorcycles and related products initially in India and in the future, internationally. In most international markets, sales are made in the foreign country’s local currency. As a result, our operating results will be affected by fluctuations in the values of the Indian rupee relative to foreign currencies, however, the impact of such fluctuations on our operations to date are not material given the majority of our sales are currently in India. We plan to expand its business and operations internationally and expects its exposure to currency rate risk to increase in the future.

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BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information relating to our executive officers and directors as of December 8, 2023.

Name	Age	Title
Mohanraj Ramasamy	46	Chief Executive Officer, Product Architect and Director
Weng Kiat (Adron) Leow	50	Chief Financial Officer
Ramakrishnan V	55	General Manager – Production
Yuvaraj Sankar	27	Director, Engineering, SVM
Ganesh Iyer	56	Director
Mohsen Moazami	63	Director
Jonathan Reichental	53	Director
Lata Gullapalli	58	Director
Peter Bilitsch	48	Director

Unless otherwise indicated, the business address of each director and executive officer of SVH is 2nd Floor, Regatta Office Park, West Bay Road, P.O. Box 10655, Grand Cayman, KY1-1006, Cayman Islands. A description of the business experience and present position of each director and executive officer is provided below:

Executive Officers

Mohanraj Ramasamy. Mohanraj Ramasamy has served as the Managing Director of SVM since its inception in March 2018 and Chief Executive Officer and director of SVH since its inception in June 2021. Prior to starting SVM he served at Tesla from 2012 to 2015 in various capacities across the organization, from the Vehicle Engineering, Carnet, Information Services, Disaster Recovery establishment, Warp Application, Service Module development, and eCommerce platform scale-up. Mr. Ramasamy enrolled in the executive MBA program at the University of San Francisco in 2015. After completing his MBA, Mr. Ramasamy started SVM. He also has an engineering degree in Computer Technology from Nachimuthu Polytechnic College. Mr. Ramasamy is qualified to serve as a director of SVH due to his experience as SVH’s Chief Executive Officer and Product Architect, as well as his extensive technical and operational expertise and experience in the automotive industry and the electric vehicle industry in particular.

Weng Kiat (Adron) Leow. Mr. Leow is our Chief Financial Officer effective and brings more than 25 years of complex finance and business experience to SVH. Since July 2017, Mr. Leow has served as the Managing Director at Aamoni Lifestyle Sdn Bhd (formerly known as ALLF Management Group Sdn Bhd) where he is responsible for the profitability of the company, its expansion in the Asia-Pacific region and the development of new products and partnerships. Mr. Leow also serves as a director of Mobiv Pte. Ltd. and Milan Vido Partners Pte. Ltd. each since December 2021. In addition, Mr. Leow serves as a member of the board of directors of Exodus Standard Sdn. Bhd. since January 2010 and as Chief Financial Officer of Revenue Harvest Sdn. Bhd. and Revenue Group Berhad since March 2022 and June 2022 respectively. Mr. Leow served as a director of IGC House Sdn. Bhd. from May 2021 through June 2022 until November 29, 2022.

Prior to joining Aamoni Lifestyle Sdn Bhd, Mr. Leow was the Chief Operating Officer at Galasys PLC from May 2014 to June 2017. As Chief Operating Officer, he managed the operations of Galasys PLC in China, Malaysia and the United Kingdom and was responsible for financial reporting, including compliance with U.K.-listing requirements, the development of research and development centers in Malaysia and global business development for the company.

Mr. Leow holds a professional accounting qualification from Association of Chartered Certified Accountants and “A Level” from SEGi College, Subang Jaya, Selangor, Malaysia Mr. Leow is a chartered certified accountant and Fellow member of the Association of Chartered Certified Accountants and a member of the Malaysia Institute of Accountants.

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Ramakrishnan V, With over 30 years of experience in the automotive industry, brings a wealth of knowledge in production, methods engineering, industrial engineering, quality engineering, and head operations. He has worked with top companies such as TVS Groups, ELGI, and LGB Limited. His hands-on experience in implementing world-class manufacturing systems (WCM) such as TPM, TQM, TPS, and Lean Six Sigma has made him an invaluable asset in the industry. He has expertise in both two- and four-wheel vehicle parts manufacturing industries. In addition to his technical expertise, he holds a Bachelor’s degree in Mechanical Engineering and an MBA in Human Resources. This combination of education and experience has given him a unique perspective on the automotive industry, allowing him to lead teams and drive results effectively. Overall, he is a highly accomplished professional, dedicated to quality, continuous improvement, and operational excellence.

Yuvaraj Sankar. Yuvaraj Sankar and has been associated with SVM since its inception in March 2018, as Engineering Manager and assumed the role of Director, Engineering, SVM India, post the Business Combination. He is an electronics engineer, having graduated from Bachelor of Engineering, Electronics and Communications from Anna University in India, in 2017. He has undergone the full-stack developer programs prior to joining SVM. He is primarily responsible for engineering aspects including facilitation of homologation and vehicle testing.

Non-Executive Director

Ganesh Iyer. Mr. Iyer will serve as an independent director. Mr. Iyer currently serves as the chief executive officer of NIO U.S. Mr. Iyer has over 35 years of experience delivering proven results in various industries including autonomous technology, hi-tech, manufacturing, and telecom. Mr. Iyer worked as vice president of Information Technology at Tesla Inc. until 2016. Prior to Tesla, Mr. Iyer held senior information technology leadership roles at VMWare from 2010 to 2016. Prior to VMWare, Mr. Iyer served as director of information technology at Juniper Networks and WebEx and worked in consulting, primarily at Electronic Data Systems. Mr. Iyer received a bachelor’s degree in chemical engineering from the University of Calicut in India.

Mohsen Moazami. Mr. Moazami will serve as an independent director and the Chairman of Audit Committee. Mr. Moazami is the founder and Managing Partner of Seif Capital, a technology investment and advisory firm in Silicon Valley. Mr. Moazami is senior advisor to Blackstone, Siguler Guff ($20 Billion in Assets Under Management), and Opengate Capital ($3 Billion in Assets Under Management). Further, Mr Moazami is an operating partner at Kestrel Partners in London, which aims to generate superior long-term returns for its clients by investing and driving change in under-valued, under-researched business critical software companies listed on the London Stock Exchange. Until recently he served as the Chairman of Astrea Acquisition Corp (NASDAQ: ASAX). Mr. Moazami is a member of the Board of Directors at Marpai (NASDAQ: MRAI). He serves as a board member or an advisor to many VC backed startups in Silicon Valley, such as Luminous Computing (Bill Gates backed), Vcinity, Edgecloud Link (ECL), Ethernovia (AMD and Marvell backed) and several others. A graduate of Stanford University engineering school, Mr. Moazami’s previous roles include founder and CEO of Stanford Business Systems (SBS - acquired by Accenture), 12 years at Cisco, the last four of which were in the leadership of their Emerging Markets division, with $6 billion of revenue. He then co-founded CNTP, a global, multi-stage, technology investment firm, investing in security, cyber security, big data analytics, gig economy and SaaS applications. A sample of his early stage investments are, Matterport (IPO), DoorDash (IPO), Bina Technologies (acquired by Roche), Bracket Computing (acquired by vMware). Mr. Moazami also served on the Board of a telecommunications company, Global Capacity, where he helped oversee a turnaround of the business, a $150m acquisition and the ultimate exit of the company.

Mr. Moazami is a 2010 Ellis Island Medal of Honor awardee. Mr. Moazami holds a Masters of Mechanical Engineering from Stanford University and Bachelors of Science in Engineering Sciences and a Minor in Economics from University of California, San Diego.

Dr. Jonathan Reichental. Dr. Reichental will serve as an independent director. Dr. Reichental is a multiple-award-winning technology leader and professor with over 30-years of experience spanning private and public sectors, as well as academia. Dr. Reichental served as Chief Technology Officer at City of Palo Alto, California from 2011 to 2018 and O’Reilly Media from 2010-2011. Dr. Reichental worked in several technical managerial roles and is a recognized global thought leader on a number of emerging trends including urban innovation, smart cities, sustainability, blockchain technology, data governance, the fourth industrial revolution, and digital transformation. He is an adjunct professor in the School of Management at the University of San Francisco and instructs at several other universities. Dr. Reichental has a passion for sharing his knowledge to create and inspire doers. Dr. Reichental has written six books, regularly creates technology training which is shared through online platforms such as LinkedIn. Dr. Reichental holds several degrees including a Ph.D. in Information Systems from Nova Southeastern University.

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Lata Gullapalli. Ms. Gullapalli will serve as an independent director. She is an investment banker by profession, specializing in mergers and acquisitions. Ms. Gullapalli has worked in the investment banking for over 30 years in various regions of the world, including South Asia. She has commenced and run start-ups. She advises companies on Merger and Acquisition, financial restructuring and capital raising. She currently practices in the U.K. Ms. Gullapalli has led teams involved in creating joint ventures and taken a company public via initial public offering. Ms. Gullapalli is an author with published works, one recently published collection of fictional short stores and is writing a novel. Ms. Gullapalli works with NGOs in the U.K and in India that are focused primarily on and are involved in child protection, education for young girls and orphans. Ms. Gullapalli has an education in corporate law, financial strategy, taxation and economics, chartered secretary and a chartered financial analyst (I) with a Diploma in Basic Finance, and an MBA from INSTEAD (the European Institute of Business Administration).

Peter Bilitsch. Mr. Bilitsch will serve as a director. Mr. Bilitsch served as MOBV’s Chief Executive Officer and a member of its board of directors. Mr. Bilitsch brings more than 20 years of work experience across initial public offerings, capital markets, regulatory matters, and investment and trading, to SVH. Most recently Peter Bilitsch was for more than 11 years a Director in Regional Equity Capital Markets at CIMB Investment Bank (“CIMB”), a leading Southeast Asian bank. In that role, Mr. Bilitsch originated and executed more than 25 Initial Public Offerings and equity deals across a wide range of industries and stock exchanges.

Key transactions that Mr. Bilitsch executed among others in Southeast Asia included Farm Fresh’s $254 million initial public offering on Bursa Malaysia in 2022 with a record breaking 30 cornerstone investors for Southeast Asia; the first Solar REIT initial public offering in Southeast Asia, Citicore Energy’s $125 million offering on the Philippine Stock Exchange in 2022; the $1 billion initial public offering of leading Thai microfinance provider Ngern Tid Lor on the Stock Exchange of Thailand in 2021; the multi-category retail initial public offering of Central Retail Corporation for $2.3 billion on the Stock Exchange of Thailand in 2021; and IHH Healthcare’s $2 billion initial public offering in 2012, the first ever concurrent dual listing on Bursa Malaysia and the Singapore Exchange. Prior to his work at CIMB, Mr. Bilitsch worked from 2009 to 2011 in a senior position at the Water Industry Commission for Scotland (WICS), the financial regulator for the Scottish water industry.

Before WICS, Mr. Bilitsch was a Senior Trader from 2006 to 2007 at Ferox Capital Management, which managed more than $1 billion in funds. From 2003 to 2005, he worked as a Trading Associate in event driven and merger arbitrage equity trading with Citadel Investment Group, which managed more than $10 billion in funds. At Citadel and Ferox Mr. Bilitsch was also responsible for assessing investments in IPOs and follow-on offerings in Europe and Asia. From 2001 to 2003, Mr. Bilitsch was a Trading Associate with El Paso Europe Limited, where he set up risk management systems and traded energy options as a volatility trader. Mr. Bilitsch started his career as an Investment Banking Analyst in Equity Capital Markets at Goldman Sachs from 2000 to 2001 where he worked on IPOs and executed the follow-on equity offerings of Syngenta, Ryanair and Infineon.

Mr. Bilitsch graduated from the University of Oxford, United Kingdom with the Degree of Bachelor of Arts with Honours in Philosophy, Politics and Economics in 2000 and the Degree of Master of Arts in 2005; and from London Business School with the Degree of Master of Science in Finance in 2008. He was also licensed under the Capital Markets and Service Representative Program by the Securities Commission of Malaysia, and registered with the Financial Services Authority in the United Kingdom.

Family Relationships

There are no family relationships between any of our executive officers and directors.

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Number and Terms of Office of Directors and Officers

SVH currently consists of six (6) directors. Our Articles of Association provide that the number of directors shall be fixed by the directors from time to time, but shall not be less than one director. Our directors hold office until such time as they are removed from office by a majority vote of the shareholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ganesh Iyer, Mohsen Moazami, Jonathan Reichental, and Lata Gullapalli are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our audit committee is entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below.

Audit Committee

We have established an audit committee of the board of directors. Mohsen Moazami, Lata Gullapalli, and Jonathan Reichental serve as members of our audit committee with Mohsen Moazami as chair. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Mohsen Moazami, Lata Gullapalli, and Jonathan Reichental meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Ganesh Iyer qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Ganesh Iyer and Lata Gullapalli serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Ganesh Iyer and Lata Gullapalli meet the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officers’ compensation, evaluating our Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officers based on such evaluations;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

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The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement for our initial public offering. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Report on Form 6-K.

Auditors

Manohar Chowdhry & Associates acted as SVH’s independent auditor for each of the three years in the period ended March 31, 2023, and is expected to continue to act as SVH’s independent auditor.

EXECUTIVE AND DIRECTOR COMPENSATION

Officer and Director Compensation Discussion and Analysis

Directors or members of our management team may be paid consulting or management fees from the Company. We have not established any limit on the amount of such fees that may be paid by the Company to our directors or members of management. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

To the extent we deem necessary, we may seek to recruit additional managers to supplement the incumbent management team. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Employment Agreements and Indemnification Agreements

SVH has entered into employment agreements with its Chief Executive Officer and Chief Financial Officer that became effective as of December 8, 2023, the closing date of the Business Combination.

Mohanraj Ramaswamy Employment Agreement

Mr. Ramaswamy’s employment agreement has an initial term extending through March 31, 2026, which will be renewed automatically on an annual basis thereafter unless either party gives 90 days’ notice of termination prior to the end of the term. Pursuant to the employment agreement, Mr. Ramaswamy serves as the Chief Executive Officer of SVH. The employment agreement entitles Mr. Ramaswamy to receive an annual base salary equal to $271,000, an annual target bonus equal to 25% of his base annual salary (currently $67,750) subject to the terms and conditions of the annual bonus plan adopted by the board, and an additional performance bonus of $24 million, payable in ordinary shares of the Company in four tranches of 25% each (collectively, the “Additional Bonus Shares”), upon the successful completion of the following four milestones: (1) when the Company completes a strategic battery supplier agreement for continued battery supply for the Company’s product lines; (2) when the PRANA Elite is approved by the required government authorities and officially launched into the targeted market; (3) once the ALIVE product is approved by the required government authorities and officially launched into the targeted market; and (4) once the PRANA Class product is approved by the required government authorities and officially launched into the targeted market. The Additional Bonus Shares shall be deemed fully allocated, vested and owned by Mr. Ramaswamy in the event of a termination of his employment for any reason whatsoever.

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Under the employment agreement, if the Company terminates Mr. Ramaswamy without “cause” or Mr. Ramaswamy resigns for “good reason” (as each such term is defined in the employment agreement), subject to Mr. Ramaswamy’s execution of a release of claims in favor of the Company, Mr. Ramaswamy will be entitled to receive (i) 12 months’ base salary, (ii) his target annual bonus for the year of termination, and (iii) continued medical coverage paid by the Company for 18 months following such qualifying termination.

Weng Kiat (Adron) Leow Employment Agreement

Mr. Leow’s employment agreement has an initial term extending through March 31, 2026, which will be renewed automatically on an annual basis thereafter unless either party gives 90 days’ notice of termination prior to the end of the term. Pursuant to the employment agreement, Mr. Leow serves as the Chief Financial Officer of SVH. The employment agreement entitles Mr. Leow to receive an annual base salary equal to $216,000, a signing bonus of $24,000, and an annual target bonus equal to 25% of his base annual salary (currently $54,000) subject to the terms and conditions of the annual bonus plan adopted by the board.

Under the employment agreement, if the Company terminates Mr. Leow without “cause” or Mr. Leow resigns for “good reason” (as each such term is defined in the employment agreement), subject to Mr. Leow’s execution of a release of claims in favor of the Company, Mr. Leow will be entitled to receive (i) 12 months’ base salary, (ii) his target annual bonus for the year of termination, and (iii) continued medical coverage paid by the Company for 18 months following such qualifying termination.

Director Indemnity Agreements

SVH has entered into indemnification agreements with each of its current directors, and plans on entering into indemnification agreements with each director that joins the board. Under these agreements, SVH may agree to indemnify its directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of SVH.

Equity Incentive Plans

The following summarizes the terms of the Srivaru Holding Limited 2023 Incentive Equity Plan (the “Company Incentive Equity Plan”), which we are adopting in connection with the Business Combination.

Company Incentive Equity Plan

SVH expects to approve and adopt the Company Incentive Equity Plan in the manner prescribed under applicable laws initially reserving 3,800,000 Ordinary Shares for grant thereunder (exclusive of the number of Ordinary Shares subject to outstanding company equity awards as of such date of approval). The Company Incentive Equity Plan will provide for customary annual increases to such share reserve for a period of up to 10 years. SVH will file a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) with the SEC relating to SVH Shares issuable pursuant to the Company Incentive Equity Plan. Because SVH is a foreign private issuer, the establishment of such equity incentive plan does not require the approval of SVH’s shareholders and will only be approved by its board of directors and compensation committee.

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Principal Accountant Fees and Services

The following is a summary of fees paid or to be paid to Manohar Chowdhry & Associates for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements, quarterly reviews and services that are normally provided by Manohar Chowdhry & Associates in connection with regulatory filings. The aggregate fees billed by Manohar Chowdhry & Associates for professional services rendered for the audit of our annual financial statements, and other required filings with the SEC for the period through March 31, 2023, totaled $13,900. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Manohar Chowdhry & Associates for consultations concerning financial accounting and reporting standards for the years ended March 31, 2022 and March 31, 2023.

Tax Fees. We did not pay Manohar Chowdhry & Associates for tax planning and tax advice for the years ended March 31, 2022 and March 31, 2023.

All Other Fees. We did not pay Manohar Chowdhry & Associates for other services for the years ended March 31, 2022 and March 31, 2023.

Pre-Approval Policy

Our audit committee was formed upon the consummation of the Business Combination. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit)

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DESCRIPTION OF SECURITIES

The following description of the material terms of the securities of SVH following the Business Combination includes a summary of specified provisions of the SVH A&R Articles. This description is qualified by reference to the SVH A&R Articles, a copy of which is attached to this prospectus as an exhibit and is incorporated in this prospectus by reference.

SVH is an exempted company incorporated under the laws of the Cayman Islands and its affairs are governed by the SVH A&R Articles, the Cayman Companies Act, and Cayman law. SVH was incorporated as a Cayman company on June 16, 2021.

Our register of shareholders is currently maintained by Computershare Trust Company, N.A.

Share Capital

As of the date of this prospectus, SVH’s authorized share capital is $1,000,000 divided into 100,000,000 shares of a par value of $0.01 per share.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non assessable.

Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Holders of our ordinary shares have no preemptive, subscription, redemption or conversion rights under either Cayman Islands law or the SVH A&R Articles.

Our board of directors may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our board of directors. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

Voting Rights and Restrictions on Voting

Every SVH shareholder present in person and every person representing a SVH shareholder by proxy shall, at a general meeting of SVH, each have one vote and on a poll every SVH shareholder and every person representing a SVH shareholder by proxy shall have one vote for each SVH Share of which they or the person represented by proxy is the holder.

A quorum required for a meeting of SVH shareholders consists of SVH shareholders holding at least a majority of the votes eligible to be cast at any such general meeting of SVH. A special resolution will be required for matters such as merger or consolidation transactions, change of name or making changes to the SVH A&R Articles, or the voluntary winding up of SVH.

An ordinary resolution to be passed by the SVH shareholders requires the affirmative vote of a simple majority of the votes cast by persons present and voting in a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by persons present and voting at any such meeting, or, in each case, a unanimous resolution in writing.

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Dividends and Other Distributions

The holders of SVH Shares are entitled to such dividends as may be declared by the board of directors subject to the Cayman Companies Act and the SVH A&R Articles. Dividends and other distributions on issued and outstanding SVH Shares may be paid out of the funds of SVH lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of the ordinary shares on a pro rata basis.

Transferability

Any of the SVH shareholders may transfer all or any of his or her SVH Shares by an instrument of transfer in the usual or common form or any other form approved by the SVH Board, subject to the applicable restrictions of the SVH A&R Articles, such as the suspension of transfers for a period immediately preceding a general meeting, or the determination that a proposed transfer is not eligible.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of SVH Shares), assets available for distribution among the holders of SVH Shares shall be distributed among the holders of the SVH Shares on a pro rata basis.

Variation of rights

The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may only be materially adversely varied or abrogated with the sanction of a resolution passed by not less than two-thirds of the votes attaching to the shares of the relevant class cast in a meeting of the holders of the shares of that class (the quorum for which shall be one or more persons at least holding or representing by proxy one-third in nominal or par value amount of the issued shares of the relevant class), or by the written consent of the holders of not less than two-thirds of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu therewith or shares issued with preferred or other rights.

Alteration to share capital

SVH may by ordinary resolution increase its share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe. SVH may by ordinary resolution: consolidate and divide its share capital into shares of a larger amount than its existing SVH Shares, convert its SVH Shares into shares of any denomination, subdivide its existing SVH Shares into shares of a smaller amount, and cancel any SVH Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the SVH Shares so cancelled.

SVH may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights Agreement

In connection with the Transactions, SVH, certain shareholders of SVH, and the Sponsor have entered into the Registration Rights Agreement, which became effective upon the Closing.

Loans from Directors

SVM received loans from two directors, Mohanraj Ramasamy and Selvaraj Krishnan, from time to time to finance its working capital requirements. Such loans are unsecured and are repayable on demand. The current total balance of loans from Mohanraj Ramasamy and Selvaraj Krishna, as of March 10, 2023, is INR 2,17,00,855 and INR 1,85,290, respectively.

SVH further received loans from Mohanraj Ramasamy from time to time to finance its working capital requirements. These loans are unsecured and are repayable on demand. The current total balance of such loans as of March 10, 2023 is US$156,773.

Security of HSBC Facility

The HSBC Facility is secured by way of a pledge over certain mutual fund units held by one of SVM’s directors, Mr. Chellapan. When the HSBC Facility is retired, and the pledge on mutual fund units held by Mr. Chellapan is released, 10% of the total pledge amount is expected to be paid to him as a service fee in cash, estimated to be Rs.6,000,000.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the actual beneficial ownership of SVH’s voting shares subsequent to the share issuance of 5,000,000 shares under the Non- Redemption Agreement issued due to the VWAP falling below $0.50 for 5 days:

●	each person who is known to be the beneficial owner of more than 5% of SVH’s voting shares;

●	each person who is now a named executive officer or director of SVH; and

●	all executive officers and directors of SVH, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

SVH’s authorized share capital consists of 100,000,000 Shares. See “Description of SVH’s Securities.”

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Based on the foregoing assumptions, the following voting shares of SVH in issuance, including those shares issuable upon the exercise of warrants that are currently exercisable or exercisable within 60 days of the Closing: 37,326,763 SVH Shares and 10,798,300 warrants that are now exercisable.

Unless otherwise indicated, SVH and MOBV believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them.

Unless otherwise indicated, the business address of each of the individuals from SVH is 2nd Floor, Regatta Office Park, West Bay Road, P.O. Box 10655, Grand Cayman, KY1-1006, Cayman Islands. Unless otherwise indicated, the business address of each of the individuals from MOBV is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

	Actual Redemptions
Name and Address of Beneficial Owner	Total common stock	% of Total Voting Power*

5% Beneficial Owners SVH
Mobiv Pte. Ltd.(1) (2)	3,061,873	6.36	%(6)
Peter Bilitsch(2)	3,061,873	6.36	%(6)
Mohanraj Ramasamy	2,419,795	5.03%
ACP	2,600,000	5.40%
Walleye Capital	3,144,998	6.54%
SVM Trust	12,020,913	24.98%
Mobiv Srivaru Trust	11,855,002	24.63%
All 5% Beneficial owners SVH as a group	35,102,581	72.94	%(6)

Directors and Executive Officers of SVH
Mohanraj Ramasamy	2,419,795	5.03	%(6)
Weng Kiat (Adron) Leow(3)	5,000	*
Ganesh Iyer	—
Mohsen Moazami	—
Jonathan Reichental	—
Lata Gullapalli	—
Peter Bilitsch(2)	3,061,873	6.36	%(6)
All Directors and Executive Officers of SVH as a Group	5,486,668	11.40%

* Less than 1%

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(1)	Mobiv Pte. Ltd., the former Sponsor of MOBV, is the record holder of the securities reported herein. Includes 543,300 Placement Units purchased in a private placement that closed simultaneously with the closing of the Initial Public Offering. Post-Business Combination, includes (i) 543,300 Private Shares, (ii) shares issuable upon exercise of 543,300 Private Warrants, (ii) shares issuable upon exercise of 250,000 Private Warrants which are expected to be issued in connection with the conversion of working capital loans related to expenses in conjunction with the Business combination. The business address of each of these entities and individuals is 850 Library Avenue, Suite 204, Newark, Delaware 19711.
(2)	Milan Vido Partners Pte. Ltd. owns 100% of Mobiv Pte. Ltd. and Peter Bilitsch, chief executive officer of the company, owns 100% of Milan Vido Partners Pte. Ltd. Includes 543,300 Placement Units purchased in a private placement that closed simultaneously with the closing of MOBV’s initial public offering. Post-Business Combination, includes (i) 543,300 Private Shares, (ii) 543,300 SVH Shares issuable upon exercise of 543,300 Private Warrants, (ii) 250,000 SVH Shares issuable upon exercise of 250,000 Private Warrants which are expected to be issued in connection with the conversion of working capital loans related to expenses in conjunction with the Business Combination.
(3)	Mr. Weng Kiat (Adron) Leow is director of our Sponsor, Mobiv Pte. Ltd., and its, holding company, Milan Vido Partners Pte. Ltd.
(4)	Includes 10,000 shares pursuant to a subscription agreement dated April 5, 2022, between Lloyd Bloom and the Sponsor at $5.00 per share.
(5)	According to a Schedule 13G/A filed on February 8, 2023, Space Summit Capital LLC acquired 777,645 MOBV Shares. The business address for the reporting person is 15455 Albright Street, Pacific Palisades, CA 90272.
(6)	The denominator includes (i) 543,300 Private Shares, (ii) 543,300 SVH Shares issuable upon exercise of 543,300 Private Warrants, (ii) 250,000 SVH shares issuable upon exercise of 250,000 Private Warrants which are expected to be issued in connection with the conversion of working capital loans related to expenses in conjunction with the Business Combination.

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SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the Shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Shares that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Securityholders. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. See “Plan of Distribution.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their Shares. The Selling Securityholders may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the Selling Securityholders may offer all, some or none of their securities, no definitive estimate as to the number of Shares that will be held by the Selling Securityholders after an offering can be provided. We will not receive any of the proceeds from the sale of the Shares sold by the Selling Securityholders.

The information in the table below is based upon information provided by the Selling Securityholders.

	Securities Owned Before the Offering	Securities to be Sold	Securities Owned After the Offering
Name of Selling	Ordinary	Ordinary	Ordinary
Securityholder	Shares	Shares(1)	Shares	%(2)%
Mobiv-Srivaru Trust	9,780,001	9,780,001	0	0	0

(1)	The amounts set forth in this column are the number of Shares that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other Shares that the Selling Securityholder may own beneficially or otherwise.

(2)	Assumes the Selling Securityholder does not sell any of the other Shares that it beneficially owns as of the date of this prospectus. The percentage of the Company’s Shares beneficially owned is computed on the basis of 32,326,753 Shares issued and outstanding as of January 30, 2024.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Consequences of the Ownership and Disposition of SVH Securities to U.S. Holders

Distributions on SVH Shares

If SVH makes distributions of cash or property on the SVH Shares, such distributions will be treated first as a dividend to the extent of SVH’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by SVH (or another applicable withholding agent). If SVH does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Utilization of MOBV’s Tax Attributes and Certain Other Adverse Tax Consequences to SVH and SVH’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

● either (a) the shares are readily tradable on an established securities market in the U.S. or (b) SVH is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

● SVH is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for SVH’s taxable year in which the dividend is paid or the preceding taxable year;

● the U.S. Holder satisfies certain holding period requirements;

● the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

● the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

There currently is no comprehensive income tax treaty between the U.S. and the Cayman Islands and there can be no assurances that SVH will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and any other jurisdiction in which SVH is resident for tax purposes. In addition, there also can be no assurance that SVH Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, SVH will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to SVH Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

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Subject to certain exceptions, dividends on SVH Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by SVH with respect to the SVH Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of SVH Securities

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of SVH securities in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of SVH securities generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the SVH securities for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any foreign tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under certain income tax treaties between the U.S. and other jurisdictions, which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of treaties to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of an SVH Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an SVH Share on the exercise of an SVH Warrant for cash. A U.S. Holder’s tax basis in an SVH Share received upon exercise of the SVH Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the MOBV Public Warrant exchanged therefor (assuming the Merger is not a taxable transaction, as discussed above) and the exercise price. The U.S. Holder’s holding period for an SVH Share received upon exercise of the SVH Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the SVH Warrant and will not include the period during which the U.S. Holder held the SVH Warrant. If an SVH Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the SVH Warrant.

The tax consequences of a cashless exercise of an SVH Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the SVH Shares received generally would equal the U.S. Holder’s basis in the SVH Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the SVH Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the SVH Warrants and will not include the period during which the U.S. Holder held the SVH Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the SVH Shares would include the holding period of the SVH Warrants exercised therefor.

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It is also possible that a cashless exercise of an SVH Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of SVH Securities.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of SVH Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the SVH Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the SVH Shares that would have been received in a regular exercise of the SVH Warrants deemed surrendered, net of the aggregate exercise price of such SVH Warrants and (ii) the U.S. Holder’s tax basis in such SVH Warrants. In this case, a U.S. Holder’s aggregate tax basis in the SVH Shares received would equal the sum of (i) U.S. Holder’s tax basis in the SVH Warrants deemed exercised and (ii) the aggregate exercise price of such SVH Warrants. A U.S. Holder’s holding period for the SVH Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the SVH Warrants and will not include the period during which the U.S. Holder held the SVH Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the SVH Shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of SVH Warrants.

Subject to the PFIC rules described below, if SVH redeems SVH Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “— Description of SVH Warrants — Public Shareholders’ Warrants” or if SVH purchases SVH warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of SVH Securities.”

Possible Constructive Distributions

The terms of each SVH Warrant provide for an adjustment to the number of SVH Shares for which the SVH Warrant may be exercised or to the exercise price of the SVH Warrant in certain events, as discussed in the section of this registration statement captioned “Description of SVH Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of an SVH Warrant would, however, be treated as receiving a constructive distribution from SVH if, for example, the adjustment increases the holder’s proportionate interest in SVH’s assets or earnings and profits (for instance, through an increase in the number of SVH Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the SVH Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on SVH Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such SVH Warrant received a cash distribution from SVH equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

Definition of a PFIC

A non-U.S. corporation will generally be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year is passive income (the “income test”) or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year) produce or are held for the production of passive income (the “asset test”). For this purpose, a corporation is generally treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of these rules, interest income earned by a corporation is considered to be passive income and subject to a limited working capital exception under the proposed Treasury regulations, cash held by a corporation is considered to be a passive asset.

PFIC status of SVH

Based on the anticipated assets and income of SVH, it is expected that SVH will generally not be a PFIC. Because PFIC status is based on income, assets and activities for the entire taxable year, however, it is not possible to determine SVH’s PFIC status for any taxable year until after the close of the taxable year. Accordingly, there can be no assurance that SVH will not be considered a PFIC for any taxable year.

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Application of PFIC rules to SVH securities

If (i) SVH is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and (ii) in the case of SVH Shares, the U.S. Holder did not make a timely and effective QEF Election (as defined below) for SVH’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SVH Shares (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”) or a Mark-to-Market Election (as defined below), then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:

● any gain recognized by the U.S. Holder on the sale or other disposition of its SVH securities; and

● any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of SVH securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under the Default PFIC Regime:

● the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its securities;

● the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which SVH is a PFIC, will be subject to tax as ordinary income;

● the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder included in such U.S. Holder’s holding period will be subject to tax at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

● an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder included in such U.S. Holder’s holding period.

QEF Election and Mark-to-Market Election

In general, if SVH is determined to be a PFIC, a U.S. Holder may avoid the Default PFIC Regime with respect to its SVH Shares (but not SVH Warrants) by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF Election with respect to SVH Shares, a U.S. Holder must receive certain information from SVH. Because SVH does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to SVH Shares.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election (a “Mark-to-Market Election”) with respect to such shares for such taxable year. A U.S. Holder that makes a valid Mark-to-Market Election for such holder’s First PFIC Holding Year will generally not be subject to the Default PFIC Regime with respect to its SVH Shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year that SVH is treated as a PFIC, the excess, if any, of the fair market value of its SVH Shares at the end of its taxable year over the adjusted basis in its SVH Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its SVH Shares over the fair market value of its SVH Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election). The U.S. Holder’s basis in its SVH Shares will be adjusted to reflect any such income or loss amounts, and any additional gain recognized on a sale or other taxable disposition of the SVH Shares in a taxable year in which SVH is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a Mark-to-Market Election for a taxable year after such holder’s First PFIC Holding Year. Currently, a Mark-to-Market Election may not be made with respect to SVH Warrants.

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The Mark-to-Market Election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq. U.S. Holders should consult their tax advisors regarding the availability and tax considerations relevant to a Mark-to-Market Election with respect to SVH Shares in their particular circumstances.

If SVH is determined to be a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders will generally be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if SVH receives a distribution from, or disposes of all or part of SVH’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A Mark-to-Market Election will generally not be available with respect to such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the tax considerations relevant to the deemed ownership of lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may be required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return (whether or not a QEF Election or a Mark-to-Market Election is made) and provide such other information as may be required by the U.S. Treasury Department. The rules governing PFICs and QEF Elections and Mark-to-Market Elections are complex and their application is affected by various factors in addition to those described above. Accordingly, U.S. Holders of SVH securities should consult their tax advisors concerning the application of the PFIC rules to SVH securities in their particular circumstances.

THE PFIC RULES ARE COMPLEX AND THEIR APPLICATION IS AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES TO THEM, INCLUDING WITH RESPECT TO WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSIDERATIONS RELEVANT TO THEM OF ANY SUCH ELECTION, THE APPLICATION OF THE PFIC RULES TO WARRANTS, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Non-U.S. Holders

The section applies to Non-U.S. Holders of SVH securities. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of SVH securities that is for U.S. federal income tax purposes not a U.S. Holder, including:

● a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

● a foreign corporation; or

● a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of SVH securities (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of exercising redemption rights with respect to MOBV Public Shares or the ownership and disposition of SVH securities.

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MATERIAL INDIAN INCOME TAX CONSIDERATIONS

Distributions on SVH Shares

Unless the stockholders are tax residents of India, there will be no Indian tax implications on them when receiving distribution of income from SVH.

Sale, Exchange, Redemption or Other Disposition of SVH Securities

As long as SVH securities derive their value substantially from Indian assets, these securities would be considered situated in India. The security shall be deemed to derive its value substantially from the assets (whether tangible or intangible) located in India, if, on the specified date, the value of such assets:

(i) exceeds INR 100 million; and

(ii) represents at least 50 per cent of the value of all the assets owned by SVH.

Therefore, regardless of whether the holder of such securities is US resident or resident of any other country, gains realized on the said disposition would be taxable in India except in the following circumstances:

●	The said gains are not taxable in India due to a favorable provision in the double tax avoidance agreement between India and the country of residence of the security holder and subject to the fact that the security holder satisfies the requirements of being eligible to the benefits of the said double taxation avoidance agreement.

●	The person realizing the capital gains by himself/herself/itself or along with associated enterprises, is not the holder of at least 5% of the voting power or does not hold right of management or control of SVH directly or indirectly during the 12 months period directly prior to the disposition.

●	The person realizing the capital gains by himself/herself/itself or along with associated enterprises, is not the holder of at least 5% of the voting power or does not hold right of management or control of SVM directly or indirectly.

●	The gains are realized by a non-resident who has invested in SVH directly or indirectly, through Category-I or Category-II foreign portfolio investor under the Securities and Exchange Board of India (Foreign Portfolio Investors) Regulations, 2014 prior to their repeal, made under the Securities and Exchange Board of India Act, 1992 or Category I foreign portfolio investor under the Securities and Exchange Board of India (Foreign Portfolio Investors) Regulations, 2019.

For this purpose, the valuation of the securities of SVH shall be required to be done on a specified date as prescribed in the ITA and as per the rule of valuation under the Income Tax Rules, 1962.

MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS

There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to the SVH Shares will be received free of all Cayman Islands taxes. SVH is registered as an exempted company pursuant to the Cayman Companies Act. SVH will apply for, and expects to receive, an undertaking from the Government of the Cayman Islands to the effect that, for a period of thirty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under SVH, or to the SVH shareholders thereof, in respect of any such property or income.

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CERTAIN MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Shares and should not be construed as legal or professional tax advice. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Any payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of shares is stampable if executed in or brought into the Cayman Islands.

We have been incorporated under the laws of the Cayman Islands as an exempted company limited by shares and, as such, have applied for and received an undertaking from the Financial Secretary of the Cayman Islands in substantially the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Galata:

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of our shares, debentures or other obligations; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the date hereof.

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PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 9,780,001 Shares.

We will not receive any proceeds from any sale by the Selling Securityholders of the Shares being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions), including but not limited to, on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act (“Rule 144”), if available, or in other transactions exempt from registration, rather than under this prospectus.

98

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

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SECURITIES ELIGIBLE FOR FUTURE SALES

As of January 30, 2024, we had 37,326,763 Shares issued and outstanding, 10,005,000 Public Warrants issued and outstanding, 250,000 Advisory Warrants held by ACP, and 543,000 Private Warrants held by the Sponsor, with each Warrant exercisable at $11.50 per one Ordinary Share. All of our Shares that were issued in connection with the Business Combination are freely tradable, except that our Shares received in the Business Combination by persons who become affiliates of our company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Sales of substantial amounts of our Shares in the public market could adversely affect prevailing market price of the Shares.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of Shares by the Sponsor pursuant to the Investor Rights Agreement, and to register the offer and sale of Shares of certain Company shareholders. See “Selling Securityholders”.

We cannot make any prediction as to the effect, if any, that sales of our Shares, or the availability of such securities for sale, will have on the market price of our securities.

Lock-up

Pursuant to the Investor Rights Agreement and the amended and restated bylaws of SVH, subject to certain exceptions, the holders of: (i) shares of common stock of MOBV issued as consideration pursuant to the business combination, (ii) any assumed SVH equity awards or warrants; or (iii) shares of common stock of MOBV underlying such assumed SVH equity awards or warrants, in each case, are restricted from selling or transferring any of the securities described in clauses (i), (ii) or (iii). Such restrictions began at the Closing and end at the date that is 180 days after the Closing. Pursuant to the Investor Rights Agreement, certain SVH shareholders have agreed to the same restrictions, and the Sponsor has agreed to similar restrictions for a period of 18 months with respect to MOBV Shares and Private Warrants held by it. However, following the expiration of such lock-up periods, the Sponsor and the other lock-up parties will not be restricted from selling SVH securities held by them, other than by applicable securities laws. As a result, sales of a substantial number of SVH Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of SVH Shares.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company must file a registration statement upon receipt of a demand registration request registering ordinary shares held by certain shareholders of SVH and use commercially reasonable efforts to have declared effective and maintain the effectiveness of such registration.

100

Rule 144

Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted Shares for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of Shares then issued and outstanding; or

●	the average weekly reported trading volume of the Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, reflecting its status as an entity that is not a shell company.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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EXPENSES RELATED TO THE OFFERING

We estimate that our expenses in connection with the offer and sale of our securities by the Selling Securityholders, will be as follows:

Expenses	Amount
SEC registration fee		$317.58
FINRA filing fee			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

SVH is a Cayman Islands exempted company. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. SVH been advised by Walkers (Cayman) LLP, SVH’s Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce against SVH judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (2), in original actions brought in the Cayman Islands, impose liabilities against SVH predicated upon the civil liability provisions of the federal securities laws of the United States or any state. In those circumstances, although there is no Cayman Islands statute which provides for automatic recognition or enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands may recognize and enforce an in personam foreign money judgment of a foreign court of competent jurisdiction, by an action commenced on the judgment obtained in the United States in the courts of the Cayman Islands without retrial on the merits at common law based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be one in respect of which the relevant United States court had jurisdiction over SVH according to Cayman Islands conflict of law rules, final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty or similar fiscal or revenue obligations or, in certain circumstances for in personam non-money-relief, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the courts of the Cayman Islands are unlikely to enforce a judgment obtained from a court of the United States under civil liability provisions of the federal securities laws of the United States if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from courts of the United States would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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EXPERTS

The consolidated financial statements of SVH as of December 31, 2023, March 31, 2023 and 2022, included in this prospectus of MOBV, which is referred to and made a part of the prospectus and registration statement, have been audited by Manohar Chowdhry & Associates, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

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LEGAL MATTERS

The validity of the SVH Shares registered by this prospectus and certain other legal matters will be passed upon by Walkers (Cayman) LLP.

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WHERE YOU CAN FIND MORE INFORMATION

Information and statements contained in this prospectus or any annex to this prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this prospectus.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.svmh.ai. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact via phone or in writing:

SVH

2nd Floor, Regatta Office Park, West Bay Road

P.O. Box 10655

Grand Cayman, KY1-1006

Cayman Islands

Telephone: +1 (888) 227-8066

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F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Srivaru Holding Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying Consolidated balance sheets of Srivaru Holding Limited and its subsidiary (the “Company”) as of December 31, 2023 and March 31, 2023, the related Consolidated statements of operations and comprehensive Income, stockholders’ equity and Consolidated cash flows, for the nine-month period ended December 31, 2023, and years ended March 31, 2023 and 2022, and the related notes (collectively referred to as the “ Consolidated financial statements”). In our opinion, the Consolidated financial statements present fairly, in all material respects, the Consolidated financial position of the Company as at December 31, 2023 and March 31, 2023, and the Consolidated results of its operations and its cash flows for the nine-month period ended December 31, 2023, and years ended March 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These Consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

Manohar Chowdhry & Associates

Chartered Accountants

We are serving as the Company’s auditor for the second year.

Chennai, India

February 5, 2024

F-2

Srivaru Holding Limited

CONSOLIDATED BALANCE SHEET

(all amounts are in $, except share data)

	December 31, 2023 ($)	March 31, 2023 ($)
ASSETS
Current assets:
Cash and cash equivalents	1,650,223	21,378
Marketable securities	4,623	14,415
Accounts receivable, net	-	-
Inventory	234,590	331,548
Deposits and advances	620,957	288,842
Total current assets	2,510,393	656,183

Property, plant and equipment, net	60,184	55,196
Non-Marketable securities	-	-
Deferred tax assets	-	-
Operating lease asset
Total long-term assets	60,184	55,196
Total assets	2,570,577	711,379
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	877,595	3,976
Accrued liabilities and others	47,589	55,571
Borrowings	283,692	1,158,390
Total current liabilities	1,208,876	1,217,937

Long-term loans	-	-
Other liabilities	300,000	-
Operating lease liability	-	-
Total non-current liabilities	300,000	-
Total liabilities	1,508,876	1,217,937

Commitments and Contingencies – See Note 11

Stockholders’ equity:

Ordinary Shares, $ 0.01 par value: 100,000,000 shares authorised as of December 31, 2023 (March 31, 2023; 20,000,000 shares); 32,326,763 (March 31, 2023; 19,147,698) shares issued or outstanding as of December 31, 2023.	323,268	191,477
Class A common stock, $0.000001 par value; 10,00,00,000 shares authorized: 3,972,528 shares issued or Outstanding as of December 31, 2023	4	-
Share Premium	5,086950	149,614
Profit on Consolidation	87,756	87,756
Non Controlling Interest	(47,721)	(14,979)
Other Comprehensive income	56,426	51,057
Accumulated deficit	(44,44,982)	(971,483)

Total stockholders’ equity	1,061,701	(506,558)
Total liabilities and stockholders’ equity	2,570,577	711,379

The accompanying notes should be read in connection with these consolidated financial statements.

F-3

Srivaru Holding Limited

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(all amounts are in $, except share data)

				Predecessor
	Nine-Month Period ended December 31, 2023	Year ended March 31, 2023	Period from June 16, 2021 through March 31, 2022	Period from April 1, 2021 through June 15, 2021
	($)	($)	($)	($)
Revenue	37,162	112,409	152,207	87,764
Cost of goods Sold	(67,458)	(132,780)	(124,834)	(76883)
Inventory write-down	(92,277)	(113,724)	-	-
Total Cost of Revenue	(159,735)	(246,504)	(124,834)	(76,883)
Gross Profit	(122,573)	(134,095)	27,373	10,881
General and administrative expenses	(3,267,381)	(405,078)	(268,656)	(59,586)
Selling and Distribution expenses	(177,645)	(2,814)	(36,447)	(4,713)
Depreciation and Amortisation	(14,639)	(24,545)	(27,974)	-
Operating loss	(3,582,238)	(566,532)	(305,704)	(53,418)
Other income, net	639	11,771	10,529	432
Finance Expenses	(50,839)	(55,946)	-	-
Loss before income taxes	(36,32,438)	(610,707)	(295,175)	(52,986)
Income tax expense/benefit	(26,162)	(64,241)	(34,155)	-
Net loss attributable to common stockholders	(3,658,600)	(674,948)	(329,330)	(52,986)
Loss attributable to Common Stock holders of Parent Company	(3,625,858)	(654,273)	(317,210)	(49,813)
Loss attributable to minority Stock holders	(32,742)	(20,675)	(12,120)	(3,173)

Loss per share attributable to common stockholders:
Basic & diluted	(0.18)	(0.04)	(0.03)	(0.02)
Weighted-average number of shares used in computing loss per share amounts:	20,297,871	19,145,415	1,51,55,318	2,611,260

The accompanying notes should be read in connection with these Consolidated financial statements.

F-4

Srivaru Holding Limited (Successor)

Srivaru Motors Private Limited (Predecessor)

STATEMENT OF STOCKHOLDERS’ EQUITY

(all amounts are in $, except share data)

	Number of Common Shares	Common Stock	Share Premium	Accumulated Deficit	Capital Reserve	Non- Controlling Interest	Other Comprehensive Income	Total Stockholders’ Equity
Balances as of April 01 , 2022	19,140,849	191,408	124,682	(317,210)	87,756	5,696	4,771	97,103
Common stock issued during the year	6,849	69	24,932	-	-		-	25,001
Net loss	-	-	-	(654,273)	-	(20,675)	-	(674,948)
Adjustments Pertaining to Business Combination	-	-	-	-	-	-	-	-
Profit on Consolidation	-	-	-	-	-	-	-	-
Exchange gain on translation of Foreign Subsidiaries	-	-	-	-	-	-	46,286	46,286
Balances as of March 31, 2023	19,147,698	191,477	149,614	(971,483)	87,756	(14,979)	51,057	(506,558)

	Number of Ordinary Shares	Ordinary Shares	Share Premium	Accumulated Deficit	Capital Reserve	Non- Controlling Interest	Other Comprehensive Income	Total Stockholders’ Equity
Balances as of April 01 , 2023	19,147,698	191,477	149,614	(971,483)	87,756	(14,979)	51,057	(506,558)
Ordinary shares issued during the year	13,179,065	131,791	4,937,336	-	-		-	5,069,127
Net loss	-	-	-	(3,625,858)	-	(32,742)	-	(3,658,600)
Class A common stock, $0.000001 par value; 100,000,000 shares authorized (3,972,528 shares issued/outstanding)	-	4	-	-	-	-	-	4
Exchange gain on translation of Foreign Subsidiaries	-	-	-	-	-	-	5,369	5,369
Adjustments Pertaining to Business Combination	-	-	-	152,359	-	-	-	152,359
Balances as of December 31, 2023	32,326,763	323,272	5,086,950	(4,444,982)	87,756	(47,721)	56,426	(10,61,701)

The accompanying notes should be read in connection with these consolidated financial statements.

F-5

Srivaru Holding Limited

Srivaru Motors Private Limited

CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts are in $, except share data)

				Predecessor
	Nine-Month Period ended December 31, 2023	Year ended March 31, 2023	Period from June 16, 2021 through March 31, 2022	Period from April 1, 2021 through June 15, 2021
	($)	($)	($)	($)
Cash flows from operating activities:
Net loss	(3,632,438)	(610,707)	(295,175)	(52,986)
Adjustment to reconcile net loss to net cash:
Depreciation and amortization	14,639	24,545	27,974	-
Advances Written-off	173,225	-
			-
Changes in operating assets and liabilities:			-
Accounts receivables, net	-	-	-	3,978
Inventory	96,958	103,555	(160,640)	72,320
Deposits and advances	(505,340)	129,748	(750)	(161,167)
Claims and advances	-	-	-	-
Accounts payable	873,619	(3,800)	(9,336)	7,928
Accrued and other liabilities	292,018	(27,411)	30,316	14,521
Cash flow from Operating activities	(26,87,319)	(384,070)	(407,611)	(115,406)
Income tax Paid	(26,162)	-	-
Net cash used in operating activities	(27,13,481)	(384,070)	(407,611)	(115,406)

Cash flow from investing activities:
Net sale/(purchase) of property, plant, and equipment	(19,627)	(13,491)	(17,694)	(3,858)
Investment in/sale of marketable securities/Subsidiaries	9,792	465	(191,812)	(455)
Net cash provided by/ (used in) investing activities	(9,835)	(13,026)	(209,506)	(4,313)

Cash flows from financing activities:
Issuance of equity stock through offering (net of expenses)	5,221,490	25,001	316,090	-
Proceeds from/Repayment of borrowings	(874,698)	271,582	342,010	110,273
Net cash provided by financing activities	43,46,792	296,583	658,100	110,273

Effects of exchange rate changes on cash and cash equivalents	5,369	46,286	4,771	-
Net Increase/(decrease) in cash and cash equivalents	1,628,845	(54,227)	45,754	(9,446)
Cash and cash equivalents at the beginning of the period	21,378	75,605	29,851	39,297
Cash and cash equivalents at the end of the period	1,650,223	21,378	75,605	29,851

The accompanying notes should be read in connection with these Consolidated Financial Statements

F-6

Srivaru Holding Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2023

Unless the context requires otherwise, all references in this report to “SVH,” “we,” “our” and “us” refer to Srivaru Holding Limited.

NOTE 1 – NATURE OF OPERATIONS AND MANAGEMENT’S PLANS

SVH is an investment Company incorporated outside India. The registered office of the Company is at the offices of Amicorp Cayman Fiduciary Limited, 2nd Floor, Regatta office Park, West Bay Road, P.O. Box 10655, Grand Cayman KY1 – 1006, Cayman Islands or at such other place as the Directors may from time to time decide. The Company has invested in one subsidiary, SVM, which is a clean tech electric two-wheeler manufacturer and with the goal to produce the best riding E2W vehicles for personal commuting. SVH believes that there is significant untapped engineering talent in India who are starving for an environmentally-friendly opportunity. While SVH invents, manufactures, and sells E2W vehicles it will create many opportunities at all levels for the people who are truly passionate. SVH wants these engineers to follow their hearts to create something useful for the larger community.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Preparation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

Business Combination/ Transaction:

On December 8, 2023 (the “Closing Date” and such closing, the “Closing”), we consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of March 13, 2023 (the “Business Combination Agreement”), by and among us, Pegasus Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”) and MOBV. As of the Closing Date, pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into MOBV (the “Merger”), with MOBV surviving the Merger as a wholly owned subsidiary of the Company (the “Business Combination”).

Exchange Consideration:

Each MOBV Share (except for the Excluded Shares, as defined below) was automatically converted as of the Effective Time into the right to receive the Per Share Consideration and each of the MOBV Warrants has automatically become a SVH Warrant and all rights with respect to MOBV Shares underlying the MOBV Warrants have automatically converted into rights with respect to SVH Shares and thereupon assumed by the SVH. The Excluded Shares refer to any MOBV Public Shares (a) held in the treasury of MOBV, (b) otherwise held by MOBV or (c) for which a public shareholder of MOBV has demanded that MOBV redeem.

Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company, which constitutes the only outstanding share of capital stock of the Surviving Company.

Each Excluded Share was surrendered and cancelled and has cease to exist and no consideration was be delivered exchange therefor.

Accounting for the Transaction:

SVH is both the legal and accounting acquirer as the shares of MOBV converted into the right to receive SVH Shares (the “Per Share Consideration”) and MOBV legally became SVH’s wholly owned subsidiary as a result of the merger with Merger Sub.

F-7

The Transaction was accounted for as an asset acquisition. MOBV does not qualify as a Business per ASC 805-10-55-3A. Since the acquisition is based on a monetary exchange, and most of the assets of MOBV are marketable securities in the Trust Account, the fair value of the assets is the more evident value. The liabilities assumed are all of short-term nature which are deemed to be at fair value. As such the fair value of the consideration given, in this case the transaction costs incurred, one to one share exchange and the Earn Out consideration should be allocated using the relative fair value approach based on the net asset value acquired from MOBV. Given the nature of the assets acquired and liabilities assumed from MOBV, an allocation of the transaction costs and Earnout consideration cannot be made to the net assets acquired. Accordingly, an immediate charge to operations would be recognized for the difference between the relative value allocated to the earnout and the fair value, as well as for the value of the transaction costs.

The Exchange Agreement does provide the Company with the obligation to purchase the SVM shares for cash. “Cash Exchange Payment” means with respect to a particular Call Exchange for which the Company has elected to make a Cash Exchange or a particular Put Exchange for which the Shareholder has elected to receive a Cash Exchange Payment: The terms both a call and a put option with same strike price and exercise dates applied and have a fixed redemption price. As such the Exchange Agreement should be classified as a liability under ASC 480 and the NCI removed from equity with the subsidiary reported at 100% by the parent.

Earn Out Share payments are within the scope of ASC 480. The Company agreed to issue 25,000,000 Earn Out Shares over a three-year period based on Vehicle Sales Revenue earned at each year, or in the aggregate for the three years. However, the number of shares to be delivered can vary based on the discretion of the Company Board to waive the applicable Vehicle Sales Revenue trigger and release all or any portion of the Earnout shares available, accordingly a liability will be record for the fair value of the Earn Out shares

b) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Management believes that the estimates and assumptions used in the preparation of the financial statements are prudent and reasonable. Significant estimates and assumptions are generally used for, but not limited to allowance for uncollectible accounts receivable; sales returns; normal loss during production; inventory write-downs; future obligations under employee benefit plans; the useful lives of property, plant, equipment; intangible assets; valuations; impairment of goodwill and investments; recoverability of advances; the valuation of options granted, and warrants issued; and income tax and deferred tax valuation allowances, if any. Actual results could differ from those estimates. Appropriate changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. Critical accounting estimates could change from period to period and could have a material impact on SVH’s results, operations, financial position, and cash flows. Changes in estimates are reflected in the financial statements in the period in which changes are made and, if material, their effects are disclosed in the notes to the consolidated financial statements.

c) Revenue recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of this standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

ASC 606 prescribes a 5-step process to achieve its core principle. The Company recognizes revenue from trading, rental, or product sales as follows:

I.	Identify the contract with the customer.
II.	Identify the contractual performance obligations.
III.	Determine the amount of consideration/price for the transaction.
IV.	Allocate the determined amount of consideration/price to the contractual obligations.
V.	Recognize revenue when or as the performing party satisfies performance obligations.

The consideration/price for the transaction (performance obligation(s)) is determined as per the agreement or invoice (contract) for the services and products in the automobile segment. Refer to Note 14 - “Revenue Recognition.”

F-8

d) Cost of Revenue

Our cost of revenue includes costs associated with labor expense, components, manufacturing overhead, and outbound freight for our products division.

(e) Earnings/(Loss) per Share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss by the number of weighted-average outstanding common shares. Diluted net loss per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result.

The weighted average number of shares outstanding for the nine-month period ended December 31, 2023 and March 31, 2023, used for the computation of basic earnings per share (“EPS”) is 20,297,871 and 19,145,415 respectively.

f) Income taxes

The Company accounts for income taxes under the asset and liability method, in accordance with ASC 740, Income Taxes, which requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is established and recorded when management determines that some or all of the deferred tax assets are not likely to be realized and therefore, it is necessary to reduce deferred tax assets to the amount expected to be realized.

In evaluating a tax position for recognition, management evaluates whether it is more-likely-than-not that a position will be sustained upon examination, including resolution of related appeals or litigation processes, based on technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold, the tax position is measured and recognized in the Company’s financial statements as the largest amount of tax benefit that, in management’s judgment, is greater than 50% likely of being realized upon settlement. As of December 31, 2023, there was no significant liability for income tax associated with unrecognized tax benefits.

g) Accounts receivable

We make estimates of the collectability of our accounts receivable by analyzing historical payment patterns, customer concentrations, customer creditworthiness, and current economic trends. If the financial condition of a customer deteriorates, additional allowances may be required. We had $ NIL accounts receivable, net of provision for doubtful debt of $ NIL as of December 31, 2023 (March 31, 2023; $ Nil).

h) Cash and cash equivalents

For financial statement purposes, the Company considers all highly liquid debt instruments with maturity of three months or less, to be cash equivalents. The Company maintains its cash in bank accounts in India. The cash and cash equivalents in the Company on December 31, 2023 was approximately $ 1,650 thousand (March 31, 2023; $ 21 thousand).

i) Short-term and long-term investments

Our policy for short-term and long-term investments is to establish a high-quality portfolio that preserves principal, meets liquidity needs, avoids inappropriate concentrations, and delivers an appropriate yield in relationship to our investment guidelines and market conditions. Short-term and long-term investments consist of corporate, various government agency and municipal debt securities, as well as certificates of deposit that have maturity dates that are greater than 90 days. Certificates of deposit are carried at cost which approximates fair value. Available-for-sale securities: Investments in debt securities that are classified as available for sale shall be measured subsequently at fair value in the statement of financial position.

F-9

Investments are initially measured at cost, which is the fair value of the consideration given for them, including transaction costs. Where the Company’s ownership interest is in excess of 20% and the Company has a significant influence, the Company has accounted for the investment based on the equity method in accordance with ASC Topic 323, “Investments – Equity method and Joint Ventures.” Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity investee is recognized in the consolidated statements of operations and its share of post-acquisition movements in accumulated other comprehensive income / (loss) is recognized in other comprehensive income / (loss). Where the Company does not have significant influence, the Company has accounted for the investment in accordance with ASC Topic 321, “Investments-Equity Securities.”

As of December 31, 2023, investment in marketable securities is valued at fair value and investment in non-marketable securities with ownership less than 20% is valued at cost as per ASC Topic 321, “Investments-Equity Securities.”

j) Property, plant, and equipment (PP&E)

Property and equipment are recorded at cost net of accumulated depreciation and depreciated over their estimated useful lives using the Written down value method.

Upon retirement or disposition, cost and related accumulated depreciation of the property and equipment are de-recognized, and any gain or loss is reflected in the results of operation. Cost of additions and substantial improvements to property and equipment are capitalized. The cost of maintenance and repairs of the property and equipment are charged to operating expenses as incurred.

k) Fair value of financial instruments

ASC 820, “Fair Value Measurement” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying amounts of the Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair values due to the nature of the items. Please refer to Note 15, “Fair value of financial instruments,” for further information.

l) Concentration of credit risk and significant customers

Financial instruments, which potentially expose the Company to concentrations of credit risk, are primarily comprised of cash and cash equivalents, investments, accounts receivable and unbilled accounts receivable, if any. The Company places its cash, investments in highly rated financial institutions. The Company adheres to a formal investment policy with the primary objective of preservation of principal, which contains credit rating minimums and diversification requirements. Management believes its credit policies reflect normal industry terms and business risk. The Company does not anticipate non-performance by the counterparties and, accordingly, does not require collateral. During Fiscal 2023, sales were spread across customers in India and the credit concentration risk is low.

m) Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. We record associated legal fees as incurred. Information regarding our commitments and contingencies is incorporated by reference in Note 11, “Commitments and contingencies” of these financial statements.

F-10

n) Impairment of long – lived assets

The Company reviews its long-lived assets, with finite lives, for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable. Such circumstances include, though are not limited to, significant or sustained declines in revenues or earnings, future anticipated cash flows, business plans and material adverse changes in the economic climate, such as changes in operating environment, competitive information, and impact of changes in government policies. For assets that the Company intends to hold for use, if the total of the expected future undiscounted cash flows produced by the assets or subsidiary company is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value and carrying value of the assets. For assets, the Company intends to dispose of by sale, a loss is recognized for the amount by which the estimated fair value less cost to sell is less than the carrying value of the assets. Fair value is determined based on quoted market prices, if available, or other valuation techniques including discounted future net cash flows. Unlike goodwill, long-lived assets are assessed for impairment only where there are any specific indicators for impairment.

o) Inventory

Inventory is valued at the lower of cost or net realizable value, which is defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Inventory consists of raw materials, finished goods related to manufacture of Electric vehicles. Inventory is primarily accounted for using the weighted average cost method. Primary costs include raw materials, packaging, direct labor, overhead, shipping and the depreciation of manufacturing equipment. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance, and property taxes.

Electric Vehicles are measured at net realizable value, with changes recognized in profit or loss only when the Vehicle:

-	has a reliable, readily determinable, and realizable market value;
-	has relatively insignificant and predictable costs of disposal; and
-	is available for immediate delivery.

Abnormal amounts of idle facility expense, freight, handling costs, scrap, discontinued products and wasted material (spoilage) are expensed in the period they are incurred.

p) Foreign currency translation

the Company operates in India, Cayman Islands and a substantial portion of the Company’s financials are denominated in the Indian Rupee (“INR”). As a result, changes in the relative values of the U.S. Dollar (“USD”), or the INR affect financial statements.

The accompanying financial statements are reported in USD. The INR is the functional currencies for subsidiary of the Company. The translation of the functional currencies into U.S. dollars is performed for assets and liabilities using the exchange rates in effect at the balance sheet date and for revenues and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income/(loss), a separate component of shareholders’ equity.

	Year End Average Rate		Year End Rate
Period	(P&L rate)		(Balance sheet rate)
Year ended December 31, 2023	INR	82.7072 Per USD	INR	83.1975 Per USD

Year ended March 31, 2023	INR	79.0120 Per USD	INR	82.2169 Per USD

F-11

q) Leases

Lessor Accounting

Under the current ASU guidance, contract consideration will be allocated to its lease components and non-lease components (such as maintenance). For the Company as a lessor, any non-lease components will be accounted for under ASC Topic 606, “Revenue from Contracts with Customers,” unless the Company elects a lessor practical expedient to not separate the non-lease components from the associated lease component. The amendments in ASU 2018-11 also provide lessors with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component and, instead, to account for those components as a single component if the non-lease components otherwise would be accounted for under the new revenue guidance (“Topic 606”). To elect the practical expedient, the timing and pattern of transfer of the lease and non-lease components must be the same and the lease component must meet the criteria to be classified as an operating lease if accounted for separately. If these criteria are met, the single component will be accounted for under either Topic 842 or Topic 606 depending on which component(s) are predominant. The lessor practical expedient to not separate non-lease components from the associated component must be elected for all existing and new leases.

As lessor, the Company expects that post-adoption substantially all existing leases will have no change in the timing of revenue recognition until their expiration or termination. The Company expects to elect the lessor practical expedient to not separate non-lease components such as maintenance from the associated lease for all existing and new leases and to account for the combined component as a single lease component. The timing of revenue recognition is expected to be the same for the majority of the Company’s new leases as compared to similar existing leases; however, certain categories of new leases could have different revenue recognition patterns as compared to similar existing leases.

For leases that are accounted for as operating leases, income is recognized on a straight-line basis over the term of the lease contract. Generally, when a lease is more than 180 days delinquent (where more than three monthly payments are owed), the lease is classified as being on nonaccrual and the Company stops recognizing leasing income on that date. Payments received on leases in nonaccrual status generally reduce the lease receivable. Leases on nonaccrual status remain classified as such until there is sustained payment performance that, in the Company’s judgment, would indicate that all contractual amounts will be collected in full.

Lessee Accounting

The Company adopted ASU 2016-02 effective April 1, 2020 using the modified retrospective approach. The standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. In connection with the adoption, the Company will elect to utilize the modified retrospective presentation whereby the Company will continue to present prior period financial statements and disclosures under ASC Topic 840. In addition, the Company will elect the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification and initial direct costs. Further, the Company will adopt a short-term lease exception policy, permitting us to not apply the recognition requirements of this standard to short-term leases (i.e., leases with terms of 12 months or less), and an accounting policy to account for lease and non-lease components as a single component for certain classes of assets.

Under ASU 2016-02 (Topic 842), lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

F-12

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. There was no impairment for right-of-use lease assets as of December 31, 2023 (March 31, 2023: $ Nil).

The Company categorizes leases at their inception as either operating or finance leases. On certain lease agreements, the Company may receive rent holidays and other incentives. The Company recognizes lease costs on a straight-line basis without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. Please refer to Note 9, “Leases,” for further information.

r) Recently issued and adopted accounting pronouncements

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (“FASB”) in the form of accounting standards updates (“ASUs”) to the FASB’s Accounting Standards Codification. The Company considers the applicability and impact of all ASUs. Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

NOTE 3 – INVENTORY

	As of December 31, 2023 ($)	As of March 31, 2023 ($)
Raw Materials*	211,152	251,273
Work in Progress	-	-
Finished Goods	23,438	80,275
Total	234,590	331,548

*	During period ended December 31, 2023, the Company write-down approximately $92 thousand (Fiscal Year 2023: $114 thousand) of inventory on account of compliance with the revised Automotive Industry Standards (AIS)-156 and AIS-038 regulations issued by the Govt of India w.r.t EV batteries. These charges were recorded in Cost of Revenue in the consolidated statements of operations.

NOTE 4 – DEPOSITS AND ADVANCES

	As of December 31, 2023 ($)	As of March 31, 2023 ($)
Prepaid expense and other current assets	542,860	52,258
Advance to Suppliers	78,097	236,584

Total	620,957	288,842

Prepaid and other current assets include approximately $ 383 thousand (March 31, 2023: 2 thousand) prepaid insurance for the year ended December 31, 2023. The Advances to suppliers primarily relate to advances to suppliers of component suppliers in the Vehicle manufacturing segment and also towards supply of capital equipment

F-13

NOTE 5 – PROPERTY, PLANT, AND EQUIPMENT

	As of December 31, 2023 ($)	As of March 31, 2023 ($)
Computer & Software & Accessories	38,037	38,037
Electrical Fittings	5,883	5,883
Furniture & Fittings	27,047	27,047
Office Equipment	6,890	6,890
Plant & Machinery	72,590	52,963
Vehicle	5,678	5,678
Total Gross Value	156,125	136,498
Less: Accumulated depreciation	(95,941)	(81,302)
Total Property, plant and equipment, net	60,184	55,196

The depreciation expense in December 31, 2023 and Fiscal 2023, amounted to approximately $15 thousand and $25 thousand, respectively. The net increase in total Property, Plant & Equipment is primarily due to investment in new plant & machinery which is off set by depreciation and foreign exchange translations.

NOTE 6 – INVESTMENTS IN MARKETABLE SECURITIES

	As of December 31, 2023 ($)	As of March 31, 2023 ($)
Other Bank balances	4,623	14,415
Total	4,623	14,415

(i)	Other bank balances represent the fixed deposits maintained by the Company with the Banks in India which has maturity of more than 3 months as at the year end.

NOTE 7 – CLAIMS AND ADVANCES

	As of December 31, 2023 ($)	As of March 31, 2023 ($)
Refundable taxes (1)	-	86

Total	-	86

(1)	The balance represents Tax deducted by the Vendors/ Suppliers which will be refunded to the Company upon filing of income tax return for the respective year.

NOTE 8 – LEASES

The Company has short-term leases primarily consisting of spaces with the remaining lease term being less than or equal to 12 months. The total short- term lease expense and cash paid for the nine-month period ended December 31, 2023 is approximately $ 22 thousand (March 31, 2023; $ 29 thousand).

NOTE 9 – ACCRUED LIABILITIES AND OTHERS

	As of December 31, 2023 ($)	As of March 31, 2023 ($)
Compensation and other contributions	18,170	15,193
Other current liability	26,679	37,485
Advance from customers	2,740	2,893
Total - Current	47,589	55,571
Other current liability – Non-Current	300,000	-

Compensation and other contribution related liabilities consist of accrued salaries to employees. Other current liability also includes $ 25 thousand of dealer deposits received from various dealers as of December 31, 2023 (March 31, 2023: $ 28 thousand).

F-14

NOTE 10 – LOANS AND OTHER LIABILITIES

Short-term loans:

As of December 31, 2023, the Company has the following loans:

a)

Working capital loan and overdraft loan facility of USD 1.22 million with Hongkong and Shanghai Banking Corporation Limited (as renewed from time to time, the “HSBC Facility”). The current balance as of December 31, 2023, under the HSBC Facility is approximately USD 0.4 million (Debit). These loans are repayable on demand. The HSBC Facility carries interest rates set using the MCLR/3M T-Bill standards or any other external benchmark determined by the bank annually. Interest is calculated daily on the outstanding balances. The HSBC Facility is secured by SVM’s current assets.

b)	Loan from the related Party is taken from the Managing Director of the Company. These loans are unsecured and are repayable on demand.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the financial statements as of December 31, 2023 (March 31, 2023: Nil).

Earnout

Pursuant to the Merger Agreement, certain shareholders of SVH (the “Pre-Closing Company Shareholders”) and certain shareholders of SVM India (as defined below) (the “Other SVM India Stockholders” and together with the Pre-Closing Company Shareholders, the “Earnout Group”) are entitled to receive their Pro Rata Portion (as defined in the Merger Agreement) of up to 25,000,000 SVH Shares (the “Earnout Shares”).

Exchange Agreements.

At the Closing, certain shareholders of SVM have entered into exchange agreements (the “Exchange Agreements”) with SVH, pursuant to which, among other things, such shareholders of SVM have a right to transfer one or more shares owned by them in SVM to SVH in exchange for the delivery of SVH Shares or cash payment, subject to the terms and conditions set forth in the Exchange Agreements. In connection with the Exchange Agreement, SVH has reserved 951,327 shares.

NOTE 12 – FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 2023, the Company’s marketable securities consist of liquid funds, which have been classified as Level 1 of the fair value hierarchy because they have been valued using quoted prices in active markets. The Company’s cash and cash equivalents have also been classified as Level 1 on the same principle. Financial instruments are classified as current if they are expected to be liquidated within the next twelve months. The Company’s remaining investments have been classified as Level 3 instruments as there is little or no market data. Level 3 investments are valued using cost-method.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2023, and March 31, 2023, and indicates the fair value hierarchy of the valuation techniques the Company used to determine such fair value

	Level 1 ($)	Level 2 ($)	Level 3 ($)	Total ($)
December 31, 2023

Cash and cash equivalents:	1,650,223	-	-	1,650,223
Total cash and cash equivalents	1,650,223	-	-	1,650,223

Investments:
Marketable securities	4,623	-	-	4,623
Total Investment	4,623	-	-	4,623

	Level 1 ($)	Level 2 ($)	Level 3 ($)	Total ($)
March 31, 2023

Cash and cash equivalents:	21,378	-	-	21,378
Total cash and cash equivalents	21,378	-	-	21,378

Investments:
Marketable securities	14,415	-	-	14,415
Total Investment	14,415	-	-	14,415

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NOTE 13 – INCOME TAXES

The Company calculates its provision for Income tax based on the current tax law Prevailing in India. Due to the Company’s history of losses, there is no income tax liability accrued in the books during the current year and the previous year.

The significant components of deferred income tax expense/(benefit) from operations for each of the years ended are approximated as following:

Deferred income taxes	December 31, 2023 ($)	March 31, 2023 ($)

Net operating loss carry-forwards	-	64,241

Net deferred tax asset	-	64,241

Valuation allowance	-	(64,241)
	-	-

A valuation allowance is recognized against deferred tax assets when, based on the consideration of all available positive and negative evidence using a more likely than not criteria, it is determined that all or a portion of these tax benefits may not be realized. This assessment requires consideration of all sources of taxable income available to realize the deferred tax asset including taxable income in prior carry-back years, future reversals of existing temporary differences, tax planning strategies and future taxable income exclusive of reversing temporary differences and carryforwards. The Company incurred losses on a cumulative basis for the two-year period ended March 31, 2023, which is considered to be significant negative evidence. The positive evidence considered in support was insufficient to overcome this negative evidence. As a result, the Company established a full valuation allowance for its net deferred tax asset in the amount of $;Nil thousand as of December 31, 2023 (March 31, 2023: $64 thousand).

The Company files the income tax returns in India.

RESULTS OF OPERATIONS

NOTE 14 – REVENUE

Revenue is measured at the fair value of the consideration received or receivable. Amounts disclosed as revenue are net of returns, discounts, sales incentives, goods & service tax. The Company recognizes revenue when the amount of revenue and its related cost can be reliably measured and it is probable that future economic benefits will flow to the entity and degree of managerial involvement associated with ownership or effective control have been met for each of the Company’s activities. Revenue is recognized for domestic sales of vehicles, spare parts, and accessories when the Company transfers control over such products to the customer on dispatch from the factory.

Net sales disaggregated by significant products and services for years ended is as follows:

				Predecessor
	Nine-month period ended December 31, 2023	Year ended March 31, 2023	Period from June 16, 2021 through March 31, 2022	Period from April 1, 2021 through June 15, 2021
Vehicle Manufacturing
Vehicle Sales (1)	29,017	100,022	147,505	85,684
Others	8,145	12,387	4,702	2,080

Total	37,162	112,409	152,207	87,764

(1)	Revenue from Sales of Vehicle represents sale of Electric Bikes to Authorized dealers in and around India.

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NOTE 15 – SEGMENT INFORMATION

FASB ASC 280, “Segment Reporting” establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group (“CODM”), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on our integration and Management strategies, we operate in one reportable segment which is vehicle manufacturing. There are no other significant reportable segments.

NOTE 16 – SUBSEQUENT EVENTS

There are no significant subsequent events to reported as at the Reporting date.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Controls and Procedures

There were no changes in and disagreements with accountants on accounting and financial disclosures.

(a) Evaluation of disclosure controls and procedures

Our Management maintains disclosure controls and procedures as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) that are designed to provide reasonable assurance that information required to be disclosed in our reports filed or submitted under the Exchange Act is processed, recorded, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Management, including our Chief Executive Officer and Principal Financial Officer (our principal executive officer and principal financial officer, respectively), as appropriate, to allow for timely decisions regarding required disclosure.

Our Management, including the Chief Executive Officer and Principal Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures were effective to ensure that the information required to be disclosed in the reports filed or submitted by us under the Exchange Act was recorded, processed, summarized and reported within the requisite time periods and that such information was accumulated and communicated to our Management, including our Chief Executive Officer and Principal Financial Officer, as appropriate to allow for timely decisions regarding required disclosure.

(b) Changes in internal control over financial reporting

Our Management, including our Chief Executive Officer and Principal Financial Officer, evaluated our “internal control over financial reporting” as defined in Exchange Act Rule 13a-15(f) to determine whether any changes in our internal control over financial reporting occurred during Fiscal 2023, that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Based on that evaluation, there were no changes in our internal control over financial reporting during Fiscal 2023, that have materially affected or are reasonably likely to materially affect our internal control over financial reporting

Other Information

None.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Articles of Association provide that we shall indemnify and hold harmless, to the fullest extent permitted under the laws of the Cayman Islands as they presently exist or may hereafter be amended, any director or officer who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer or, while serving as a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Article 45.4 of the Articles of Association, we shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

We have also entered into indemnification agreements with our directors under law, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations undr the indemnification agreements will be subject to certain customary restrictions and exceptions.

In addition, we maintain, and are obligated to establish and maintain for at least six years, standard and tail policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

In conjunction with the Business Combination we entered into the Securities Purchase Agreement dated November 7, 2023 (the “SPA”) with certain Investors (as defined therein), pursuant to which we became obligated to issue 4,780,001 ordinary shares to the Investors at the Closing. Subsequent to the Closing, the VWAP (as defined in the SPA) of our ordinary shares for five (5) trading days in any consecutive ten (10) day period was equal to or less than $0.50, which entitled the Investors to an additional 5,000,000 ordinary shares pursuant to the terms of the SPA and which were subsequently issued to the Investors. In consideration for the shares due under the SPA, the Investors facilitated the Closing by way of entering into the Non-Redemption Agreement with MOBV on November 7, 2023 (the “NRA”).

Pursuant to a side letter agreement entered into between the Company, MOBV and the Sponsor, the Company agreed to reimburse the Sponsor for the Sponsor-owned shares in MOBV used as non-redemption consideration under the NRA, ultimately requiring the issuance of 3,044,875 ordinary shares to the Sponsor at Closing.

Pursuant to an engagement agreement dated November 19, 2022, and subsequent amendment thereto entered into by and between the Company, Sagiv Shiv and Vincent Calicchia (the “Advisors”), the Company received financial advisory services throughout the course of the Business Combination in exchange for the issuance of 2,600,000 ordinary shares to the Advisors.

Pursuant to the amended satisfaction and discharge of indebtedness agreement dated November 8, 2023, between the Company, MOBV and EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton”), the Company issued 600,000 ordinary shares to EF Hutton in exchange for the discharge of indebtedness in the amount of $1,000,000 that would have otherwise been due at Closing.

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Item 8. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2023, by and among Mobiv Acquisition Corp, Pegasus Merger Sub. Inc. and SRIVARU Holding Limited (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

2.2	First Amendment dated August 4, 2023, to the Agreement and Plan of Merger, dated as of March 13, 2023, by and among Mobiv Acquisition Corp, Pegasus Merger Sub. Inc. and SRIVARU Holding Limited (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

3.1	Memorandum of Association of SRIVARU Holding Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

3.2	Articles of Association of SRIVARU Holding Limited (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

3.3	Amended and Restated Memorandum and Articles of Association of SRIVARU Holding Limited effective July 28, 2023 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

4.1	Warrant Agreement, dated as of August 3, 2022, between Continental Stock Transfer & Trust Company and Mobiv Acquisition Corp (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

4.2*	Warrant Assignment and Assumption Agreement dated December 8, 2023, by and between SRIVARU Holding Limited, Mobiv Acquisition Corp, and Continental Stock Transfer & Trust Company.

4.3	Specimen Share Certificate of SRIVARU Holding Limited (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

4.4	Specimen Warrant Certificate of SRIVARU Holding Limited (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

5.1*	Opinion of Walkers (Cayman) LLP

10.1	Sponsor Support Agreement, dated as of March 13, 2023, by and between Mobiv Pte. Ltd. and SRIVARU Holding Limited (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.2	Transaction Support Agreement, dated as of March 13, 2023, by and among Mobiv Acquisition Corp and certain stockholders of SRIVARU Holding Limited (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.3	Registration Rights Agreement, dated as of March 13, 2023, by and among SRIVARU Holding Limited, Mobiv Pte. Ltd. and certain stockholders of SRIVARU Holding Limited (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.4	Lockup Agreement, dated as of March 13, 2023, by and among SRIVARU Holding Limited, Mobiv Pte. Ltd. and certain stockholders of SRIVARU Holding Limited (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.5*	Exchange Agreement, dated December 8, 2023, by and among SRIVARU Holding Limited, SRIVARU Motors Private Limited, and certain shareholders of SRIVARU Motors Private Limited.

10.6*	Earnout Escrow Agreement, dated December 8, 2023, by and between SRIVARU Holding Limited, Continental Stock Transfer & Trust Company and Mohanraj Ramasamy, as representative of the Earnout Group.

10.7	Indemnity Agreement, effective as of October 5, 2022, by and between SRIVARU Holding Limited and Mohanraj Ramasamy (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.8	Form of Employment Agreement between SRIVARU Holding Limited and executive officers of SRIVARU Holding Limited (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.9	Form of SRIVARU Holding Limited Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-4/A filed on August 22, 2023 (File No. 333-272717)).

10.10	Investment Management Trust Agreement, dated as of August 3, 2022, between Continental Stock Transfer & Trust Company and Mobiv Acquisition Corp (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.11	Securities Purchase Agreement dated November 7, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on November 8, 2023).

21.1*	List of Subsidiaries.

23.1*	Consent of Manohar Chowdhry & Associates relating to the financial statements of SRIVARU Holding Limited.

23.3	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).

107*	Filing Fee Table.

* Previously filed.

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Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
(1)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on February 22, 2024.

SRIVARU Holding Limited

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mohanraj Ramasamy	Chief Executive Officer and Director (principal executive officer)	February 22, 2024
Mohanraj Ramasamy

*	Chief Financial Officer (principal financial officer and principal accounting officer)
Weng Kiat Leow		February 22, 2024

*	Director
Ganesh Iyer		February 22, 2024

*	Director
Mohsen Moazami		February 22, 2024

*	Director
Jonathan Reichental		February 22, 2024

*	Director
Lata Gullapalli		February 22, 2024

*	Director
Peter Bilitsch		February 22, 2024

* Signed by Mohanraj Ramasamy pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on February 6, 2024.

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, SRIVARU Holding Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States on February 22, 2024.

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	Chief Executive Officer

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